UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

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GW PHARMACEUTICALS PLC

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GW Pharmaceuticals plc

(Incorporated and registered in England and Wales

with registered number 04160917)

Registered office: Sovereign House, Vision Park, Chivers Way, Histon, Cambridge CB24 9BZ, United Kingdom

April 29, 2019

Dear Shareholder:

2019 Annual General Meeting of GW Pharmaceuticals plc (the “AGM”)

This letter, the notice of the AGM set out in this document (the “Notice”) and associated materials for the AGM are being sent to you because, as of April 15, 2019 (being the latest practicable date before the circulation of this document), you are registered as a holder of ordinary shares in the register of members of the Company. However, this letter, the Notice and associated materials will also be available to holders of American Depositary Shares (“ADS”) and contain information relevant to holders of ADSs.

I am pleased to confirm that our AGM will take place at 10:00 a.m. London time (5:00 a.m. New York City time) on Thursday, June 13, 2019 at Chandos House, 2 Queen Anne Street, London W1G 9LQ, England. The Notice is set out in this document and it contains the resolutions to be proposed at the AGM (the “Resolutions”).

Action to be taken by holders of ordinary shares in the Company

If you are a holder of ADSs, please ignore this section and refer instead to the section below “—Holders of American Depositary Shares”.

If you are a holder of ordinary shares in the Company and are planning to attend the AGM in person (or by way of corporate representative), it would be helpful if you could inform Pam Land on +44 (0)19 8061 0624 or Laura Fougman on +44 (0)20 7291 0555.

If you are unable to attend the AGM, you can still vote on the Resolutions by appointing a proxy. A form of proxy for use at the AGM is enclosed. You are advised to complete and return the form of proxy in accordance with the instructions printed on it and so as to arrive at the Company’s registrar, Link Asset Services, PXS1, 34 Beckenham Road, Beckenham, Kent BR3 4ZF, England as soon as possible but in any event by no later than 10:00 a.m. London time (5:00 a.m. New York City time) on Tuesday, June 11, 2019.

You may also submit your proxy vote online at www.signalshares.com (see instructions on form of proxy) to arrive by no later than 10:00 a.m. London time (5:00 a.m. New York City time) on Tuesday, June 11, 2019. The return of a form of proxy or the electronic appointment of a proxy does not preclude you from attending and voting at the AGM if you so wish.

In order to attend and vote at the AGM as an ordinary shareholder, you must continue to be registered as a holder of ordinary shares in the Company’s register of members as of 6:30 p.m. London time (1:30 p.m. New York City time) on Tuesday, June 11, 2019.

Therefore, if you sell or transfer your ordinary shares in the Company on or prior to June 11, 2019, your form of proxy can no longer be used and, if submitted (whether before or after you sell or transfer your ordinary shares), will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Adam George, Company Secretary to request a new form of proxy for its use.

Should you elect to convert your holding of ordinary shares in the capital of the Company into an interest in the capital of the Company represented by ADSs before the AGM, you will cease to be a holder of ordinary shares in your own name and will not be entitled to attend and vote at the AGM as an ordinary shareholder. You will also not be able to use the enclosed form of proxy. However, you may be able to exercise your vote as a holder of an interest in the capital of the Company represented by American Depositary Shares—please refer to the next section “—Holders of American Depositary Shares”.

Holders of American Depositary Shares

In order to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs, you or your bank, broker or nominee must be registered as a holder of ADSs in the ADS register by 5:00 p.m. New York City time on Tuesday, April 16, 2019 (the record date for ADS holders).

If you hold ADSs through a bank, broker or nominee on April 16, 2019, the AGM documentation, including the ADS proxy card, will be sent to your broker who should forward the materials to you. Please reach out to your broker to provide your voting instructions.

Please note that ADS proxy cards submitted by ADS holders must be received by Citibank, N.A. on or before 10:00 A.M. (New York City time) on the Deadline: June 10, 2019.

Contacts for ADS holders

If you have queries about how you can deliver voting instructions, please contact Citibank, N.A.—ADR Shareholder Services at tel: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077.

If at any point you require guidance, please contact Adam George, Company Secretary, by email: ageorge@gwpharm.com, tel: +44 (20)7 291 0552.

Recommendation

You will find an explanatory note in relation to each of the Resolutions in the attached proxy statement. Your Directors consider that each Resolution is in the best interests of the Company and its shareholders as a whole and is likely to promote the success of the Company. Accordingly, your Directors unanimously recommend that you vote in favour of the Resolutions as each of the Directors with personal holdings of shares in the Company intends to do in respect of their own beneficial holdings of shares.

Thank you for your ongoing support of GW Pharmaceuticals.

Yours sincerely,

/s/ Dr. Geoffrey W Guy
Dr. Geoffrey W Guy
Chairman, GW Pharmaceuticals plc

GW Pharmaceuticals plc

(Incorporated and registered in England and Wales

with registered number 04160917)

NOTICE OF 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY JUNE 13, 2019

NOTICE is hereby given that the Annual General Meeting (“AGM”) of GW Pharmaceuticals plc, a public limited company incorporated under the laws of England and Wales (referred to herein as the “Company,” “we,” “us” and “our”), will be held on Thursday June 13, 2019, at 10:00 a.m. London time (5:00 a.m. New York City time), at Chandos House, 2 Queen Anne Street, London W1G 9LQ, England, for transaction of the following business:

Ordinary resolutions

1. To re-elect as a director, James Noble, who retires by rotation in accordance with the Articles of Association.

2. To re-elect as a director, Thomas Lynch, who retires by rotation in accordance with the Articles of Association.

3. To receive and approve the directors’ remuneration report (excluding the directors’ remuneration policy included on pages 27 to 31 of the directors’ remuneration report) as set out on pages 15 to 33 of the Directors’ and Auditors’ Reports and the Statement of Accounts for the 15-month period ended December 31, 2018 (the “2018 U.K. Annual Report”) and also set forth as Annex A to the attached proxy statement.

4. To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement under the “Compensation Discussion and Analysis section, the compensation tables and the narrative disclosures that accompany the compensation tables, for the 15-month period ended December 31, 2018.

5. To approve the directors’ remuneration policy on pages 27 to 31 of the 2018 U.K. Annual Report, which will take effect immediately after the AGM.

6. To determine, on a non-binding, advisory basis, that the preferred frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the other related disclosure, is one year.

7. To ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s U.S. independent registered public accounting firm for the fiscal year ending December 31, 2019.

8. To re-appoint Deloitte LLP as the Company’s U.K. statutory auditors under the U.K. Companies Act 2006, to hold office until the conclusion of the next annual general meeting of shareholders.

9. To authorize the Audit Committee to determine remuneration of the Company’s auditors for the fiscal year ending December 31, 2019.

10. To receive, consider and adopt the 2018 U.K. Annual Report and to note that the directors do not recommend the payment of any dividend for the 15-month period ended December 31, 2018.

11. To authorize the directors, generally and unconditionally for the purpose of s551 of the U.K. Companies Act 2006 to allot shares in the Company or to grant rights to subscribe for or to convert any security into shares in the Company (“Rights”) up to a maximum aggregate nominal amount of £123,000, being approximately 33% of the Company’s issued ordinary share capital at April 15, 2019, to such persons at such times and upon such conditions as the directors may determine (subject to the Company’s articles of association). This authority shall expire on the earlier of June 13, 2020 and the conclusion of the annual general meeting of the Company to be held in 2020.

The Company may at any time before the expiration of this authority make an offer or agreement which would or might require shares to be allotted, or Rights to be granted, pursuant to this authority after its expiration, and the directors may allot shares or grant Rights in pursuance of that offer or agreement as if the authority conferred by this resolution had not expired.

The authority referred to in this resolution will replace the existing authority conferred on the directors under s551 of the U.K. Companies Act 2006 at the annual general meeting held on March 14, 2018, but without prejudice to any allotment of shares or grant of Rights already made or offered or agreed to be made pursuant to such authority.

The application of the authority in this resolution is to be interpreted in accordance with s549(2) and (3) and s559 of the U.K. Companies Act 2006.

Special resolution

12. Subject to the passing of Resolution 11, to empower the directors generally pursuant to s570(1) of the U.K. Companies Act 2006 to allot equity securities (as defined in s560 of the U.K. Companies Act 2006) for cash pursuant to the general authority conferred on them by Resolution 11 as if s561(1) of the U.K. Companies Act 2006 did not apply to that allotment. This power:

(a) shall be limited to the allotment of equity securities for cash up to a maximum aggregate nominal value of £73,750, being approximately 20% of the Company’s issued ordinary share capital at April 15, 2019;

(b) expires at the same time as the authority conferred by Resolution 11, but so that the Company may, before this power expires, make an offer or agreement which would or might require equity securities to be allotted or rights to be granted after it expires and the directors may allot equity securities in pursuance of such offer or agreement as if this power had not expired; and

(c) applies in relation to a sale of shares which is an allotment of equity securities by virtue of s560(3) of the U.K. Companies Act 2006 as if in the first paragraph of this resolution the words “pursuant to the general authority conferred on them by Resolution 11” were omitted.

For the purposes of this resolution, references to the allotment of equity securities shall be interpreted in accordance with s560 of the U.K. Companies Act 2006.

Proposals No. 1 through 11 will be proposed as ordinary resolutions and under English law, assuming that a quorum is present, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the meeting and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Proposal 12 will be proposed as a special resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present (in person or by proxy) at the meeting and entitled to vote. On a poll, a special resolution is passed if it is approved by holders representing at least 75% of the votes cast (in person or by proxy) at the meeting who (being entitled to vote) vote on the resolution.

The result of the shareholder votes on the ordinary resolutions in Proposals No. 3, 4, 6 and 10 regarding approval of our U.K. statutory directors’ annual report on remuneration for the 15-month period ended

December 31, 2018, approval of the compensation of our named executive officers for the 15-month period ended December 31, 2018, advisory votes on the preferred frequency of future votes on executive compensation and receipt of our 2018 U.K. Annual Report will not require our Board of Directors or any committee thereof to take any action. Our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on Proposals No. 3, 4, 6 and 10.

The results of any polls taken on the resolutions at the AGM and any other information required by the U.K. Companies Act 2006 will be made available on our website (http://www.gwpharm.com) as soon as reasonably practicable following the AGM and for the required period thereafter.

BY ORDER OF THE BOARD OF DIRECTORS	Registered Office

/s/ Adam George	Sovereign House, Vision Park, Chivers Way, Histon,
Adam George Company Secretary April 29, 2019	Cambridge CB24 9BZ, United Kingdom Registered in England and Wales No 04160917

Notes

(1)

Any member entitled to attend, speak and vote at the AGM may appoint one or more proxies to attend, speak and vote on his/her behalf. A proxy need not be a member of the Company but must attend the meeting. A member may appoint more than one proxy in relation to the AGM provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that member. To appoint more than one proxy you should contact the Company’s registrar, Link Asset Services, at the address below.

(2)

Only those members registered in the register of members of the Company as at 6:30 p.m. London time (1:30 p.m. New York City time) on June 11, 2019 or, in the event that the meeting is adjourned, in such register not later than 48 hours before the time of the adjourned meeting, shall be entitled to attend, or vote (whether in person or by proxy) at the meeting in respect of the number of shares registered in their names at the relevant time.

(3)

A form of proxy has been provided for use by members. To be valid it should be completed, signed and delivered (together with the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority) to the Company’s Registrars, Link Asset Services, PXS1, 34 Beckenham Road, Beckenham, Kent BR3 4ZF, not later than 48 hours (not including non-business days) before the time appointed for holding the AGM or any adjourned meeting or, in the case of a poll taken more than 48 hours after it is demanded, not less than 24 hours before the time appointed for the taking of the poll.

(4)

In the case of a corporation, the form of proxy must be executed under its common seal or signed on its behalf by an attorney or a duly authorized officer of the corporation. A corporation which is a member can appoint one or more corporate representatives who may exercise on its behalf all its powers as a member provided that they do not do so in relation to the same shares.

(5)

In the case of joint holders, the vote of the senior who tenders a vote whether in person or by proxy will be accepted to the exclusion of the votes of any other joint holders. For these purposes, seniority shall be determined by the order in which the names stand in the Company’s relevant register of members for the certificated or uncertificated shares of the Company (as the case may be) in respect of the joint holding.

(6)

CREST members who wish to appoint a proxy or proxies by using the CREST electronic proxy appointment service may do so for the AGM and any adjournments of it by utilizing the procedures described in the CREST Manual. The message (a CREST proxy instruction) must be properly authenticated in accordance with the specifications of Euroclear UK & Ireland Limited (“EUI”) and must contain the information required for such instructions, as described in the CREST Manual. The message, regardless of whether it relates to the appointment of a proxy or to an amendment to the instruction given to a previously appointed proxy, must, in order to be valid, be transmitted so as to be received by the Company’s registrar, Link Asset Services (ID RA10) not later than the time stated in Note (3) above. For this purpose, the time of receipt will be taken to be the time (as determined by the time stamp applied to the message by the CREST Applications Host) from which the Company’s registrar is able to retrieve the message by enquiry to CREST in the manner prescribed by EUI.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that EUI does not make available special procedures for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST proxy instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider, to procure that its CREST sponsor or voting service provider takes) such action as shall be necessary to ensure that a message is transmitted by any particular time. Reference should be made to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

The Company may treat as invalid a CREST proxy instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

(7)

The completion and return of a form of proxy will not preclude a member from attending in person at the meeting and voting should he/she wish to do so, but if a member appoints a proxy and attends the meeting in person, the proxy appointment will automatically be terminated. Further, the appointment under the form of proxy may be terminated by the member prior to the commencement of the meeting (or any adjournment of the meeting). To be valid, the notice of termination of the authority of the person appointed to act as proxy must be deposited at the offices of the Company’s registrar, Link Asset Services, PXS1, 34 Beckenham Road, Beckenham, Kent BR3 4ZF, not less than 48 hours (not including non-business days) before the time fixed for the holding of the AGM or any adjournment thereof (as the case may be).

(8)

Under Section 527 of the U.K. Companies Act 2006 (“CA 2006”), members meeting the threshold requirement set out in that section have the right to require the Company to publish on a website a statement setting out any matter relating to: (a) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the AGM; or (b) any circumstance connected with an auditor of the Company ceasing to hold office since the previous meeting at which annual accounts and reports were laid in accordance with Section 437 of the CA 2006.

(9)

The Company may not require the members requesting any such website publication to pay its expenses in complying with Sections 527 or 528 of the CA 2006. Where the Company is required to place a statement on a website under Section 527 of the CA 2006, it must forward the statement to the Company’s auditor not later than the time when it makes the statement available on the website. The business which may be dealt with at the AGM includes any statement that the Company has been required, under Section 527 of the CA 2006, to publish on a website.

(10)

Copies of the Directors’ service contracts and letters of appointment for non-executive directors will be available for inspection at the registered office of the Company at Sovereign House, Vision Park, Chivers Way, Histon, Cambridge, CB24 9BZ, United Kingdom during normal business hours on any week day (public holidays excepted) from the date of this Notice of AGM until the date of the AGM, and at the place of the AGM for one hour before the meeting and at the meeting itself.

(11)

As of April 15, 2019 (being the last practicable date before circulation of this Notice), the Company’s issued ordinary share capital consisted of 368,625,000 ordinary shares, carrying one vote each. Therefore, the total voting rights in the Company as of that date are 368,625,000 votes.

(12)

Except as set out in the notes to this Notice, any communication with the Company in relation to the AGM, including in relation to proxies, should be sent to the Company’s Registrar, Link Asset Services, PXS1, 34 Beckenham Road, Beckenham, Kent BR3 4ZF, England. No other means of communication will be accepted. In particular, you may not use any electronic address provided either in this notice or in any related documents to communicate with the Company for any purpose other than those expressly stated.

GW Pharmaceuticals plc

Sovereign House

Vision Park

Chivers Way

Histon

Cambridge CB24 9BZ, United Kingdom

Registered Company No. 04160917

PROXY STATEMENT FOR THE 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 13, 2019

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING

We have sent you this proxy statement and the enclosed form of proxy because the Board of Directors of GW Pharmaceuticals plc (referred to herein as the “Company,” “we,” “us” or “our”) is soliciting your proxy to vote at our annual general meeting of shareholders (referred to herein as the “Meeting” or the “AGM”) to be held on Thursday, June 13, 2019, at 10:00 a.m. London time (5:00 a.m. New York City time), at Chandos House, 2 Queen Anne Street, London W1G 9LQ, England.

•	This proxy statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.

•	The form of proxy is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be covered by us.

In September 2018, the Company extended its accounting reference period ending September 30, 2018 so as to end on December 31, 2018. Subsequent accounting reference periods will begin on January 1 of each year and end on December 31 of that year. We filed an annual report on Form 10-K (the “Annual Report on Form 10-K”) for the year ended September 30, 2018 with the Securities and Exchange Commission (the “SEC”) on November 29, 2018. References to the “Transition Period” in this proxy statement refer to the three-month period beginning on October 1, 2018 and ending on December 31, 2018. We filed a transition annual report on Form 10-KT (the “Annual Report on Form 10-KT”) with the SEC on February 28, 2019 for the Transition Period. Our prior fiscal years referred to in this proxy statement ended September 30, 2017 and September 30, 2016. Our 2019 fiscal year will span the full 12 months from January 1, 2019 through December 31, 2019.

We are mailing the Notice of 2019 AGM, this proxy statement and the form of proxy to our ordinary shareholders of record as of April 15, 2019 (being the latest practicable date before the circulation of this document) for the first time on or about April 16, 2019. In this mailing, we are also including the Directors’ and Auditors’ Reports and the Statement of Accounts for the 15-month period ended December 31, 2018 (“2018 U.K. Annual Report”), the Annual Report on Form 10-K and the Annual Report on Form 10-KT. In addition, we have provided brokers, dealers, bankers, and their nominees, at our expense, with additional copies of our proxy materials, the 2018 U.K. Annual Report, the Annual Report on Form 10-K and the Annual Report on Form 10-KT so that our record holders can supply these materials to the beneficial owners of our ordinary shares.

Whilst this document is being sent to our ordinary shareholders of record, this document will also be sent to holders of American Depositary Shares (“ADSs”) and contains information relevant to holders of ADSs.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

to be Held on June 13, 2019

Our Notice of 2019 AGM, this proxy statement, the Annual Report on Form 10-K, the Annual Report on Form 10-KT, our 2018 U.K. Annual Report, our form of proxy (for ordinary shareholders) and voting instructions (for ADS holders) are available in the Investors section of our website at http://www.gwpharm.com.

QUESTIONS AND ANSWERS ABOUT VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed form of proxy or voting instructions because you are an ordinary shareholder or ADS holder of record and our Board of Directors is soliciting your proxy to vote at the Meeting, including at any adjournments or postponements of the Meeting. Ordinary shareholders are invited to attend the Meeting to vote on the proposals described in this proxy statement. However, ordinary shareholders do not need to attend the Meeting to vote their shares. Instead, ordinary shareholders may simply complete, sign and return the enclosed form of proxy. Alternatively, please submit your proxy online at www.signalshares.com (see instructions on form of proxy). All proxies, however submitted, must be lodged with our registrar, Link Asset Services, by no later than 10:00 a.m. London time (5:00 a.m. New York City time) on Tuesday, June 11, 2019.

We intend to mail this proxy statement and the accompanying form of proxy on or about April 16, 2019 to all ordinary shareholders of record entitled to vote at the Meeting.

Materials for ADS holders of record, including this proxy statement, the Annual Report on Form 10-K, the Annual Report on Form 10-KT, the 2018 U.K. Annual Report and voting instructions, will be mailed following April 16, 2019 to all ADS holders, including banks, brokers and nominees, who are registered as holders of ADSs in the ADS register by 5:00 p.m. New York City time on April 16, 2019 (the record date for ADS holders).

Who can vote at the Meeting?

Ordinary shareholders

Only ordinary shareholders of record registered in the register of members at 5:00 p.m. London time (12:00 p.m. New York City time) on Tuesday, June 11, 2019 will be entitled to vote at the Meeting.

As of April 15, 2019 (being the last practicable date before the circulation of this proxy statement) there were 368,625,000 ordinary shares issued and outstanding and entitled to vote.

Whether or not you plan to attend the Meeting, we urge you to fill out and return the enclosed form of proxy to ensure your vote is counted. Alternatively, please submit your proxy online at www.signalshares.com (see instructions on form of proxy). All proxies, however submitted, must be lodged with our registrar, Link Asset Services, by no later than 10:00 a.m. London time (5:00 a.m. New York City time) on Tuesday, June 11, 2019.

If you sell or transfer your ordinary shares in the Company on or prior to June 11, 2019, your form of proxy can no longer be used and, if submitted (whether before or after you sell or transfer your ordinary shares), will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Adam George, Company Secretary, to request a new form of proxy for its use.

Beneficial owners of ordinary shares which are registered in the name of a broker, bank or other agent

If, on April 15, 2019, your ordinary shares were held in an account at a brokerage firm, bank or other similar organization and you are the beneficial owner of shares, these proxy materials should be forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Meeting. You are encouraged to provide voting instructions to your broker or other agent so that they may submit a proxy.

Holders of American Depositary Shares

You are entitled to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs if you or your brokerage firm, bank or nominee is registered as a holder of ADSs in the ADS register by 5:00 p.m. New York City time on Tuesday, April 16, 2019 (the record date for ADS holders).

If you hold ADSs through a brokerage firm, bank or nominee on April 16, 2019, the materials for ADS holders, including the ADS proxy card, will be sent to that organization. The organization holding your account is considered the ADS holder of record. Please reach out to that organization to provide your voting instructions.

Please note that ADS proxy cards submitted by ADS holders must be received by Citibank, N.A. on or before 10:00 A.M. (New York City time) on the Deadline: Monday, June 10, 2019.

Citibank, N.A. will collate all votes properly submitted by ADS holders and submit a vote on behalf of all such ADS holders.

Holders of American Depositary Shares will not be entitled to attend and vote at the Meeting in person.

Contacts for ADS holders

If you have queries about how you can deliver voting instructions, please contact Citibank, N.A.—ADR Shareholder Services at tel: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077.

If at any point you require guidance, please contact Adam George, Company Secretary, by email: ageorge@gwpharm.com or tel: +44 (20)7 291 0552.

What are the requirements to elect the directors and approve each of the proposals?

You may cast your vote for or against Proposals No. 1 through 12 or abstain from voting your shares on one or more of these proposals.

Proposals No. 1 through 11 will be proposed as ordinary resolutions. Proposal No. 12 will be proposed as a special resolution. Under English law, assuming that a quorum is present, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the Meeting and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present (in person or by proxy) at the Meeting and entitled to vote. On a poll, a special resolution is passed if it is approved by holders representing not less than 75% of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

The result of the shareholder votes on the ordinary resolutions in Proposals No. 3, 4, 6 and 10 regarding approval of our U.K. statutory directors’ annual report on remuneration for the 15-month period ended December 31, 2018, approval of the compensation of our named executive officers for the 15-month period ended December 31, 2018, advisory votes on the preferred frequency of future votes on executive compensation and receipt of our Directors’ and Auditors’ Reports and Statement of Accounts for the 15-month period ended December 31, 2018 (“2018 U.K. Annual Report”) will not require our Board of Directors or any committee thereof to take any action. Nonetheless, our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on Proposals No. 3, 4, 6 and 10.

What are the voting recommendations of our Board of Directors regarding the election of directors and other proposals?

The following table summarizes the items that will be brought for a vote of our shareholders at the Meeting, along with the Board of Director’s voting recommendations.

Proposal	Description of Proposal	Board’s Recommendation
1	Re-election of James Noble as a director	FOR
2	Re-election of Thomas Lynch as a director	FOR
3	Approval of our U.K. statutory directors’ annual report on remuneration for the 15-month period ended December 31, 2018, which is set forth in Annex A	FOR
4	Approval of the compensation of our named executive officers for the 15-month period ended December 31, 2018, which is set forth in this proxy statement	FOR
5	Approval of Directors’ Remuneration Policy as set out on pages 27 to 31 of the 2018 U.K. Annual Report	FOR
6	Advisory vote on the preferred frequency of future votes on executive compensation	ANNUALLY
7	Ratify Audit Committee appointment of Deloitte & Touche LLP as the Company’s U.S. independent registered public accounting firm for the fiscal year ending December 31, 2019	FOR
8	Re-appointment of Deloitte LLP as the Company’s U.K. statutory auditors, to hold office until the conclusion of the next annual general meeting of shareholders	FOR
9	Authorization for the Audit Committee to determine our auditors’ remuneration for the fiscal year ending December 31, 2019	FOR
10	To receive, consider and adopt the 2018 U.K. Annual Report	FOR
11	Authorization of the Board of Directors to allot shares or to grant rights to subscribe for or convert any security into shares up to a maximum aggregate nominal amount of £123,000.	FOR
12	Authorization of the Board of Directors to allot equity securities for cash up to a maximum aggregate nominal amount of £73,750 pursuant to the authorization in Proposal No. 11 as if U.K. statutory pre-emption rights did not apply.	FOR

What constitutes a quorum?

For the purposes of the Meeting, a quorum will be present if (i) there are two persons present and entitled to vote upon the business to be transacted, each being either a shareholder or a proxy for a shareholder or a duly authorized representative of a corporation that is a shareholder, and (ii) such two persons together hold (or are the representative or proxy of members in relation to the meeting holding) at least one-third in number of the issued shares entitled to vote on the business to be transacted.

If you are an ordinary shareholder of record (i.e., registered as a holder of ordinary shares in the Company’s register of members), your shares will be counted towards the quorum only if you are present in person or represented by proxy at the Meeting. If you are a beneficial owner of ordinary shares held in an account at a brokerage firm, bank or other similar organization your shares will be counted towards the quorum if your broker or nominee submits a proxy for those shares and the proxy represents the holder at the Meeting. A member represented by a proxy at the Meeting will be counted towards the quorum requirement even where the proxy abstains from voting. If a form of proxy does not instruct the proxy how to vote, the proxy may vote as he or she sees fit or abstain in relation to any business of the Meeting, but the member represented by that proxy at the Meeting will be counted towards the quorum requirement. If there is no quorum, the Meeting will stand adjourned to such time, date and place as may be fixed by the chairperson of the Meeting (being not less than 10 days later), and, if a quorum is not present at the adjourned meeting, the Meeting will be dissolved.

How do I vote my shares?

If you are an ordinary “shareholder of record”, you may attend the Meeting in person or you may appoint a proxy to vote on your behalf:

•	By completing and signing the form of proxy and returning it in the envelope provided; or

•

By submitting your proxy online at www.signalshares.com (see instructions on form of proxy). All proxies (however submitted) must be lodged with our registrar (Link Asset Services) by no later than 10:00 a.m. London time (5:00 a.m. New York City time) on Tuesday, June 11, 2019.

If you properly give instructions as to your proxy appointment by executing and returning a form of proxy, or by submitting your proxy online, and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions.

If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you should follow directions provided by your broker, bank or other nominee.

How will my shares be voted if I do not specify how they should be voted?

If you sign and send your form of proxy but do not indicate how you want your shares to be voted, your shares may be voted by the person that you appoint as your proxy as he or she sees fit or such person may abstain in relation to any business of the Meeting.

Can I change my vote or revoke a proxy?

A registered shareholder can revoke his or her proxy before the time of voting at the Meeting in several ways by:

(1)	mailing a revised form of proxy dated later than the prior form of proxy;

(2)	voting in person at the Meeting; or

(3)	notifying the Company Secretary in writing that you are revoking your proxy. Your revocation must be received at our registered office before the Meeting to be effective.

If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you may change or revoke your voting instructions by contacting the broker, bank or other nominee holding the shares or by your broker, bank or other nominee validly appointing you as proxy to attend at the Meeting. See also “What if I plan to attend the Meeting?”

Who counts the votes?

Link Asset Services has been engaged as our independent agent to tabulate shareholder votes. If you are an ordinary shareholder of record, you can return your executed form of proxy to Link Asset Services for tabulation or directly submit your proxy online to Link Asset Services at www.signalshares.com (see instructions on form of proxy).

If you hold your ordinary shares through a broker, your broker will return the form of proxy to Link Asset Services or directly submit your proxy to Link Asset Services online.

If you are a holder of record of ADSs, you can return your executed ADS proxy card to Citibank, N.A. for tabulation. If you hold your ADSs through a broker, bank or other organization, that organization can return the ADS proxy card to Citibank, N.A. following your instruction. Citibank, N.A. will submit your votes to Link Asset Services for tabulation.

How are votes counted?

Votes will be counted by Link Asset Services, who will separately count “for” and “against” votes, and “votes withheld” or abstentions.

How many votes do I have?

On a show of hands, each ordinary shareholder of record present in person, and each duly authorized representative present in person of a shareholder that is a corporation, has one vote. On a show of hands, each proxy present in person who has been duly appointed by one or more shareholders has one vote, but a proxy has one vote for and one vote against a resolution if, in certain circumstances, the proxy is instructed by more than one shareholder to vote in different ways on a resolution. On a poll, each shareholder present in person or by proxy or (being a corporation) by a duly authorized representative has one vote for each share held by the shareholder.

What if I plan to attend the Meeting?

Attendance at the Meeting will be limited to ordinary shareholders of record as of 6:30 p.m. London time (1:30 p.m. New York City time) on Tuesday, June 11, 2019. In order to obtain admittance to the Meeting each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. If your ordinary shares are held through brokerage accounts or by a bank or other nominee, you may be able to attend at the discretion of the Chairman.

How do you solicit proxies?

We will solicit proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, internet and personal solicitation by our directors, officers or other employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We also reimburse Citibank, N.A. for their expenses in sending materials, including ADS proxy cards, to ADS holders of record.

What do I do if I receive more than one notice or form of proxy?

If you hold your ordinary shares in more than one account, you will receive a form of proxy for each account. To ensure that all of your shares are voted, please sign, date and return all forms of proxy. Please be sure to vote all of your shares.

Will there be any other business conducted at the Meeting?

No. In accordance with our Articles of Association, no matters other than Proposals No. 1 through 12 may be presented at this Meeting. We have not been notified of, and our Board of Directors is not aware of, any other matters to be presented for action at the Meeting.

What is Link Asset Services’ role?

Link Asset Services is our registrar. All communications concerning ordinary shareholder of record accounts, including address changes, name changes, ordinary share transfer requirements and similar issues can be handled by contacting Link Asset Services at tel: +44 (0) 371 664 0300 or by writing to Link Asset Services, PXS1, 34 Beckenham Road, Beckenham, Kent BR3 4ZF, England.

Communications concerning ADS holder of record accounts can be handled by contacting Citibank, N.A.—ADR Shareholder Services at tel: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077.

How can I find out the results of the voting at the Meeting?

Voting results will be announced by the filing of a current report on Form 8-K within four business days after the Meeting. If final voting results are unavailable at that time, we will file an amended current report on Form 8-K within four business days of the day the final results are available.

Directions to Meeting

Directions to our Meeting, which is to be held at Chandos House, 2 Queen Anne Street, London W1G 9LQ, are available at: http://www.gwpharm.com

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight Directors.

The Company’s Articles of Association (the “Articles”) require that any Director appointed by the Directors since our 2018 annual general meeting must retire from office and offer themselves for re-election. On this occasion, no Directors have been appointed as a Director since our 2018 annual general meeting.

The Articles also require one-third (or such number nearest to but not exceeding one-third) of the Company’s Directors who are subject to retirement by rotation to retire from office at each annual general meeting. James Noble and Thomas Lynch will on this occasion retire from office and stand for re-election by the shareholders.

Having carried out evaluations of the individual performances of Mr. Noble and Mr. Lynch with the support of the Nominations and Governance Committee, the Board of Directors is satisfied that their performance continues to be effective and that they continue to demonstrate commitment to their role. The Board of Directors considers that it is entirely appropriate for Mr. Noble and Mr. Lynch to seek re-election at the AGM.

Mr. Noble and Mr. Lynch have been nominated for re-election and no other nominees for directors have been presented. Therefore, it is anticipated that following the AGM, if Mr. Noble and Mr. Lynch are re-elected, our Board of Directors will be comprised of eight members.

In connection with Proposal No. 1 and Proposal No. 2, we set forth the biographical information for each nominee to our Board of Directors. For biographical information for the other Directors see Board of Directors and Corporate Governance.

PROPOSAL 1—RE-ELECTION OF JAMES NOBLE TO THE BOARD OF DIRECTORS

Mr. James Noble is currently a member of our Board of Directors and has been nominated for re-election as a director. If elected, he will hold office from the date of his election until the next occasion on which he must retire by rotation under the Articles and offer himself for re-election, or until his earlier death, resignation or removal. Mr. Noble has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

Mr. Noble, 60, has served as a non-executive Director since January 2007. Mr. Noble has extensive experience in the biotech industry. He has served as chief executive officer and a director of Adaptimmune Therapeutics plc, a Nasdaq-listed company (ADAP) involved in T-cell therapeutics, since 2008. Mr. Noble was previously chief executive officer of Avidex Limited, a private biotech company. Mr. Noble was chief executive officer of Immunocore Limited from July 2008 until March 2014, and served as a non-executive director of

Immunocore Limited until July 2015. Mr. Noble qualified as a chartered accountant with PricewaterhouseCoopers in 1983 and then spent seven years at investment bank Kleinwort Benson Limited, where he became a director in 1990. He then joined British Biotech plc as chief financial officer and secured the company’s initial public offering on Nasdaq and London Stock Exchange in 1992. From 1997 to 2001, he held numerous non-executive director positions, including at PowderJect Pharmaceuticals plc, Oxford GlycoSciences plc, MediGene AG, and Advanced Medical Solutions plc. Mr. Noble graduated from Oxford in 1980 and received a MA degree in Modern Languages from Oxford University.

Based on Mr. Noble’s global business management and pharmaceutical expertise from his directorship experience in international public companies as well as his executive roles in various pharmaceutical companies, the Nominations and Governance Committee concluded that Mr. Noble is qualified to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE RE-ELECTION OF JAMES NOBLE TO THE BOARD OF DIRECTORS

PROPOSAL 2—RE-ELECTION OF THOMAS LYNCH TO THE BOARD OF DIRECTORS

Mr. Thomas Lynch, 62, is currently a member of our Board of Directors and has been nominated for re-election as a director. If elected, he will hold office from the date of his election until the next occasion on which he must retire by rotation under the Articles and offer himself for re-election, or until his earlier death, resignation or removal. Mr. Lynch has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

Thomas Lynch has served as a non-executive Director since 2010. Mr. Lynch is currently a director of Profectus Biosciences Inc., Adherium Inc. and Aerogen Limited, and has, since November 2015, served as chairman of the board of Evofem Biosciences Inc., a Nasdaq-listed biopharmaceutical company (EVFM). He is also chairman of the Ireland East Hospital Group and the Mater Misericordiae University Hospital. Mr. Lynch serves on the board of directors of a number of other privately held biotechnology companies. Mr. Lynch previously served as chairman of Icon plc and was a member of its board of directors for 22 years. Mr. Lynch has also worked in a variety of capacities in Amarin Corporation plc, Elan Corporation plc and Warner Chilcott plc. From 2001 to 2010, Mr. Lynch was a member of the board of directors of IDA Ireland, an Irish government investment agency. Mr. Lynch qualified as a chartered accountant with KPMG in 1983 and served as a partner in that firm from 1990 to 1993.

Based on Mr. Lynch’s decades of pharmaceutical expertise from his directorship experience in international public companies as well as his executive and non-executive roles in various pharmaceutical companies, the Nominations and Governance Committee concluded that Mr. Lynch is qualified to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE RE-ELECTION OF THOMAS LYNCH TO THE BOARD OF DIRECTORS

PROPOSAL 3—APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION

The U.K. Companies Act 2006 (the “CA 2006”) requires that the annual report on directors’ remuneration, contained within the 2018 U.K. Annual Report, be subject to an annual advisory vote so that shareholders vote, by ordinary resolution, to approve directors’ remuneration in the relevant financial year and how the remuneration policy will be implemented in the following financial year.

The full text of the Company’s remuneration report is contained on pages 15 to 33 of the 2018 U.K. Annual Report and is set forth as Annex A to this proxy statement. The remuneration report sets out the Company’s policy towards, and gives details of, Directors’ remuneration and other relevant information. Shareholder approval of the Directors’ Remuneration Policy is the subject of Proposal No. 5.

The directors’ remuneration report includes the annual report on remuneration. This document describes in detail our remuneration policies and procedures and explains how these policies and procedures help to achieve our compensation objectives with regard to our directors and the retention of high-quality directors. Our Board of Directors and the Remuneration Committee believe that the policies and procedures as articulated in the directors’ remuneration report are effective and that as a result of these policies and procedures, we have and will continue to have high-quality directors. Our Board of Directors has approved and signed the report in accordance with English law.

At the Meeting, the shareholders will vote on the annual report on remuneration. This vote is advisory and non-binding. Although non-binding, our Board of Directors and Remuneration Committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the Meeting, and as required under English law, the directors’ annual report on remuneration will be delivered to the U.K. Registrar of Companies.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE

FOR APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION

SET FORTH IN ANNEX A

PROPOSAL 4—ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), enable our shareholders to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed under the “Compensation Discussion and Analysis” section, the 2018 Summary Compensation Table and the related compensation tables, notes, and narrative in this proxy statement.

This Proposal, known as a “Say-on-Pay” Proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Our compensation programs are designed to support our business goals and promote our long-term profitable growth. Our equity plans are intended to align compensation with the long-term interests of our shareholders. We urge shareholders to read the “Compensation Discussion and Analysis”, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. We also encourage you to review the 2018 Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our named executive officers. Our Board of Directors and the Remuneration Committee believe that the policies and procedures described and explained in the “Compensation Discussion and Analysis” are effective in achieving our goals.

The vote under this Proposal No. 4 is advisory, and therefore not binding on the Company, the Board of Directors or our Remuneration Committee. However, our Board of Directors and Remuneration Committee value the opinions of our shareholders and will review and consider the voting results when making future decisions regarding our executive compensation program.

Shareholders will be asked at the Meeting to approve the following resolution pursuant to this Proposal No. 4:

“RESOLVED, that the shareholders of the Company approve, on a non-binding, advisory basis, the compensation of the Company’s “named executive officers,” as disclosed in this proxy statement under the “Compensation Discussion and Analysis” section, the compensation tables and the narrative disclosures that accompany the compensation tables, for the 15-month period ended December 31, 2018.”

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE

FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

SET FORTH IN THIS PROXY STATEMENT

PROPOSAL 5—APPROVE DIRECTORS’ REMUNERATION POLICY ON PAGES 27 AND 31 OF THE 2018 U.K. ANNUAL REPORT

In accordance with the requirements of the CA 2006, as a U.K. resident company listed on a recognised stock exchange (Nasdaq), we are required to establish a Directors’ Remuneration Policy, containing a framework of limits within which the Remuneration Committee are authorized by shareholders to operate. The approved pay policy has to be annually disclosed within the remuneration report contained within the 2018 U.K. Annual Report, and this policy is required to be approved by shareholders at least every three years by the passing of an ordinary resolution at the annual general meeting.

Our Directors’ Remuneration Policy was originally established and approved by shareholders at the annual general meeting on March 14, 2015. Minor amendments to this policy were approved by shareholders at the annual general meeting on March 14, 2018. The Remuneration Committee has suggested minor amendments to the policy, and approval for the updated policy is now sought.

Highlights of our shareholder-approved remuneration policy include the following, all of which are explained in more detail in the Company’s remuneration report contained on pages 15 to 33 of the 2018 U.K. Annual Report.

•

A meaningful portion of our executive directors’ compensation is linked to Company performance, consisting of annual short-term incentive awards and long-term equity incentive awards, which encourage achievement of strategy and align executive directors’ interests with those of our shareholders.

•

The Remuneration Committee engages an outside compensation consultant to provide independent and objective advice to the Remuneration Committee regarding compensation decisions for our directors, and reviews market and peer company practices when making compensation decisions.

•

Our executive directors’ short-term incentive awards are based on performance objectives linked to key milestones/metrics aimed at achieving our strategic plan and capped at a maximum of 150% of salary.

•

Long-term incentive awards to executive directors generally vest over periods of three or more years and include awards that vest only upon pre-set milestone-based events directly linked to key business value drivers creating alignment with shareholders’ interests.

•	We impose a limit on the long-term incentive awards that may be granted to any individual executive director in any one calendar year at 600% of salary.

•

Contracts with executive directors provide for a maximum of 12 months’ notice in the event of termination of employment, and contracts with non-executive directors provide for a maximum of three months’ notice. This notice period arises from legacy UK employment contracts and is consistent with common market practice in the United Kingdom.

•

We maintain a “clawback” policy for the recovery of cash short-term incentive awards and equity-based long-term incentive awards that are awarded and/or vest based upon achievement of specific financial or operational goals.

•

We have adopted an equity retention policy, under which executive directors are required to retain a proportion of each equity grant for five years from vesting of the award until an overall level of share ownership is achieved, which is four times the basic salary for our Chief Executive Officer and two times the basic salary for our other executive directors.

•	We do not provide pension benefits or equity that vests based on achievement of financial or operational performance goals to our non-executive directors.

The changes to the policy which are being proposed by the Remuneration Committee are disclosed within the pay policy table set out on pages 28 to 29 of the 2018 U.K. Annual Report. All of the key limits, as summarised above, remain unchanged. The proposed change to the policy is to grant long-term incentive awards up to the 75th percentile of peer group data, in any one year. The Remuneration Committee believes that this level of limit provides an appropriate cap on future incentives while ensuring that the Committee has sufficient flexibility to grant future awards.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE

FOR APPROVAL OF OUR DIRECTORS’ REMUNERATION POLICY

ON PAGES 27 AND 31 OF THE 2018 U.K. ANNUAL REPORT

PROPOSAL 6—ADVISORY VOTE ON THE FREQUENCY OF FUTURE VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, enables our shareholders to indicate, at least once every six years, how frequently we should seek a non-binding vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this Proposal No. 6, shareholders may indicate whether they would prefer a non-binding vote on named executive officer compensation once every one, two, or three years.

Our Board of Directors believes that it is appropriate to give our shareholders the opportunity to provide regular input on our executive compensation program through an advisory vote. Accordingly, our Board of Directors recommends that you vote to hold an advisory vote on executive compensation every year.

We understand that our shareholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our shareholders on this Proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting when you vote in response to the resolution set forth below:

“RESOLVED, that the shareholders determine, on a non-binding, advisory basis, that the preferred frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the other related disclosure, is ‘ONE YEAR’.”

The option of one year, two years, or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the Company, our Remuneration Committee, or our Board of Directors, in any way, we may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the vote frequency approved by our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE

FOR THE PROPOSAL THAT THE ADVISORY VOTE ON COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS OCCUR ANNUALLY

PROPOSAL 7—RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR U.S. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019

Proposal No. 7 seeks ratification of the appointment of Deloitte & Touche LLP (“Deloitte U.S.”) to serve as our U.S. independent registered public accounting firm for the fiscal year ending December 31, 2019.

Background to Proposal No. 7

Our Audit Committee has selected Deloitte U.S. as our U.S. independent registered public accounting firm for the fiscal year ending December 31, 2019, and has further directed that we submit the selection of Deloitte U.S. for approval by our shareholders at the Meeting.

The Audit Committee approves Deloitte U.S.’s and its affiliates’ audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Before the commencement of each fiscal year, the Audit Committee appoints the independent auditor to perform audit services that we expect to be performed for the fiscal year and appoints the auditor to perform audit-related, tax and other permitted non-audit services. In addition, our Audit Committee approves the terms of the engagement letter to be entered into by us with the independent auditor. The Audit Committee has also delegated to its chairman the authority, from time to time, to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent auditors and associated fees, provided that the chairman shall report any decisions to pre-approve such audit-related and non-audit services and fees to our full Audit Committee at its next regular meeting. Additional information concerning the Audit Committee and its activities can be found in the following sections of this proxy statement: “Board Committees” and “Report of the Audit Committee.”

Deloitte U.S. commenced auditing our annual financial statements with the fiscal year 2018. In prior periods, when the Company reported as a foreign private issuer, Deloitte LLP (“Deloitte U.K.”) served as principal auditor for the Company’s consolidated financial statements as reported on Form 20-F. Deloitte U.K. also served as the Company’s principal auditor for the audits of the consolidated financial statements for the years ended September 30, 2017 and 2016, prepared under accounting principles generally accepted in the United States of America.

Fees for Independent Registered Public Accounting Firm—Deloitte U.S. and Deloitte U.K.

The table below sets forth a summary of the fees billed to the Company by Deloitte U.S. and Deloitte U.K. for professional services rendered for the Transition Period and years ended September 30, 2018 and 2017. All such audit and audit-related services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte U.S. and Deloitte U.K. was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Fees	Three months ended December 31, 2018 ($ in thousands)	Year ended September 30, 2018 ($ in thousands)	Year ended September 30, 2017 ($ in thousands)
Audit Fees(1)
Deloitte U.S.	1,067	1,002	—
Deloitte U.K.	30	550	830
Audit-related Fees(2)	—	—	—
Tax Fees(3)	45	29	—
All Other Fees(4)	3	2	—
Total	1,145	1,583	830

(1)

Audit Fees consist of professional services rendered for the audit of our annual consolidated financial statements for the Transition Period and years ended September 30, 2018 and 2017, the audit of our internal control over financial reporting as of December 31, 2018 and September 30, 2018, reviews of consolidated quarterly financial statements, statutory audits of the Company and its subsidiaries, issuance of comfort letters, consents and assistance with review of documents filed with the SEC for the audit of our consolidated financial statements.

(2)	Other than as disclosed above in audit fees, there were no audit-related fees for the Transition Period and for the years ended September 30, 2018 and 2017.
(3)

Tax Fees consist of fees paid for the following services: fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. There were no such fees incurred in 2017.

(4)	All Other Fees incurred were $3,000 for the Transition Period and $2,000 in the year ended September 30, 2018 paid for subscriptions to technical accounting resources.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE RATIFICATION OF THE

APPOINTMENT OF DELOITTE & TOUCHE LLP

AS OUR U.S. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019

PROPOSAL 8—RE-APPOINTMENT OF DELOITTE LLP AS OUR U.K. STATUTORY AUDITORS, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS

Proposal No. 8 seeks your approval of the re-appointment of Deloitte LLP (“Deloitte U.K.”) to serve as our U.K. statutory auditor, to hold office until the conclusion of the next annual general meeting of shareholders. In the event this Proposal does not receive the affirmative vote of the holders of a majority of the shares entitled to vote and who are present in person or represented by proxy at the Meeting, the Board of Directors may appoint an auditor to fill the vacancy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE RE-APPOINTMENT OF DELOITTE LLP AS OUR U.K. STATUTORY AUDITORS,

TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS

PROPOSAL 9—AUTHORIZATION FOR THE AUDIT COMMITTEE TO DETERMINE THE AUDITORS’ REMUNERATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019

Proposal No. 9 authorizes the Audit Committee to determine our auditors’ remuneration for the fiscal year ending December 31, 2019. Fees for Deloitte U.S. and Deloitte U.K., our U.S. independent registered public accounting firm and U.K. statutory auditors, in respect of the Transition Period and the years ended September 30, 2018 and September 30, 2017, are set forth in Proposal No. 7 above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE AUTHORIZATION OF OUR AUDIT COMMITTEE TO DETERMINE OUR AUDITORS’

REMUNERATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019

PROPOSAL 10—RESOLUTION TO RECEIVE AND ADOPT THE COMPANY’S 2018 U.K. ANNUAL REPORT

The CA 2006 requires the directors of a public company to lay before the company in general meeting copies of the directors’ reports, the independent auditors’ report and the audited financial statements of the company in respect of each financial year.

At the Meeting, our Board of Directors will present our 2018 U.K. Annual Report, which includes the audited portion of the directors’ annual report on remuneration. We will provide our shareholders with an opportunity to receive our 2018 U.K. Annual Report and to raise questions in relation to them.

In accordance with best practice, the Company proposes an ordinary resolution to receive, consider and adopt the 2018 U.K. Annual Report.

The 2018 U.K. Annual Report may be found in the “Investor Relations” section of the Company website at ir.gwpharm.com.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE RESOLUTION TO RECEIVE AND ADOPT THE COMPANY’S 2018 U.K. ANNUAL REPORT

BACKGROUND TO PROPOSALS 11 AND 12

As a matter of U.K. company law, directors of a company incorporated in England must have authority from shareholders to allot or grant rights to subscribe for, or to convert any security into, the company’s shares.

In addition, when an allotment of shares is for cash, the company must first offer those shares on the same terms to existing shareholders of the company on a pro-rata basis (commonly referred to as statutory pre-emption rights) unless these statutory pre-emption rights are dis-applied, by approval of the shareholders.

Proposals No. 11 and 12, which we refer to as our Share Issuance Proposals, ask our shareholders for authority for the directors to allot shares or grant rights over shares up to an aggregate nominal amount of £123,000 and the power for the directors to allot shares or grant rights over shares for cash up to an aggregate nominal amount of £73,750 on a non-preemptive basis. This authority and power would last for a period of one year.

Many of the companies with which we compete strategically are listed and incorporated in the United States, and are not subject to similar share issuance restrictions. We are asking you to approve our Share Issuance Proposals to allow us to continue to execute on our business and growth strategy in a timely and competitive manner.

We have no immediate plans, arrangements or understandings with respect to any share issuances pursuant to our Share Issuance Proposals.

While we would still have the ability to seek shareholder approval in connection with a specific issuance of shares, should our shareholders not approve Proposals No. 11 and 12, we do not believe that our ability to convene a general meeting of shareholders to approve each specific share issuance that we might seek to undertake in furtherance of future strategic transactions is a workable alternative to obtaining approval of Proposals No. 11 and 12. The uncertainty as to whether we could obtain shareholder approval for a specific issuance, as well as the delays we would experience in seeking and obtaining such approval, could be harmful to the terms of such a share issuance. In addition, the case-by-case approval approach ignores market windows and other deal timing and competitive realities.

Specifically, the requirement to first offer shares that we propose to issue for cash to all of our existing shareholders in time-consuming pro-rata rights offerings would considerably reduce the speed at which we could complete capital-raising activities undertaken in furtherance of our growth strategy, would increase our costs, might otherwise make it difficult for us to complete such transactions, and could put us at a distinct competitive disadvantage.

We believe that we have been successful in executing on our long-term business plan and growth strategy, while also creating value for our shareholders. Access to capital and the ability to raise new equity shareholder funds at short notice have been an important factor that has contributed to this success. In practice, offering shares to existing shareholders in accordance with U.K. statutory pre-emption rights can be time-consuming, so U.K. market practice for companies whose share capital is listed on the London Stock Exchange is annually to seek a shareholder resolution waiving or dis-applying pre-emption rights over new share issuances for cash, up to an agreed limit. For U.K. companies, this annual limit is often up to 5% of issued share capital on an unrestricted basis and an additional 5% in connection with an acquisition or specified capital investment, irrespective of the cash flows and funding needs of the business. For this reason, this proposal may attract a negative voting recommendation from certain proxy advisory firms. However, we have established a track record over the last six years of having secured shareholder support for an annual resolution dis-applying pre-emption rights over the equivalent of approximately 20% of our issued share capital. This recognizes the fact that as a development stage business, we have needed access to equity capital to ensure that we can maintain the business appropriately capitalized to enable us to pursue our research and development strategy. This year, having initiated the process of commercializing Epidiolex, we anticipate that future revenues will generate cash inflows that will help to moderate our future new equity capital needs, but we need to ensure that we retain the ability to raise equity capital at reasonably short notice if the need to do so should arise. We propose to seek a one-year authority to allot shares or grant rights over shares over the equivalent of 33% of our current issued share capital and under this authority to seek the power to allot shares or grant rights over shares for cash on a non-preemptive basis over the equivalent of 20% of our current issued share capital. This power to allot or grant rights over shares for cash is intended to encompass both future fundraisings (whether for capital investments, acquisitions or otherwise) and grants of rights in connection with our share incentive schemes. In the event that we wish to exceed the 20% limit in the next year, we would need to revert to shareholders to seek their pre-approval.

The Share Issuance Proposals are fully compliant with U.K. company law, consistent with U.S. capital markets practice and governance standards, and, if approved, will keep us on an equal footing with our peer companies who are incorporated and listed in the United States; we believe that the Share Issuance Proposals are appropriate to the needs of the Company and in the interests of shareholders. We are therefore asking you to approve the Share Issuance Proposals to allow us to continue to execute on our business and growth strategy in a timely and competitive manner.

Shareholder Outreach

A priority for our Board of Directors is listening to the views of our shareholders on a variety of topics, including our business and growth strategy and corporate governance practices. This year, we have solicited the views of a number of our major institutional investors. These discussions have been informative, and have helped ensure that the proposals are designed with shareholder interests in mind. During these discussions, our shareholders have generally been very supportive of our business and growth strategy. In discussions about the share issuance authorities that we must obtain as a matter of U.K. company law, shareholders have generally understood that renewal of our share issuance authorities is necessary to enable us to continue to execute our business and growth strategy in a timely and competitive manner.

Summary

The Share Issuance Proposals, if approved, will allow our Board of Directors continued flexibility to issue shares subject to shareholder approval and other requirements of Nasdaq Stock Market and the Securities and Exchange Commission. The renewal of the share issuance authorities, as proposed:

•	will not exempt us from any Nasdaq corporate governance or other requirements, including those limiting the issuance of shares;

•	will keep us on an equal footing with our peer companies who are incorporated and listed in the United States, while also fully complying with U.K. law; and

•	is fully consistent with U.S. capital markets practice and governance standards.

The full details of the Share Issuance Proposals are set forth below.

PROPOSAL 11—AUTHORIZATION OF ALLOTMENT OF SHARES

Under U.K. company law, the Directors cannot allot shares in the Company, or grant rights to subscribe for, or to convert any security into shares in the Company, unless they are authorized to do so by shareholders in general meeting.

The Directors currently have an existing authority to allot shares in the Company and to grant rights to subscribe for or convert any securities into shares in the Company. This authority was given to the Directors at the last annual general meeting held in March 2018 and was in respect of shares with a nominal value of up to £101,000, representing at that time approximately 33% of the then issued share capital of the Company. This authority is due to expire at the forthcoming AGM on June 13, 2019. Since this authority was granted, the Company has completed, in October 2018, a single equity fundraising resulting in the issuance of 26.2 million new ordinary shares and raising net new equity proceeds of $324.6 million, and has issued 3.7 million new ordinary shares pursuant to the exercise of share options by Company employees. The Directors believe that it is vitally important that they retain the flexibility needed to fund the business for the foreseeable future, as we may need to raise new equity funds to ensure the financial health of the business, invest in commercialisation infrastructure for Epidiolex, initially in the United States and Europe, and retain the ability to invest in the research and development of additional product candidates to further grow the business and create further value for shareholders. We therefore propose the grant of a new one-year authority, over the equivalent of 33% of the current issued share capital, at the forthcoming AGM.

Proposal No. 11 proposes that the Directors be generally and unconditionally authorized, in accordance with Section 551 of CA 2006, to exercise all the powers of the Company to allot shares in the Company or grant rights to subscribe for, or convert any security into, shares in the Company, up to a maximum nominal amount of £123,000.

This authority shall expire (unless previously revoked or varied by the Company in general meeting) at the conclusion of the 2020 annual general meeting of the Company or, if earlier, on June 13, 2020.

The Company may, before this authority expires, make an offer or agreement which would or might require shares to be allotted or rights to be granted after it expires, and the directors may allot shares or grant rights in pursuance of such offer or agreement as if this authority had not expired.

The existing authority conferred on directors under Section 551 of the CA 2006 at the annual general meeting held on March 14, 2018 shall cease to have effect but without prejudice to any allotment of shares or grant of rights over shares already made or offered or agreed to be made pursuant to such authority.

The grant of this authority will not exempt the Company from applicable Nasdaq requirements to obtain shareholder approval prior to certain share issuances or to comply with applicable Securities and Exchange Commission disclosure and other regulations. Our Board of Directors will continue to focus on and satisfy its fiduciary duties to our shareholders with respect to share issuances.

The Directors have no present intention of exercising this authority, but believe it is in the interests of shareholders for the Directors to have this flexibility to allot shares should circumstances and their intentions change.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE APPROVAL OF PROPOSAL NO. 11

PROPOSAL 12—DISAPPLICATION OF PRE-EMPTION RIGHTS

As a U.K.-incorporated company, the Company’s ordinary shareholders are entitled, under Section 561 of the CA 2006 to pre-emption rights, whereby, in the event that the Company wishes to allot new equity securities for cash, those securities must first be offered to existing shareholders in proportion to the number of ordinary shares they each hold before they can be offered to new shareholders.

In practice, the operation of such pre-emption rights can be time-consuming and result in additional expense to the cost of an equity fundraising. It has therefore been customary each year for the Board of Director to seek authority from our shareholders to dis-apply statutory pre-emption rights for cash issues of up to a certain proportion of the Company’s issued share capital. For each of the past six years, GW’s shareholders have approved an annual disapplication of pre-emption rights over the equivalent of approximately 20% of the Company’s issued share capital.

With the Company solely listed on Nasdaq, and the Company’s peers, key shareholders and primary target market being the United States, the Board of Directors is also mindful of the fact that pre-emption rights do not hinder equivalent U.S. companies from being able to execute equity fundraising. In the last few years, GW has successfully raised capital from investors in a rapid timeframe in order to develop Epidiolex and to continue to achieve significant value creation for shareholders. Prior to the commercial launch of Epidiolex, whilst we have no immediate plans to raise new equity, we need to maintain the ability to raise new equity funds to ensure the financial health of the business and to retain the ability to invest in further business growth.

Proposal No. 12 seeks the power for the Directors to allot equity securities or sell treasury shares in the capital of the Company pursuant to the authority conferred by Proposal No. 11 for cash without complying with the pre-emption rights in the CA 2006. The power will be limited to the allotment of equity securities and sales of treasury shares for cash up to a maximum aggregate nominal value of £73,750, being approximately 20% of the Company’s issued ordinary share capital at April 15, 2019. The Board of Directors considers that, at this stage of the development of the Company, the ability to raise new equity funds at relatively short notice and at low cost is vital to the continuing financial health of the business. Access to capital has had a transformational effect on the business in the last five years enabling the Board of Directors to seize the opportunity to develop valuable medicines whilst retaining the full commercial rights to these products. We believe that it is in the best interests of the Company and our shareholders for the Board of Directors to seek to retain the ability to readily raise new equity funds at the appropriate time.

This Proposal will be required to be passed as a special resolution and, if passed, this power will expire at the same time as the authority conferred on the Directors under Proposal No. 11.

The Directors have no present intention of exercising this power, except in relation to the Company’s share incentive schemes, but believe it is in the interests of shareholders for the Directors to have this flexibility to allot shares for cash otherwise than just in relation to the Company’s share incentive schemes should circumstances and their intentions change.

If shareholders do not approve this Proposal No. 12, the Directors will generally not be able to issue any new shares for cash after June 13, 2019 on a non-preemptive basis, other than to employees pursuant to existing share option grants, without first seeking and obtaining shareholder approval for each such issuance by holding a general meeting. Case-by-case approval is considered to be an impractical approach which ignores market windows and other timing practicalities and could cause future uncertainty about our ability to obtain the shareholder approvals necessary to continue to maintain the financial health of the business and deploy capital appropriately to meet the strategic goals of the business that are in the best interests of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE APPROVAL OF PROPOSAL NO. 12

Certain Proposals Mandated by English Law

Certain proposals on which you are being asked to vote are customary or required for public limited companies incorporated in England and Wales to present to shareholders at each annual general meeting. These proposals may be unfamiliar to shareholders accustomed to proxy statements for companies organized in other jurisdictions. Specifically, proposals 4 through 6, as well as proposals 8 through 12, are customary proposals, and may be mandated by English law. Similar proposals were presented to shareholders and approved at prior annual general meetings.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS

Directors

The following table sets forth information regarding our directors (the “Directors” and each a “Director”) as of the date of this proxy statement.

Name	Age	Director Since	Term Ends(1)
Dr. Geoffrey Guy	64	1998	2020
Justin Gover	48	1999	2021
James Noble	60	2007	2019
Cabot Brown	57	2013	2020
Thomas Lynch	62	2010	2019
Dr. Catherine Mackey	63	2017	2021
Alicia Secor	56	2017	2021
William Waldegrave	72	2017	2021

(1)

The terms reflect our Articles of Association, which set forth that the Directors retire and are eligible for re-election at the annual general meeting of shareholders held in the third calendar year following their last appointment. In addition, at each annual general meeting of shareholders, at least one third of the number of Directors who were not elected by the Board of Directors to fill a casual vacancy or as an additional Director will retire. If the aggregate number of Directors who are due to retire that year and Directors who wish to retire and not offer himself or herself for re-election does not meet the minimum number required, the Directors who have been longest in office since their last re-election will retire and become eligible for re-election.

The biographical information for James Noble and Thomas Lynch, nominees to our Board of Directors, are provided in “Proposal 1—Re-Election of James Noble to the Board of Directors” and “Proposal 2—Re-Election of Thomas Lynch to the Board of Directors,” respectively.

Below is biographical information for those directors who are not standing for re-election at this Meeting and who will remain seated following the Meeting.

Dr. Geoffrey Guy Chairman of the Board of Directors and Executive Chairman	Dr. Geoffrey Guy is our founder and has served as Chairman since 1998. Dr. Guy has over 30 years of experience in medical research and global drug development, previously as founder, chairman and chief executive of Ethical Holdings plc (“Ethical Holdings”), a Nasdaq listed drug delivery company (now Amarin Corporation plc, or Amarin), which he founded in 1985 and led it through its Nasdaq listing in 1993. He also founded Phytopharm plc in 1989, of which he was chairman until 1997. Dr. Guy has been the physician in charge of over 300 clinical studies including first dose in man, pharmacokinetics, pharmacodynamics, dose-ranging, controlled clinical trials and large scale multi-centered studies and clinical surveys. He is also an author on numerous scientific publications and has contributed to six books. Dr. Guy was appointed as Visiting Professor in the School of Science and Medicine at the University of Buckingham in July 2011. He also received the “Deloitte Director of the Year Award in Pharmaceuticals and Healthcare” in 2011. Dr. Guy was appointed Visiting Professor at Westminster University, and awarded Honorary DSc at Reading University in 2016. Dr. Guy is also a Member of the Court of Benefactors of The Royal Society of Medicine and holds a BSc in pharmacology from the University of London, a Bachelor of Medicine, Bachelor of Surgery at St. Bartholomew’s Hospital, a Membership of

the Royal Colleges of Surgeons of England, and Licentiate of the Royal College of Physicians, a Licentiate in Medicine and Surgery of the Society of Apothecaries and a Diploma of Pharmaceutical Medicine from the Royal Colleges of Physicians.

With his experience in medical research and global drug development as well as his leadership roles in various biopharmaceutical companies, Dr. Guy provides broad and experienced knowledge of the global pharmaceutical business and industry as well as extensive scientific expertise.

Justin Gover Director and Chief Executive Officer

Justin Gover has served as Chief Executive Officer of the Company since January 1999, shortly after the Company was founded. He has 23 years’ experience in the pharmaceutical industry. As Chief Executive Officer, Mr. Gover has been the lead executive responsible for running the Company’s operations, as well as leading equity financings, strategy and business development activities. In 2001, he led the Company’s initial public offering on the AIM stock exchange in London, and in 2013 led the Company’s initial public offering in the U.S. on Nasdaq. In total, he has led equity financings which have raised over $1 billion for the Company. In 2015, Mr. Gover relocated to the U.S. to open the Company’s U.S. headquarters in California.

Prior to joining the Company, Mr. Gover was Head of Corporate Affairs at Ethical Holdings plc (now Amarin Corporation plc), where he was responsible for the company’s strategic corporate activities, including mergers and acquisitions, strategic investments, equity financings and investor relations. Mr. Gover serves on the board of directors of the Biotechnology Innovation Organization. He holds an M.B.A. from the INSEAD business school in France and a BSc (Hons) from Bristol University.

Mr. Gover’s long tenure as the Chief Executive Officer and Director at GW Pharmaceuticals plc, as well as his prior leadership position at another pharmaceutical company, provide unique perspective on the healthcare and pharmaceutical industries and bring in-depth knowledge to the Company’s operations and business.

Dr. Catherine Mackey Independent Director Committees: • Audit	Dr. Catherine Mackey joined our Board of Directors in December 2017. Dr. Mackey is an experienced corporate executive, director and advisor with over 30 years of accomplishment in the biotechnology, pharmaceutical, and agricultural industries. She is chairman of the board of Cour Pharmaceutical Development, a privately held, clinical stage company focused on immunomodulation. She is also a member of the board of directors of Poseida, a privately held, clinical stage company developing next generation cell therapies for cancer. Dr. Mackey served as a member of the board of directors and the compensation committee of YM Biosciences Inc., a Canadian drug development company, from 2011 to 2013. She also served as a member of the board of directors, the audit committee, and nominating and corporate governance committee of Sequenom Inc., a life sciences company, from 2015 to 2016. In addition, she serves on the board of directors of Rady Children’s Hospital and as an advisor to several companies. Dr. Mackey previously served as senior vice president of Pfizer Worldwide R&D and director of Pfizer’s La Jolla Laboratories, where she built Pfizer La Jolla into one of Pfizer’s main pharmaceutical research and development sites with over 1,000 employees and a robust drug pipeline. Prior to that role, she served as head of Strategic Alliances and Genomic and Proteomic Sciences for Pfizer. Dr. Mackey

spent the first part of her career in agricultural biotechnology, including as vice president of DEKALB Genetics, Inc., an international researcher, producer, and marketer of seed. Dr. Mackey received her B.S. and Ph.D. degrees in microbiology from Cornell University.

With her over 30 years of accomplishment in the biotechnology, pharmaceutical, and agricultural industries, Dr. Mackey provides the board of directors with broad expertise in the global pharmaceutical business.

Cabot Brown Independent Director Committees: • Nominations and Governance (Chair)

Cabot Brown joined our Board of Directors in February 2013. Mr. Brown is the founder and chief executive officer of Carabiner LLC, a strategic and financial advisory firm based in San Francisco that specializes in healthcare and education. Previously, Mr. Brown served as a Managing Director and Head of the Healthcare Group at GCA Savvian, an international financial advisory firm, from 2011 to 2012. Before joining GCA Savvian, Mr. Brown worked for 10 years at Seven Hills Group, an investment banking group he co-founded where he also directed the firm’s healthcare activities. He also was Managing Director of Brown, McMillan & Co, an investment firm he co-founded that sponsored buy-outs and venture capital investments. From 1987 until 1995, Mr. Brown worked at Volpe, Welty & Company, a boutique investment bank where he co-founded and ran the healthcare practice and served as a member of its Executive Committee. Mr. Brown holds an MBA from Harvard Business School with high distinction as a George F. Baker Scholar and an AB cum laude in Government from Harvard College.

With his decades of business, operational and board of director experience with a broad range of companies, Mr. Brown is considered to be qualified to serve as a member of our Board of Directors.

Alicia Secor Independent Director Committees: • Remuneration	Alicia Secor joined our Board of Directors in December 2017. Ms. Secor brings more than 25 years of leadership experience as a life sciences executive, with a track record in leading businesses and advancing products from clinical development through regulatory approval, commercialization, and global expansion across several therapeutic areas. Ms. Secor served as President and Chief Executive Officer of Juniper Pharmaceuticals, Inc., a Nasdaq listed pharmaceutical company from August 2016 until August 2018, the date the company was acquired by Catalent, Inc. Previously, she served as the chief commercial officer of Zafgen Inc., a biopharmaceutical company, from January 2014 to July 2016. From August 2013 to October 2013, she served as senior vice president and chief operating officer of Synageva BioPharma Corp., a biotechnology company. Previously, from November 1998 to July 2013, Ms. Secor spent 15 years at Genzyme, a biotechnology company, where she held various leadership positions, most recently as vice president and general manager of Metabolic Diseases, a global business with five marketed products, including two products for orphan diseases. Prior to this role, she was vice president and general manager of Biosurgical Specialties, a surgical device business focused on adhesion prevention and other novel applications for biomaterials. Prior to Genzyme, Ms. Secor held positions at Alkermes, Inc. in business development, at Centocor, Inc. (a Johnson & Johnson company) in clinical and commercial operations, and began her career at Pfizer Inc. as a hospital-based sales representative. Ms. Secor also serves as a member of the board of directors for the Foundation for Prader-

Willi Research. She received her M.B.A. from Northeastern University and her B.S. in Healthcare Administration from the University of New Hampshire.

With a wide-ranging business background, including cross-functional and senior leadership roles in the pharmaceutical and healthcare industry with particular experience in biopharmaceuticals, biotechnology and drug development, Ms. Secor is well qualified to serve as a member of our Board of Directors.

Lord William Waldegrave of North Hill Independent Director Committees: • Nominations and Governance

William Waldegrave joined our Board of Directors in December 2017. Lord Waldegrave served as a Conservative Member of the British Parliament from 1979 to 1997 including 16 years as a Government Minister, of which seven years were as a Cabinet Minister (Minister of Agriculture, Chief Secretary of the Treasury, Secretary of State for Health, and Chancellor of the Duchy of Lancaster with responsibility for the Civil Service Reform and Science). Educated at Oxford University and Harvard (a Kennedy Scholar), before entering Parliament he worked in the Cabinet Office in Whitehall; as Political Secretary to Prime Minister Edward Heath; and for GEC Ltd. Lord Waldegrave is currently Provost of Eton College, Chancellor of Reading University and a Distinguished Fellow of All Souls College, Oxford and an Honorary Fellow of Corpus Christi College, Oxford. From 1998-2008 he worked at Deutsche Kleinwort Benson and UBS. From 1998–2016, he was a director (1998-2012) and then Chairman (2012-2016) of Biotechnology Growth Trust plc. Lord Waldegrave was appointed Chairman of Coutts in January 2014 and is Chairman of the Royal Mint Advisory Committee, former Chairman of the Rhodes Trust, a Founder Trustee of the Mandela Rhodes Foundation (South Africa), and a former Chairman of the National Museum of Science and Industry. Lord Waldegrave also holds an honorary Doctorate of Civil Law from the University of Reading.

Lord Waldegrave’s broad experience in the political, finance and business fields provides our Board of Directors with broad expertise in the global pharmaceutical business.

CORPORATE GOVERNANCE

Independence of our Board of Directors

We believe that the Company benefits from having a strong and independent board of directors. On an annual basis, our Board of Directors review the independence of all Directors under guidelines established by Nasdaq and in light of each director’s affiliations with the Company and members of management, as well as significant holdings of Company securities. This review considers all known relevant facts and circumstances in making an independence determination. The Board of Directors has determined that all of the Directors that currently serve on our Board of Directors are, and all of the Directors that served on the Board of Directors during the twelve (12) months ended December 31, 2018 were, independent, except for Dr. Geoffrey Guy and Justin Gover.

COMMITTEES OF OUR BOARD OF DIRECTORS

Our Board of Directors has three standing committees: the Audit Committee, the Remuneration Committee, and the Nominations and Governance Committee. The charters for each of these committees can be found on our website at http://www.gwpharm.com.

Name	Audit	Remuneration	Nominations and Governance
James Noble	Chair		X
Cabot Brown		X	Chair
Thomas Lynch	X	Chair
Dr. Catherine Mackey	X
Alicia Secor		X
Lord William Waldegrave of North Hill.			X

Audit Committee and Audit Committee Financial Experts

Our Board of Directors has a separately designated Audit Committee. The members of the Audit Committee are James Noble (Chair), Thomas Lynch and Dr. Catherine Mackey.

The Audit Committee held eight meetings and took no actions by written consent during the twelve (12) months ended December 31, 2018. The duties and responsibilities of the Audit Committee are set forth in the Terms of Reference (“Audit Committee Terms of Reference”) of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that no revisions needed to be made to the Audit Committee at this time. A copy of the Audit Committee Terms of Reference is available on our website, located at www.gwpharm.com. Among other things, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.

The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board of Directors has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board of Directors has determined that Mr. Noble is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of our Board of Directors and our Audit Committee.

Remuneration Committee

Our Remuneration Committee is currently composed of Thomas Lynch, Alicia Secor and Cabot Brown, with Mr. Lynch serving as chairman of the committee. Our Board of Directors has determined that each member of the Remuneration Committee is “independent” as defined under the applicable listing standards of Nasdaq. The Remuneration Committee held two meetings during the twelve (12) months ended December 31, 2018.

Our Remuneration Committee aims to:

•	align the interests of Executive Directors with those of shareholders;

•

have regard to the individuals’ experience and the nature and complexity of their work in order to pay a competitive salary that attracts and retains management of the highest quality, while avoiding remunerating those Directors more than is necessary;

•	link individual remuneration packages to the Company’s short-term and long-term performance through the award of incentives via participation in the Company’s cash and equity-based incentive schemes;

•	provide post-retirement benefits through defined contribution pension schemes; and

•	provide employment-related benefits including the provision of life assurance and medical assurance.

Remuneration Committee Interlocks and Insider Participation

During the twelve (12) months ended December 31, 2018, no member of the Remuneration Committee was an employee, officer or former officer of the Company or any of its subsidiaries. During the twelve (12) months ended December 31, 2018, no member of the Remuneration Committee had a relationship that must be described under the SEC rules relating to disclosure of related party transactions. During the twelve (12) months ended December 31, 2018, none of our Executive Officers served on the Board of Directors or compensation committee of any entity that had one or more of its executive officers serving on the Board of Directors or the Remuneration Committee.

Nominations and Governance Committee

Our Nominations and Governance Committee is composed of Cabot Brown, James Noble and Lord William Waldegrave of North Hill, with Mr. Brown serving as chairman of the committee. Our Board of Directors has determined that each member of the Nominations and Governance Committee is “independent” as defined under the applicable listing standards of Nasdaq. The Nominations and Governance Committee held no meetings during the twelve (12) months ended December 31, 2018. The Nominations and Governance Committee’s responsibilities include:

•	reviewing the structure, size and composition of the Board and make recommendations with regard to any changes;

•	conducting evaluations of the performance of individual directors and sub-committees;

•	evaluating the balance of skills, knowledge and experience in light of potential future appointments;

•	being responsible for identifying and nominating, for the approval of the Board, candidates to fill Board and Board sub-committee vacancies as and when they arise; and

•	reviewing the performance of non-Executive Directors.

Nominating Procedures

The Directors may appoint any person who is permitted by the applicable laws and willing to act to be a Director, either to fill a casual vacancy or as an additional Director but so that the total number of Directors does not exceed any maximum number fixed by or in accordance with our Articles of Association.

Other than in the case of a Director retiring at our annual general meeting and standing for re-election, candidates to stand for election as Directors at our annual general meeting of shareholders must either (i) be recommended by our Board of Directors or (ii) be proposed by written notice signed by a member (other than the person to be proposed) duly qualified to attend and vote at the meeting left at the registered office of the Company not less than seven nor more than 42 days before the date appointed for the annual general meeting of shareholders for which such notice is given of their intention to propose such person for election and also notice in writing must be given signed by the person to be proposed of their willingness to be elected and stating all such details of the nominee as would, on their election, be required to be included in the Company’s register of Directors and register of Directors’ residential addresses. In addition, under the Companies Act, in order for a resolution proposed by shareholders to be moved at an annual general meeting of shareholders (whether to propose a candidate for election as a Director or otherwise), such proposal must have been requisitioned either by members representing 5% of the total voting rights of all members having a right to vote on such proposal at the annual general meeting of shareholders or by at least 100 members who have a right to vote on such proposal at the relevant annual general meeting of shareholders and who hold shares in the Company on which there has been paid up an average sum, per member, of at least £100. Such proposal must have been signed or otherwise authenticated by all requisitionists and submitted to the Company not later than (1) six weeks before the annual general meeting of shareholders to which the requests relate or (2) if later, the time at which notice of that meeting is given by the Company. Where certain conditions prescribed by section 153 of the Companies Act are met, the requisitionists may include persons who are not members but on whose behalf shares are held by a member.

Shareholders may recommend director nominees for consideration by the Nominations and Governance Committee by writing to our Company Secretary at the address below, or the Company’s registered office address from time to time, and certain other requirements described under “Shareholder Proposals” below.

Following verification of the shareholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the Nominations and Governance Committee. Shareholders who desire to nominate persons directly for election to the Board of Directors at an annual general meeting of shareholders must meet the deadlines and other requirements set forth under “Additional Information—Shareholder Proposals for 2020 Annual General Meeting.” Any vacancies on the Board of Directors occurring between our annual general meetings of shareholders may be filled by persons selected by a majority of the directors then in office, in which case any director so elected will serve until the next annual general meeting of shareholders when such director will offer himself/herself for re-election, or by persons elected by an ordinary resolution of the shareholders of the Company.

You may write to the Nominations and Governance Committee at:

c/o Adam George

Company Secretary

GW Pharmaceuticals plc

Sovereign House

Vision Park

Chivers Way

Histon

Cambridge CB24 9BZ

United Kingdom

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is applicable to our Directors, Executive Officers, and all other employees. A copy of the code is available to every employee on our internet site, upon request to our human resources department, and to investors and others on our website at http://www.gwpharm.com or by contacting our investor relations department or legal department. Disclosure regarding any amendments to, or waivers from, provisions of the Code of Conduct that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of Nasdaq.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and related footnotes describe, as of April 15, 2019, the beneficial ownership of our ordinary shares (and our ADSs, each of which represents 12 ordinary shares) by:

•	each person we believe beneficially holds more than 5% of the outstanding ordinary shares based solely on our review of SEC filings;

•	each of our named Executive Officers;

•	each of our Directors; and

•	all of our Executive Officers and Directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 15, 2019 are considered outstanding. These ordinary shares, however, are not included in the computation of the percentage ownership of any other person. Applicable percentage ownership is based on 368,625,000 ordinary shares outstanding as of April 15, 2019.

Unless otherwise indicated, the address for each of the shareholders listed in the table below is c/o GW Pharmaceuticals plc, Sovereign House, Vision Park, Chivers Way, Histon, Cambridge, CB24 9BZ, United Kingdom.

	Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Beneficial Owners of More than 5% of Our Ordinary Shares
Capital Research Global Investors(1)	43,286,018	11.8%
Capital World Investors(2)	32,538,865	8.9%
Named Executive Officers and Directors:*
Dr. Geoffrey Guy(3)	8,279,078	2.3%
Justin Gover(4)	3,290,944	*
Julian Gangolli(5)	778,470	*
Adam George(6)	484,455	*
James Noble(7)	110,101	*
Thomas Lynch(7)	86,181	*
Cabot Brown(8)	41,277	*
Volker Knappertz(9)	20,880	*
Scott Giacobello(10)	18,672	*
Doug Snyder	4,968	*
William Waldegrave(11)	3,580	*
Dr. Catherine Mackey	2,688	*
Alicia Secor	2,676	*
Chris Tovey(12)	2,501	*
All Executive Officers and Directors as a group (14 persons)	13,131,589	3.6%

*	Represents less than 1%.
(1)

Based solely on a Schedule 13G/A filed with the SEC on February 14, 2019 by Capital Research Global Investors. Capital Research Global Investors, a U.S.-based investment management company, holds these shares in the form of ADSs and has sole dispositive and voting power over the shares. Their business address is 333 South Hope Street, Los Angeles, CA 90071.

(2)

Based solely on a Schedule 13G/A filed with the SEC on February 14, 2019 by Capital World Investors, a division of Capital Research Management and Company (“CRMC”). Capital World Investors divisions of CRMC and Capital International Limited collectively provide investment management services under the name Capital World Investors. Capital World Investors has sole voting and dispositive power over the shares and holds these shares in ADSs. Capital World Investors’ business address is 333 South Hope Street, Los Angeles, CA 90071.

(3)

Includes 25,000 ordinary shares beneficially owned by Dr. Guy’s spouse, 103,925 ordinary shares held by a pension plan of which Dr. Guy and his spouse are beneficiaries and options to purchase 9,262 ordinary shares that have vested.

(4)

Includes 2,143,314 ordinary shares beneficially owned by The Gover Family Investment LLP, of which Mr. Gover owns 99% and the remaining 1% is held by his spouse. 2,143,308 of these shares are held in the form of ADSs. Also includes options to purchase 741,425 ordinary shares that have vested.

(5)	Includes options to purchase 671,922 ordinary shares that have vested.
(6)	Includes 15,942 shares held by his wife, 21,696 ordinary shares held by his personal pension plan and options to purchase 446,817 ordinary shares that have vested.
(7)	Includes options to purchase 86,181 ordinary shares that have vested.
(8)	Includes 7,216 ordinary shares held in the form of ADSs and options to purchase 34,061 ordinary shares that have vested.
(9)	Includes 8,736 ordinary shares held in the form of ADSs and includes 12,144 ordinary shares that will vest within 60 days after the date of this proxy statement.
(10)	Includes 10,536 ordinary shares held in the form of ADSs and includes 8,136 ordinary shares that will vest within 60 days after the date of this proxy statement.
(11)	Includes options to purchase 3,580 ordinary shares that have vested.
(12)	Includes 2,503 ordinary shares held in the form of ADSs.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

As of October 1, 2018, Section 16(a) of the Exchange Act requires our Directors and Executive Officers and persons who own more than 10% of our ordinary shares to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our ordinary shares. Prior to October 1, 2018, our Directors and Executive Officers and persons who own more than 10% of our ordinary shares were not required to comply with the reporting requirements of Section 16(a) because we were exempt from these requirements by virtue of being a “foreign private issuer.”

Based on a review of those reports and written representations that no other reports were required, we believe that our Directors and Executive Officers and persons who own more than 10% of our ordinary shares complied with all of their applicable Section 16(a) filing requirements.

TRANSACTIONS WITH RELATED PERSONS

Certain Relationships and Related Party Transactions

Other than the compensation arrangements described below under the section “Compensation Discussion and Analysis,” during the twelve (12) months ended December 31, 2018 through the date of this proxy statement, we were not a party to any transactions involving an amount exceeding $120,000 between us and certain “related parties,” which are generally considered to be our Directors and Executive Officers, nominees for director, holders of 5% or more of our outstanding ordinary shares and members of their immediate families.

Approval of Related Party Transactions

We have adopted a related person transaction policy which sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any employee, director or beneficial owner of more than 3% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each Director, Executive Officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth information regarding our executive officers (the “Executive Officers,” and each an “Executive Officer”), as of the date of this proxy statement. There are no family relationships between any of our Executive Officers, and there is no arrangement or understanding between any Executive Officer and any other person pursuant to which the Executive Officer was selected.

Name	Age	Executive Officer Since(1)	Position
Justin Gover	48	1999	Director and Chief Executive Officer
Dr. Geoffrey Guy	64	1998	Chairman of the Board of Directors and Executive Chairman
Scott Giacobello	48	2017	Chief Financial Officer
Adam George	49	2017	Managing Director, U.K. and Company Secretary
Chris Tovey	53	2012	Chief Operating Officer
Julian Gangolli(2)	60	2015	President, North America
Darren Cline(3)	54	2019	U.S. Chief Commercial Officer
Volker Knappertz	53	2017	Chief Medical Officer
Doug Snyder	54	2017	Chief Legal Officer

(1)	Our executive officers are selected by and serve at the discretion of our Board of Directors.
(2)

On November 14, 2018, Julian Gangolli advised the Company that he intends to retire from his position as President, North America in 2019. Pursuant to the terms of a severance agreement dated as of April 12, 2019 by and between Greenwich Biosciences, Inc. and Jullian Gangolli, Mr. Gangolli’s employment with the Company will end May 10, 2019.

(3)	Darren Cline was appointed as U.S. Chief Commercial Officer effective April 22, 2019.

Justin Gover Director and Chief Executive Officer	The biography of Justin Gover, our Chief Executive Officer and one of our Directors, appears under “—Directors” above.

Dr. Geoffrey Guy Chairman of the Board of Directors and Executive Chairman	The biography of Dr. Geoffrey Guy, the Chairman of the Board of Directors and Executive Chairman, appears under “—Directors” above.

Scott Giacobello Chief Financial Officer	Scott Giacobello has served as our Chief Financial Officer since March 2017. Mr. Giacobello has over 25 years of finance and operational experience. He is an accomplished executive who most recently served as chief financial officer for Chase Pharmaceuticals Corporation, a clinical stage biopharmaceutical company focused on the development and commercialization of improved treatments for neurodegenerative disorders. From 2008 through 2015, Mr. Giacobello held senior level finance positions at Allergan, most recently serving as Vice President of Finance for Global Research & Development. While at Allergan, he also served as Vice President of Corporate Finance and Vice President of Internal Audit & Compliance. Mr. Giacobello’s previous experience includes financial positions at the Black & Decker Corporation and Ernst & Young, LLP. Mr. Giacobello holds a bachelor’s degree in business administration from the University of Notre Dame and is a Certified Public Accountant.

Adam George Managing Director, U.K. and Company Secretary	Adam George joined the Company in 2007 and was Group Financial Controller until June 2012, at which time he was our Chief Financial Officer until March 2017. On March 6, 2017, Mr. George was appointed as Managing Director, U.K., a newly-created executive role with broad leadership responsibilities for our U.K. operations. Mr. George also acts as Company Secretary, a role he has held since he first joined the Company. Prior to joining the Company, Mr. George occupied several senior finance roles within both listed and privately-owned high growth businesses. He is currently a non-executive director of Nucana plc, a clinical-stage biopharmaceutical company.

Chris Tovey Chief Operating Officer	Chris Tovey has served as our Chief Operating Officer since October 2012. Prior to joining the Company, Mr. Tovey was at UCB Pharmaceuticals (“UCB”) from 2006 to 2012. In his last role there, Mr. Tovey was the Vice President of Global Marketing Operations where he was responsible for worldwide marketing activities on a portfolio of UCB products including Keppra®, an anti-epileptic drug generating over €2.0 billion in annual sales. Previous experience and roles at UCB included a number of multi-country product launches including Vimpat®, an anti-epileptic drug, Managing Director Greece and Cyprus, and leader of all UCB activities on the orphan narcotic medication Xyrem®, which is used in the treatment of narcolepsy. Mr. Tovey previously spent 18 years at GlaxoSmithKline plc (“GSK”) in senior commercial roles in both the European and U.K. organizations. These roles included Director Commercial Strategy Distribution Europe, Director European Vaccine Therapy, Director Commercial Development U.K., Director Vaccines Business Unit U.K. and Business Unit Manager Oncology U.K. While at GSK, Mr. Tovey worked across a wide range of therapeutic areas including neurology, infectious diseases, oncology, diabetes, respiratory, gastroenterology and immunology. Mr. Tovey is also currently a non-executive director of CanImGuide Therapeutics AB, an early-stage biopharmaceutical company developing new treatments for cancer through inhibition of LFA-1 receptor antagonism.

Julian Gangolli President, North America	Julian Gangolli has served as our President, North America since his appointment in June 2015. Mr. Gangolli has three decades of senior management experience with large pharmaceutical, specialty pharmaceutical, and start-up biotechnology companies. Since July 2016, Mr. Gangolli has served on the board of directors and audit committee of Revance Therapeutics, Inc., a biotechnology company. Prior to joining the Company, Mr. Gangolli was, from 2004 until April 2015, President of the North American Pharmaceutical division of Allergan, with responsibility for a 1,400-person integrated commercial operation with sales exceeding $3.8 billion in 2014. As a corporate vice president and member of the executive committee, Allergan’s most senior leadership team overseeing worldwide operations, Mr. Gangolli was an integral part of the executive management team that transformed Allergan into one of the leading specialty pharmaceutical companies in the U.S. Prior to Allergan, Mr. Gangolli was Vice President, Sales and Marketing at VIVUS, Inc. (“VIVUS”), a pharmaceutical company where he established from inception a fully functioning commercial operation. Prior to VIVUS, Mr. Gangolli held roles at Syntex Pharmaceuticals, Inc., a global pharmaceutical company specializing in the development, production and marketing of generic pharmaceutical products, and Ortho-Cilag Pharmaceuticals Ltd., a pharmaceutical research company, in the U.K. Mr. Gangolli received a BSc (Honors) in Applied Chemistry from Kingston University in England.

Darren Cline U.S. Chief Commercial Officer	Darren Cline has served as our U.S. Chief Commercial Officer since April 2019. Darren Cline is an accomplished biopharmaceutical executive with over 25 years of commercial experience, including hematology and oncology, orphan and ultra-orphan arenas. Mr. Cline is Executive Vice President, Commercial at Seattle Genetics, Inc., where he oversees all marketing, sales, and managed markets. He was directly involved in the commercial build out for the launch of Adcetris, an antibody-based biologic the US Food and Drug Administration approved for treatment of certain hematologic cancers; he played an integral role driving Adcetris’ continued growth to over $300 million in revenue. Prior to Seattle Genetics, Mr. Cline was at Alexion Pharmaceuticals, where he was part of the initial commercial leadership team for the Soliris launch, helping to build out key sales functions that were instrumental in Soliris becoming a billion-dollar brand. Mr. Cline received his undergraduate degree from San Diego State University and his MBA from Pepperdine University. Mr. Cline is also currently a non-executive director of Stemline Therapeutics, Inc., a commercial-stage biopharmaceutical company focused on the development and commercialization of novel oncology therapeutics.

Volker Knappertz Chief Medical Officer	Volker Knappertz has served as our Chief Medical Officer since May 2017. Dr. Knappertz has over 25 years of clinical trial experience and 17 years of pharmaceutical drug development experience, holding leadership positions with responsibilities for managing international clinical trial and medical affairs programs. Since joining the Company, Mr. Knappertz oversaw the filing and approval of Epidiolex and the global development efforts of cannabinoids. Most recently, as the vice president of clinical development for multiple sclerosis, oncology and biosimilar products at Teva Pharmaceuticals (“Teva”), a multinational pharmaceutical company, Dr. Knappertz oversaw multiple regulatory submissions and approvals in the United States, Canada, Europe and Japan. Prior to joining Teva in 2012, Dr. Knappertz served in clinical and medical roles in CNS, CV, and biologics at Bayer Pharmaceuticals, a multinational pharmaceutical and life sciences company, and AstraZeneca, a research-based biopharmaceutical company. Dr. Knappertz is a U.S. Board certified neurologist who received his residency training at Yale University where he served as chief resident and was fellowship trained at Wake Forest University. He received his clinical scientist training and M.D. as well as a doctorate degree in research on glioblastoma from the University at Cologne in Germany.

Doug Snyder Chief Legal Officer	Doug Snyder has served as our Chief Legal Officer since July 2017. Mr. Snyder brings more than 20 years of experience providing counsel in the pharmaceutical industry, at the U.S. Food and Drug Administration (“FDA”) and in private practice. Prior to joining the Company, he led the legal and compliance teams as senior vice president, general counsel, and secretary for Actelion U.S., a pharmaceuticals and biotechnology company. Prior to that, Mr. Snyder held the position of senior vice president, general counsel, secretary at Eisai Inc., a pharmaceutical subsidiary of a research-based human health care company, where he led the Legal, Compliance, Legislative Affairs, Internal Audit and Security Group. From 1999-2005, he was vice-president, associate general counsel for GlaxoSmithKline (“GSK”). During his tenure at GSK, Mr. Snyder managed the legal and communications strategies related to some of GSK’s most high-profile matters concerning the New York Attorney General, the U.S. Department of Justice and the FDA. Before joining the pharmaceutical industry, he held the role of Associate General Counsel for the FDA where he counseled the Commissioner, appeared before Congress in key initiatives, and led the initial False Claims/Kickback cases against the pharmaceutical industry.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis gives an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our Executive Officers who served in such capacity during the twelve (12) months ended December 31, 2018, and the material factors that we considered in making those decisions. Under the heading “Executive Compensation” below you will find a series of tables containing specific information about the compensation earned or paid in the twelve (12) months ended December 31, 2018 to the following individuals, whom we refer to as our named executive officers, or NEOs:

•	Justin Gover has served as our Chief Executive Officer since 1999;

•	Scott Giacobello has served as our Chief Financial Officer since 2017;

•	Dr. Geoffrey Guy has served as Executive Chairman since 1998;

•	Julian Gangolli has served as our President, North America since 2015;

•	Darren Cline has served as our U.S. Chief Commercial Officer since April, 2019; and

•	Volker Knappertz has served as our Chief Medical Officer since 2017.

Compensation Philosophy and Objectives

Remuneration Policy

The Remuneration Committee sets up the Company’s Remuneration Policy which is designed to ensure that Executive Directors are appropriately incentivized and rewarded for their performance, responsibility and experience. The Remuneration Committee aims to ensure that the Remuneration Policy aligns the interests of Directors and Executive Officers with those of shareholders. The Remuneration Policy is designed to be competitive but aligned with accepted market practice in the United States. We consider that these design features are pivotal to our ability to offer competitive incentive packages in the markets that we compete and operate in.

During the year, the Remuneration Committee retained Willis Towers Watson to provide ongoing peer group remuneration competitive market analysis, option valuations and remuneration policy-related advice.

Remuneration Approach

Our Remuneration Policy for Executive Directors and Executive Officers aims to:

•	align the interests of Executive Directors with those of shareholders;

•

have regard to the individuals’ experience and the nature and complexity of their work in order to pay a competitive salary that attracts and retains management of the highest quality, while avoiding remunerating those Directors more than is necessary;

•	link individual remuneration packages to our short-term and long-term performance through the award of incentives via participation in our cash and equity-based incentive schemes;

•	provide post-retirement benefits through defined contribution pension schemes; and

•	provide employment-related benefits, including the provision of life assurance and medical assurance.

We believe that these aims, which remain unchanged from previous years with the exception of a single change to the LTIP equity incentive limit described below, have been working well, continue to be relevant and provide a firm framework within which future remuneration will be determined. The shareholder approved Remuneration Policy provides a set of parameters within which we work while still allowing the Remuneration Committee sufficient flexibility to adapt remuneration packages in line with the development of the business. This allows the Company to attract, retain and motivate Directors and Executive Officers with the skills, talent and motivation to deliver upon our strategy and to continue to create value for our shareholders.

Key Remuneration Committee Activities during the Twelve Months Ended December 31, 2018

During the twelve (12) months ended December 31, 2018, the Remuneration Committee’s key activities have been as follows:

•

We engaged Willis Towers Watson as independent advisers to conduct a competitive market analysis of the remuneration of the Directors against the selected peer group and to provide recommendations for basic salaries, Long Term Incentive Plan (“LTIP”) awards and the structure of bonus incentive awards for the year. As the Company continues to grow in size and complexity, the Remuneration Committee requested that Willis Towers Watson review the peer group of comparable U.S.-listed biotech/pharmaceutical development companies. As the Company continues to grow in size and complexity, the Remuneration Committee requested that Willis Towers Watson review the peer group of comparable U.S.-listed biotech/pharmaceutical development companies to reflect our growth, market capitalization and the stage of our commercial development. Willis Towers Watson suggested biopharmaceutical companies that had a twelve-month trailing market capitalization of between $1.5 billion to $6 billion, revenue of less than $100 million per annum and with fewer than 100 employees, applying a consultative review to arrive at a shortlist of potential additional peers based on industry and business description and organizations considered to be close competitors. This list was then subject to review, refinement and approval by the Remuneration Committee.

•

Based on these criteria, Willis Towers Watson recommended, and our Committee approved, removing Horizon Pharma Public Limited Company, Depomed, Inc., and INSYS Therapeutics, Inc. (which no longer met the criteria described above) and Kite Pharma, Inc. and Ariad Pharmaceuticals, Inc. (which were acquired since the 2017 peer group company list was approved) and adding Clovis Oncology, Inc. and Spark Therapeutics, Inc. The latest peer group consists of 18 companies with a median market capitalization of $3.36 billion. This peer group comprised ACADIA Pharmaceuticals Inc., Agios Pharmaceuticals Inc., Alder Biopharmaceuticals Inc., Alnylam Pharmaceuticals Inc., bluebird bio Inc., Clovis Oncology, Inc., Intercept Pharmaceuticals Inc., Juno Therapeutics Inc., Neurocrine Biosciences Inc., Pacira Pharmaceuticals Inc., Portola Pharmaceuticals Inc., Puma Biotechnology Inc., Radius Health Inc., Sage Therapeutics Inc., Sarepta Therapeutics Inc., Spark Therapeutics, Inc., Tesaro Inc. and Ultragenyx Pharmaceuticals Inc.

•

In February 2018, the Remuneration Committee met to consider the basic salary increases to be awarded to Executive Officers. Inflationary increases had been given to the majority of our staff and the Executive Directors were given an inflationary basic salary increase of 3% effective from January 1, 2018. External competitive market analysis for the Chief Executive Officer and Chief Financial Officer were below the median of peer group data. The Remuneration Committee approved an increase in the Chief Executive Officer’s basic salary to $600,000 and the Chief Financial Officer’s basic salary to $400,000 effective from March 1, 2018.

•

At the same time, the Remuneration Committee met to consider the extent of achievement of 2017 calendar year objectives by the Board of Directors and our management, which we refer to as our Executive Team, and to determine the level of short-term bonus incentive award to be paid in respect of the 2017 calendar year. The consensus was that 2017 had been a year of substantial progress with all material objectives having been achieved, well positioning the Company for FDA approval.

Under the 2017 bonus program, bonus incentive awards were determined by first establishing a bonus pool. The bonus pool was calculated by aggregating the target cash incentive awards for all eligible plan participants and then multiplying that sum by a modifier established by our Remuneration Committee based on our performance as measured against the 2017 company goals. The 2017 company goals approved by our Board of Directors and Remuneration Committee at the beginning of the were as follows:

2017 Company Goals
Successfully file Epidiolex NDA for Dravet syndrome and Lennox-Gastaut syndrome
Execute manufacturing scale-up strategy to meet projected commercial demand at launch
Develop Epidiolex life cycle strategy progressing solid dose, IV and improved oral formulations
Progress Epidiolex clinical strategy, initiating Phase 3 Tuberous Sclerosis study
Determine commercial regulatory strategy for Sativex in the United States
Maintain cash position to ensure two years of available cash at December 31, 2017
Build U.S. commercial organization
Establish Epidiolex commercialization and regulatory plan for Europe
Develop a Board-approved organizational design, including establishing key U.S.—based functions needed to support U.S. commercial operations
Progress other pipeline projects, including CBDV in epilepsy
Establish IT systems and compliance processes in readiness for U.S. launch

The bonus pool was then allocated among all of the plan participants in accordance with the terms of the 2017 annual bonus incentive program. For 2017, our Chief Executive Officer and Executive Team bonus incentive awards at target equated to 50% of 2017 basic salary and were based 75% on company goals and 25% on individual objectives.

Our Remuneration Committee assessed our performance and determined that we had met or exceeded each of our 2017 company goals and, after taking into consideration our substantial progress during the year that well positioned the Company for FDA approval approved an overall bonus award pool resulting in awards of 120% of target, equating to 60% of 2017 basic salary for those members of the Executive who had been employed for the entire calendar year. Those members of the Executive Team who joined during early 2017, being the Chief Medical Officer, Chief Financial Officer and Chief Legal Officer, were awarded a short-term incentive bonus award based upon 50% of their pro-rata basic salary.

•

At the same time, the Remuneration Committee approved the objectives to be achieved by the Executive Directors during 2018. The approved objectives are primarily linked to FDA approval and the execution of Epidiolex’s launch in the U.S. market. These were considered by the Remuneration Committee to be the key value drivers for the business and therefore represent the optimum objectives for Executive Team incentive schemes to be based upon in 2018.

•

At the same time, the Remuneration Committee met and agreed the terms of the 2018 grant of LTIP awards to the Directors and Executive Officers. These were segmented so that (i) 50% of the value of the award is linked to rigorous performance conditions linked to Company key value drivers, which must be achieved in the three-year vesting period, (ii) half of the share options will vest upon U.S approval of Epidiolex by the FDA and half vest upon commercial launch in the United States, (iii) 25% of the value of the award is in the form of market-priced share options with a three-year vesting period, and (iv) 25% of the value of the award took the form of restricted stock options which vest at the rate of 25% per annum over a four-year vesting period.

The selected performance conditions that are required to be achieved in order to trigger vesting of 50% of this award are again considered to be directly linked to key business value drivers creating alignment with shareholders’ interests. The restricted stock option element of the award is considered to encourage long-term retention, considered to be a key factor critical to future success, and the market priced options are intended to align further the interests of the Executive Directors with shareholders’ interests. The resulting mix is designed to create an appropriate balance of long-term incentives linked to value-driving objectives, aligned with shareholder value creation, whilst encouraging retention of the team considered to be a key success factor for the future.

At the grant date these awards had expected values at grant equivalent to 575% of basic salary for the Chief Executive Officer, 450% of basic salary for the Executive Chairman, 400% of basic salary for President, North America and Chief Financial Officer, 350% of basic salary for Chief Legal Officer and Chief Operating Officer and 300% for the Chief Medical Officer, and Managing Director, U.K.

•

In November 2018, the Remuneration Committee met to consider the state of achievement of 2018 bonus objectives, to consider and approve the re-appointment of Willis Towers Watson as independent remuneration advisers to the Remuneration Committee for 2019 and to initiate a competitive market analysis refresh exercise. Finally, the Remuneration Committee considered the potential impact of the equity incentive award limit contained within the shareholder approved remuneration policy and the potential impact upon the committee’s ability to provide market-competitive remuneration packages to the Chief Executive Officer and potential new senior executive officer hires in 2019.

•

In February 2019, the Remuneration Committee met to consider the extent of achievement of 2018 calendar year objectives, and to determine the level of short-term bonus incentive award to be paid in respect of the 2018 calendar year.

•

The consensus was that 2018 had been an exceptional year for the Company with the material key objectives having been achieved, including the Company’s first FDA approval and subsequent U.S. commercial launch with Epidiolex, for treatment of Dravet syndrome and Lennox-Gastaut syndrome.

•

Under the 2018 bonus program, bonus incentive awards were determined by first establishing a bonus pool. The bonus pool was calculated by aggregating the target cash incentive awards for all eligible plan participants and then multiplying that sum by a modifier established by our Remuneration Committee based on our performance as measured against the 2018 company goals. The 2018 company goals approved by our Board of Directors and Remuneration Committee, at the beginning of the year, were as follows:

2018 Company Goals
Achieve FDA regulatory approval of Epidiolex
Progress EU regulatory submission to support approval in 2019
Manufacturing sufficient inventory of Epidiolex to support commercial launch, and advance all steps necessary to meet long-term demand
Ensure organization and operational readiness to execute successful U.S. launch and progress EU launch preparations
Progress Epidiolex clinical strategy, completing close out of second Dravet syndrome clinical study and complete recruitment of Phase 3 Tuberous Sclerosis study
Formulate protocol and development plan for Sativex U.S. multiple sclerosis development
Implement comprehensive program of compliance policies to support U.S. and EU commercial launches
Successfully manage all elements of conversion to a U.S. domestic registrant, with effect from fiscal year ended September 30, 2018
Progress other pipeline projects, with particular focus on CBDV and CBD:THC

The bonus pool was then allocated among all of the plan participants in accordance with the terms of the 2018 annual bonus incentive program. Consistent with 2017, our Chief Executive Officer and Executive Team bonus incentive awards were based 75% on company goals and 25% on individual objectives.

Our Remuneration Committee assessed our performance and determined that we had met or exceeded each of our 2018 Company goals and, after taking into consider our pivotal FDA approval of Epidiolex in the United States, approved an overall bonus award paying 150% of target, equating to 75% of 2018 basic salary. The Remuneration Committee considered that the Chief Executive Officer, Chief Operating Officer and Chief Medical Officer deserved additional recognition in respect of their efforts towards the U.S. approval of Epidiolex. The Committee approved an overall bonus award paying 160% of target, equating to 80% of 2018 basic salary for these individuals.

Proposed Change to Remuneration Policy

The end of 2018 peer group refresh and competitive market analysis exercise conducted on behalf of the Remuneration Committee by our independent adviser, Willis Towers Watson, together with the recruitment activity that we have in progress seeking to appoint a new lead U.S. Commercial Officer to fill the role that will be vacated by Julian Gangolli upon his retirement in early 2019, have highlighted the fact that the current fixed equity incentive award annual limit, limiting the value of equity incentive awards to a fixed 600% of annual salary, has the potential to frustrate the Remuneration Committee’s ability to maintain a market competitive remuneration package for the Chief Executive Officer and, potentially, the Remuneration Committee’s ability to be able to offer market-competitive remuneration packages that will enable recruitment and retention of the best candidates for senior officer roles. With this in mind, the Remuneration Committee has consulted with independent advisers and has concluded that it is necessary to seek shareholder approval for a single amendment to the remuneration policy at the AGM to replace the existing fixed equity incentive limit with a limit that is based on peer group competitive market analysis data, whereby the value of GW’s annual equity incentive awards to Directors and Executive Officers will not exceed the 75th percentile of peer group data. This is in-line with the approach that is currently taken with the policy limit for basic salary and should give the committee the flexibility needed to maintain market-competitive remuneration incentives structured similarly to those in use by peer group companies.

Roles in Determining Compensation

Remuneration Committee

In accordance with best practice, the Remuneration Committee, consisting of independent non-executive Directors, manages the remuneration of the Executive Directors within the framework of the shareholder approved Remuneration Policy and shareholder approved LTIP option scheme rules.

Risks Related to Compensation Policies and Practices

As part of the Board of Director’s risk oversight role, our Remuneration Committee reviews and evaluates the risks associated with our compensation programs. Our Remuneration Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. In making this determination, our Remuneration Committee considered the following:

•	the Company’s use of different types of compensation vehicles to provide a balance of long- and short-term incentives with fixed and variable components;

•	the granting of equity-based awards with time-based vesting and performance-based vesting, both of which encourage participants to work towards long-term appreciation in equity values;

•	the Company’s annual bonus determinations for each employee and vesting of performance-based equity awards being tied to achievement of Company goals, which goals promote long-term value; and

•

the Company’s system of internal control over financial reporting and code of conduct and ethics, which, among other things, reduce the likelihood of manipulation of the Company’s financial performance to enhance payments under any of its incentive plans.

Compensation Consultant

The Remuneration Committee retains the services of Willis Towers Watson as independent external compensation consultants. The mandate of the consultants includes assisting the Remuneration Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design, and competitive market analysis with the Company’s peers in the industry. The Remuneration Committee regularly evaluates the performance of its compensation consultants, considers alternative compensation consultants, and has the final authority to engage and terminate such services.

The Remuneration Committee has assessed the independence of Willis Towers Watson pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Willis Towers Watson from serving as an independent consultant to the Remuneration Committee.

Chief Executive Officer

Our Chief Executive Officer attends Remuneration Committee meetings and works with the Remuneration Committee Chairman and its compensation consultants to develop compensation recommendations for Executive Officers (excluding the Chief Executive Officer) and other key executives, based upon individual experience and breadth of knowledge, internal considerations, individual performance during the fiscal year, and other factors deemed relevant by the Remuneration Committee. The recommendations are then submitted to the Remuneration Committee for review and consideration. The Remuneration Committee works directly with its compensation consultants to determine compensation actions for the Chief Executive Officer. In accordance with Nasdaq listing rules, our Chief Executive Officer is not present during voting or deliberations concerning his own compensation.

Say-on-Pay

In accordance with the requirements of Companies Act 2006, as a U.K. resident company listed on a recognized stock exchange, we are required to establish a Directors’ Remuneration Policy, containing a framework of limits within which the Remuneration Committee are authorized by shareholders to operate. This is required to be approved by shareholders at least every three years, by the passing of an ordinary resolution at the annual general meeting of shareholders.

At the March 2018 annual general meeting of shareholders, a revised Remuneration Policy was presented to shareholders. This Remuneration Policy was supported by 81.4%, and the resolution was duly passed. Additionally, annually at our general meeting of shareholders, we hold a non-binding advisory vote regarding the compensation of our named Executive Officers.

The Remuneration Committee has considered and will continue to consider the outcome of such votes when making future compensation decisions for our named Executive Officers. The Remuneration Committee believes that the most relevant period of time to assess the performance of the Company’s Chief Executive Officer is the period since our Nasdaq listing, which commenced in May 2013, during which the Company’s ADS price significantly outperformed both its peer group and the Nasdaq Biotechnology Index as a whole. The Remuneration Committee also relies on advice from its compensation consultant, its evaluation of Company performance against pre-defined corporate goals, its understanding of the challenges facing the Company and its observations of executive officer performance to determine executive officer compensation.

At our last annual general meeting of shareholders in March 2018, the non-binding advisory vote of shareholders supported the compensation of our named Executive Officers by 83% of the votes cast at the meeting. These votes for and against the proposal, together with available feedback from investors, have been and will continue to be considered by the Remuneration Committee in connection with the evaluation of executive compensation.

Competitive Market Analysis

The Remuneration Committee draws on a number of resources to assist in the evaluation of the various components of the Company’s executive compensation program. While we do not establish compensation levels based solely on competitive market analysis, pay practices at other companies are a factor that the Remuneration Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace.

Our peer companies used in determining compensation actions with respect to 2018 compensation were selected by the Remuneration Committee with the support of Willis Towers Watson, which, since 2015, has been retained to conduct comprehensive reviews of the Company’s executive compensation practices.

The Remuneration Committee considered the foregoing analysis in selecting the following 18 publicly-traded peer companies for use in evaluating compensation actions during 2018: ACADIA Pharmaceuticals Inc., Agios Pharmaceuticals Inc., Alder Biopharmaceuticals Inc., Alnylam Pharmaceuticals Inc., bluebird bio Inc., Clovis Oncology, Inc., Intercept Pharmaceuticals Inc., Juno Therapeutics Inc., Neurocrine Biosciences Inc., Pacira Pharmaceuticals Inc., Portola Pharmaceuticals Inc., Puma Biotechnology Inc., Radius Health Inc., Sage Therapeutics Inc., Sarepta Therapeutics Inc., Spark Therapeutics, Inc., Tesaro Inc. and Ultragenyx Pharmaceuticals Inc.

The Remuneration Committee reviews the Company’s list of peer companies on an annual basis to reflect changes in market capitalization, acquisitions, developments at the Company relative to its peer companies, and other factors.

Components of Compensation and Target

Executive Directors’ remuneration packages are considered annually and for the twelve (12) months ended December 31, 2018 comprised a number of elements, as follows:

(1) Fixed Elements of Remuneration. Fixed elements of remuneration, including basic salary and other benefits, were set and paid in accordance with our Remuneration Policy. Any changes to salary will be considered in the context of a number of factors, including the annual peer-based competitive market analysis exercise carried out for the Remuneration Committee by Willis Towers Watson, home-market location, any changes to executive responsibilities since the last review and broader employee increases.

(2) Short-Term Incentive. We anticipate that the Remuneration Committee will meet in early 2020 to assess Executive Director performance for the calendar year ended December 31, 2019. Based upon this assessment and in accordance with the Remuneration Policy Report below, the Remuneration Committee may award a cash bonus payment to each Executive Director. The level of award will depend upon the extent of achievement of strategic objectives that were set by the Remuneration Committee in early 2019. These included specific objectives linked to what were considered, at the date that these were established, to be the key value drivers for the business and which included regulatory approval and launch of Epidiolex, clinical development program, pipeline development activities, operational and business development objectives, financial position and equity valuation.

(3) LTIP. Long-term incentive awards for the twelve (12) months ended December 31, 2018, determined by the Remuneration Committee in February 2018, were informed by the peer group competitive market analysis data provided to the Remuneration Committee by Willis Towers Watson, and vesting was linked to share price performance and subject to performance objectives linked to value drivers for the business.

The February 2016 LTIP award vested on February 15, 2019. This award was divided at grant into a number of tranches:

•

25% of the awards were in the form of market-priced options, whereby the options have an exercise price equivalent to the market price at market close on the day prior to grant ($44.64 per ADS). These options become exercisable on the third anniversary of the date of grant.

•

50% of the awards were in the form of performance stock options, whereby the options will vest upon the third anniversary of the date of grant subject to certain corporate performance conditions having been achieved, as follows:

•	Vesting of half of the performance stock options occurred upon receipt from FDA of their confirmation of acceptance of an Epidiolex NDA filing.

•	Vesting of half of the performance stock options occurred upon FDA grant of Epidiolex regulatory approval.

100% of these LTIP awards vested on February 15, 2019.

•

Finally, 25% of the awards granted in February 2016 were in the form of restricted stock options with a four-year service condition whereby one quarter of the grant vests on each anniversary of grant over a four-year period. The third tranche, equivalent to 25% of this award, vested on February 15, 2019.

(4) Non-Executive Director Fees and Equity-Based Incentives. We do not expect the level of cash-based fees to change during 2019, but we do expect there to be a further grant of equity-based incentives. This grant will be subject to approval by the executive members of the Board of Directors and is likely to be linked to a combination of share price performance and service-based conditions.

The policy table below describes our shareholder-approved Remuneration Policy for Directors and Executive Officers and seeks to explain how each element of the Directors and Executive Officers’ remuneration packages operates:

Elements of remuneration	Purpose and link to strategy	Operation	Maximum	Performance targets	Changes to policy
Salary	Rewards skills and experience and provides the basis for a competitive remuneration package.	Salaries will be reviewed annually by reference to market practice and market data, on which the Remuneration Committee receives independent advice, rates of inflation, broader employee increases, the individual’s experience and scope of the role	Salaries will not exceed the 75th percentile of peer group comparator data for the relevant role. The Remuneration Committee will reference alternative comparator data for roles not widely represented in the core peer group	Not Applicable	No changes proposed

Salaries will be analyzed against comparable roles in a selected peer group of other U.S. listed pharmaceutical development companies with similar market capitalizations and/or scale of operational complexity. We typically expect to align salaries with the 50th percentile of peer group comparator data but may vary from this general

Elements of remuneration	Purpose and link to strategy	Operation	Maximum	Performance targets	Changes to policy
rule where we consider that special circumstances apply or where recruitment or retention of a particular role is required. The peer group used for competitive market analysis will be annually reviewed and updated under guidance from Willis Towers.

The Remuneration Committee may also decide to approve future increases following changes to job responsibilities or to reflect experience within the role.
Retirement savings	Enables Executive Directors to build long-term retirement savings.	Company contribution to a personal pension/401(k) scheme or salary supplement. Levels will be reviewed annually, and the committee may decide to increase future contribution levels should the review indicate such a change is appropriate. Statutory limits to employer contributions will be applied.	Up to 5% of basic salary	Not Applicable	No changes proposed

Benefits	Protects against risks and provides other benefits in line with market practice.

Benefits currently include death-in-service life insurance, family private medical cover, and ill-health income protection. The Remuneration Committee will review benefits offered from time to time and retains the discretion to add or substitute benefits to ensure they remain market competitive.

In the event that the Company requires an Executive Director to relocate, we would offer appropriate relocation assistance and would be likely to update the package of benefits to align with local market practice (e.g. increased health insurance benefits if relocating to

The disclosed taxable value of benefits and allowances is not expected to exceed 15% of salary per annum.

The Remuneration Committee may exceed this in the event of relocation, both on a one-off and ongoing basis to align with local market norms.

				Not Applicable	No changes proposed

Elements of remuneration	Purpose and link to strategy	Operation	Maximum	Performance targets	Changes to policy
U.S.). The disclosed taxable value of benefits and allowances is not expected to exceed 15% of salary per annum.
Short-term incentive awards	Incentivizes and rewards achievement of the near-term business objectives, reflecting individual and team performance of the Executive Directors.

Objectives are set at the start of each calendar year.

The choice of annual performance objectives will reflect the Remuneration Committee’s assessment of the key milestones/ metrics required to be achieved within the calendar year in order to make progress towards achieving the Company’s strategic plan, Payable in cash.

Clawback provisions will apply (see details below).

Up to 150% of salary.

The Remuneration Committee retains the ability to set performance objectives annually.

These objectives can be Company-based and/or individual, financial and/or non-financial, and are likely to include various milestones linked to:

•  successful execution of key elements of the Epidiolex development program and identification and execution of other new orphan drug developments;

•  key regulatory steps (IND grants, NDA filings, regulatory approvals);

•  successful commercialization of approved products, either by our own commercial organization

No changes proposed

Elements of remuneration	Purpose and link to strategy	Operation	Maximum	Performance targets	Changes to policy
or by our partners; • the Company’s financial position; and • equity liquidity and valuation.
Long-term incentive awards

Rewards execution of the Company’s

strategic plan and growth in share-holder value over a multi-year period. Encourages achievement of strategy over the medium to long term and aligns Executive Directors’ interests with those of shareholders.

Conditional awards of nominal-cost options, share options, performance shares and/or restricted shares.

Awards normally vest over periods of three or more years. The Remuneration Committee is able to grant awards which permit phased vesting over the period.

Clawback provisions will apply (see details below).

Awards will be limited based on peer group competitive market analysis data, whereby the annual equity incentive awards to Directors and Executive Officers will not exceed the 75th percentile of peer group data.

Expected values are calculated in accordance with generally accepted methodologies based on Black-Scholes or binomial stochastic models.

Performance conditions are set at the discretion of the Remuneration Committee and will generally consist of a mixture of:

•  service requirements;

•  milestone-based events, linked to the successful execution of GW’s strategic plan, likely to include items such as positive trial results or regulatory approvals; and

•  market-based measures such as absolute or relative share price performance.

Previously, individual awards in any one year had a maximum expected value of no more than 600% of basic salary.

Employment Agreements

Justin Gover

On February 26, 2013, GW Research Limited entered into a service agreement with Mr. Gover, our Chief Executive Officer. On July 21, 2015, (i) this service agreement was novated to GW Pharmaceuticals plc by

GW Research Limited and at the same time Mr. Gover’s commitment to GW Pharmaceutical plc was reduced to no more than 30 days per annum, to be worked outside the United States, and his base salary was reduced pro rata to £33,079 ($51,482) per annum (to be reviewed annually) and his entitlement to a car allowance and private health insurance from GW Pharmaceuticals plc were removed, and (ii) Greenwich Biosciences, Inc. (formerly GW Pharmaceuticals Inc.), entered into a service agreement with Mr. Gover, which provides that his service will continue until either party provides no less than 12 months’ written notice. Upon notice of termination, Greenwich Biosciences, Inc. may require Mr. Gover not to attend work for all or any part of the period of notice, during which time he will continue to receive his salary and other contractual entitlements. GW Research Limited may terminate Mr. Gover’s employment with immediate effect at any time by notice in writing for certain circumstances as described in his service agreement, including bankruptcy, criminal convictions, gross misconduct or serious or repeated breaches of obligations of his service.

Mr. Gover’s service agreement with Greenwich Biosciences, Inc. provides for a base salary of $446,177 per annum less the amount to be paid to Mr. Gover by GW Pharmaceuticals plc in the United Kingdom in respect of his role as its Chief Executive Officer (initially $51,482 per annum), plus a monthly pension contribution of 17.5% of salary once Greenwich Biosciences, Inc. has established its 401(k) Plan, subject to the annual statutory cap of $9,000 per annum, car allowance of $24,279 per annum, permanent health insurance coverage, life assurance coverage and private health insurance, and a bonus on such terms and of such amount as approved from time to time by the Remuneration Committee in its sole discretion. With effect from March 2, 2018, Mr. Gover’s base salary was revised to $600,000 per annum, and entitlement to pension contributions and car allowance ceased. With effect from March 1, 2019, Mr. Gover’s base salary was revised to $650,000 per annum.

Dr. Geoffrey Guy

On March 14, 2013, GW Research Limited entered into a service agreement with Dr. Guy, our Chairman and Founder. Dr. Guy’s service agreement provides that his service will continue until either party provides no less than 12 months’ written notice. GW Research Limited may terminate Dr. Guy’s employment, with immediate effect at any time by notice in writing for certain circumstances as described in his service agreement, including bankruptcy, criminal convictions, gross misconduct or serious or repeated breaches of obligations of his service.

Dr. Guy’s service agreement provides for a base salary of £341,794 per annum (to be reviewed annually), a car allowance of £24,960 per annum, plus a monthly pension contribution of 17.5% of salary, permanent health insurance coverage, life assurance coverage and private health insurance, and a bonus on such terms and of such amount as approved from time to time by the Remuneration Committee in its sole discretion. With effect from March 1, 2018, Dr. Guy’s base salary was reduced from £451,684 to £400,000 per annum, and his entitlement to receive an annual short-term bonus award ceased. With effect from March 1, 2019, Dr. Guy’s base salary increased to £412,000 per annum.

Dr. Guy remains eligible to participate in awards of equity incentives as approved from time to time by the Remuneration Committee in its sole discretion. Dr. Guy’s service agreement provides that for 12 months following termination of his employment with GW Research Limited, he will not entice, induce or encourage any customer or employee to end their relationship with GW Research Limited or any other member of the Group, solicit or accept business from customers or engage in competitive acts more fully described in his service agreement.

Scott Giacobello

On February 21, 2017, Mr. Giacobello accepted an offer for the role of Chief Financial Officer from Greenwich Biosciences, Inc. (formerly GW Pharmaceuticals Inc.) with an effective start date of March 6, 2017.

Mr. Giacobello’s employment arrangement with Greenwich Biosciences, Inc. provides for a base salary of $375,000 per annum, a target bonus of 50% of base salary on such terms and of such amount as approved from time to time by the Remuneration Committee in its sole discretion, plus life assurance coverage, matching contributions of up to 50% of the first 6% contributed by Mr. Giacobello to a 401(k) plan during any pay period, subject to the annual statutory cap of $9,000 per annum, and company-sponsored medical, dental, vision, life, AD&D and disability benefits.

Mr. Giacobello’s terms of employment specify that his employment is “at will” and may be terminated with immediate effect at any time upon giving notice in writing. However, with effect from August 2, 2017, Greenwich Biosciences, Inc. entered into a change in control and severance benefit plan participation agreement with Mr. Giacobello under which in the event Mr. Giacobello is the subject of an involuntary termination, or his service with Greenwich Biosciences, Inc. is otherwise terminated as a result of a change in control of Greenwich Biosciences, Inc. or GW Pharmaceuticals plc, or redundancy, he is entitled to receive between nine and 18 months’ base salary (depending on the reason for termination), continued payment of health plan benefits for a period of between nine and 18 months (depending on the reason for termination), and outplacement support. In the event his service is terminated as a result of a change in control of Greenwich Biosciences, Inc. or GW Pharmaceuticals plc, or redundancy, Mr. Giacobello is also entitled to a severance bonus of up to 1.5 times his target bonus (depending on the reason for termination) and the vesting and exercisability of some or all of his unvested equity awards shall be accelerated (depending on the reason for termination). With effect from March 2, 2018, Mr. Giacobello’s base salary was revised to $400,000 per annum. With effect from March 1, 2018, Mr. Giacobello’s base salary was revised to $412,000 per annum.

Julian Gangolli

On May 6, 2015, Greenwich Biosciences, Inc. (formerly GW Pharmaceuticals Inc.) entered into a service agreement with Mr. Gangolli, our President, North America. Mr. Gangolli’s service agreement provides that his service will continue until either party provides no less than one month’s written notice.

Upon notice of termination, Greenwich Biosciences, Inc. may pay Mr. Gangolli his salary in lieu of giving a month’s written notice. However, with effect from July 12, 2017, Greenwich Biosciences, Inc. entered into a change in control and severance benefit plan participation agreement with Mr. Gangolli under which in the event Mr. Gangolli is the subject of an involuntary termination, or his service with Greenwich Biosciences, Inc. is otherwise terminated as a result of a change in control of Greenwich Biosciences, Inc. or GW Pharmaceuticals plc, or redundancy, he is entitled to receive between nine and 18 months’ base salary (depending on the reason for termination), continued payment of health plan benefits for a period of between nine and 18 months (depending on the reason for termination), outplacement support. In the event his service is terminated as a result of a change in control of Greenwich Biosciences, Inc. or GW Pharmaceuticals plc, or redundancy, Mr. Gangolli is also entitled to a severance bonus of up to 1.5 times his target bonus (depending on the reason for termination) and the vesting and exercisability of some or all of his unvested equity awards shall be accelerated (depending on the reason for termination).

Mr. Gangolli’s service agreement with Greenwich Biosciences, Inc. provides for a base salary of $400,000 per annum (to be reviewed annually), less any amounts paid under his service agreement with GW Pharmaceuticals plc (described below), a bonus on such terms and of such amount as approved from time to time by the Remuneration Committee in its sole discretion, life assurance coverage, matching contributions of up to 50% of the first 6% contributed by Mr. Gangolli to a 401(k) plan, subject to the annual statutory cap of $9,000 per annum and company-sponsored medical, dental and vision benefits. With effect from January 1, 2017, Mr. Gangolli’s base salary was revised to $432,874 per annum.

Darren Cline

On April 5, 2019, Greenwich Biosciences, Inc. entered into a service agreement with Mr. Cline, our U.S. Chief Commercial Officer with an effective start date of April 22, 2019.

Mr. Cline’s employment arrangement with Greenwich Biosciences, Inc. provides for a base salary of $450,000 per annum, a target bonus of 50% of base salary on such terms and of such amount as approved from time to time by the Remuneration Committee in its sole discretion, plus life assurance coverage, matching contributions of up to 50% of the first 6% contributed by Mr. Cline to a 401(k) plan during any pay period, subject to the annual statutory cap of $9,000 per annum, and company-sponsored medical, dental, vision, life, AD&D and disability benefits.

Mr. Cline’s terms of employment specify that he is within a change in control and severance benefit plan participation agreement which in the event Mr. Cline is the subject of an involuntary termination, or his service with Greenwich Biosciences, Inc. is otherwise terminated as a result of a change in control of Greenwich Biosciences, Inc. or GW Pharmaceuticals plc, or redundancy, he is entitled to receive between nine and 18 months’ base salary (depending on the reason for termination), continued payment of health plan benefits for a period of between nine and 18 months (depending on the reason for termination), and outplacement support. In the event his service is terminated as a result of a change in control of Greenwich Biosciences, Inc. or GW Pharmaceuticals plc, or redundancy, Mr. Giacobello is also entitled to a severance bonus of up to 1.5 times his target bonus (depending on the reason for termination) and the vesting and exercisability of some or all of his unvested equity awards shall be accelerated (depending on the reason for termination).

Volker Knappertz

On April 20, 2017, Dr. Knappertz accepted an offer for the role of Chief Medical Officer from Greenwich Biosciences, Inc. with an effective start date of May 15, 2017.

Dr. Knappertz’s employment arrangement with Greenwich Biosciences, Inc. provides for a base salary of $420,000 per annum, a one-time retention bonus of $79,000 should Dr. Knappertz remain continuously employed by Greenwich Biosciences, Inc. at December 31, 2017, a target bonus of 50% of base salary on such terms and of such amount as approved from time to time by the Remuneration Committee in its sole discretion, plus life assurance coverage, matching contributions of up to 50% of the first 6% contributed by Dr. Knappertz to a 401(k) plan during any pay period, subject to the annual statutory cap of $9,000 per annum, and company-sponsored medical, dental, vision, life, AD&D and disability benefits.

Dr. Knappertz’s terms of employment specify that his employment is “at will” and may be terminated with immediate effect at any time upon giving notice in writing. However, with effect from July 13, 2017, Greenwich Biosciences, Inc. entered into a change in control and severance benefit plan participation agreement with Dr. Knappertz under which in the event Dr. Knappertz is the subject of an involuntary termination, or his service with Greenwich Biosciences, Inc. is otherwise terminated as a result of a change in control of Greenwich Biosciences, Inc. or GW Pharmaceuticals plc, or redundancy, he is entitled to receive between nine and 18 months’ base salary (depending on the reason for termination), continued payment of health plan benefits for a period of between nine and 18 months (depending on the reason for termination), and outplacement support. In the event his service is terminated as a result of a change in control of Greenwich Biosciences, Inc. or GW Pharmaceuticals plc, or redundancy, Dr. Knappertz is also entitled to a severance bonus of up to 1.5 times his target bonus (depending on the reason for termination), and the vesting and exercisability of some or all of his unvested equity awards shall be accelerated (depending on the reason for termination). With effect from March 2, 2018, Mr. Knappertz’s base salary was revised to $432,600 per annum. With effect from March 1, 2018, Mr. Knappertz’s base salary was revised to $450,000 per annum.

Clawback Policy

The following clawback policy was implemented with effect from February 5, 2015, applying to future eligible executive incentive grants. The policy provides that certain incentive compensation is recoverable from a Director or Executive Officer, if the Company is required to restate financial statements due to the misconduct of that particular Director or Executive Officer and that misconduct has significantly contributed to the need for the restatement. Generally, eligible incentive grants shall include cash short-term incentive awards and equity-based long-term incentive awards that have been awarded and/or vested based upon achievement of specific financial or operational goals which were deemed to have been achieved but which, following restatement, are considered to no longer have been achieved. To be effective, intention to claw back awards, which have already vested and been exercised, must be notified to the Director or Executive Officer within 24 months of the award having vested. The Remuneration Committee may effect a clawback either through a cash or equity repayment by the individual, or via an adjustment to an outstanding award that is yet to vest or that has vested but is not yet exercised.

Equity Retention Policy

To encourage Directors and Executive Officers to retain a meaningful amount of equity in the Company, the following equity retention policy for Director and Executive Officers took effect from February 5, 2015. The purpose of this policy is to encourage ownership of the Company’s shares, promote alignment of the long-term interests of the Director and Executive Officers with those of our shareholders, and promote our commitment to sound corporate governance. The policy is applicable to our Director and Executive Officers and certain other members of our leadership team, as nominated by our Chief Executive Officer. Under the policy, covered Directors and officers must retain an agreed proportion of each new equity grant issued to them after January 1, 2015, subject to the payment of any applicable taxes, for a period of five years from vesting until an overall level of share ownership is achieved. The target level of ownership equates to four times the basic salary for the Chief Executive Officer and two times the basic salary (or non-executive director’s annual cash-based fees) for the other directors and officers. The target deadline for achieving the ownership requirement is intended to be five years from implementation of the policy. Existing shareholdings or direct purchases of equity by executives shall contribute towards attainment of the targeted shareholding cap. The committee retains the power to consider an individual ineligible for future equity incentive grants if the required target has not been achieved in a timely manner, subject to the consideration of individual circumstances.

Tax Deductibility

Prior to the Tax Cuts and Jobs Act signed into U.S. law in December 2017 (the “TCJA”), Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limited the U.S. federal corporate income tax deduction for compensation paid to a corporation’s CEO and its three other most highly compensated executives (other than the CFO) to $1.0 million annually, unless certain requirements were satisfied. The TCJA contained significant changes to Section 162(m) of the Code, including the elimination of the performance-based compensation exception to Section 162(m) for corporate tax years beginning after December 31, 2017 and an expansion of employees covered by the provision. Section 162(m) now covers the CFO or any individual who served as the CFO in the relevant taxable year. In addition, once an individual becomes a “covered employee” under Section 162(m) for any taxable year beginning after December 31, 2016, this status carries forward to all future years, even in the event of the employee’s termination or death. The TCJA provides limited transition relief for certain “performance-based” compensation, specifying that compensation payable pursuant to a written binding contract which was in effect on November 2, 2017 and which was not modified in any material respect on or after that date is “grandfathered” (i.e., remains eligible for the “performance-based” pay exception to Section 162(m) and, to the extent such exception is satisfied, such compensation remains deductible even if in excess of $1.0 million)).

As a foreign private issuer, Section 162(m) did not apply to us prior to October 1, 2018. In addition, several of our executive officers who are covered employees for purposes of Section 162(m) perform their services primarily in the United Kingdom, and, as a result, our deduction for their compensation is not limited by Section 162(m). Because of these two factors, the $1.0 million compensation deduction limitation of Section 162(m) and its exception to the $1.0 million deduction limitation for performance-based compensation have not been significant considerations for us when designing and implementing our executive officers’ compensation program in prior years and will not be significant considerations in future years, and even to the extent deductibility is a consideration, it will not be the sole factor used in determining levels or methods of compensation. Since our compensation objectives may not always be consistent with the requirements for full deductibility, we and our subsidiaries may enter into compensation arrangements under which payments would not be deductible under Section 162(m).

We believe that under the TCJA transition relief for “performance-based” compensation, amounts that may become payable to our executive officers who are covered employees in respect of incentive compensation awards granted to them prior to November 2, 2017 may be grandfathered and, therefore, not subject to Section 162(m)’s $1.0 million deduction limitation. However, we will continue to evaluate whether the TCJA transition relief for “performance-based” compensation is available in light of recently issued guidance from the Internal Revenue Service and any subsequent guidance that may be issued. In addition, some of the foregoing incentive compensation that may become payable to our executive officers who are covered employees may be deductible on our United Kingdom tax return, and therefore, not limited by Section 162(m) in any event.

General Discretions Relating to the Operation of Incentive Plans

The Remuneration Committee will operate all incentive plans in accordance with LTIP rules and will retain full discretion over a number of areas relating to the operation and administration of these plans. This includes, but is not limited to, determining eligibility, setting performance conditions, determining the extent to which performance conditions are achieved, terms for leaving the Company and the vehicle of delivery.

Approach to Recruitment Remuneration

The remuneration package for a new director or executive officer, including basic salary, benefits, pension, annual bonus/short-term incentive and long-term incentive awards, will be set in accordance with the terms of the Company’s prevailing approved Remuneration Policy at the time of appointment. The Remuneration Committee will consider the role, responsibility and experience of the candidate and will seek independent advice and market data to help derive an appropriate level of remuneration in order to secure the right candidate with the required skills and experience for the role. To facilitate recruitment, the Remuneration Committee may offer additional cash and/or share-based remuneration to take account of, and compensate for, remuneration that the director is required to relinquish when leaving a former employer. Any such offer would take into account the nature, time horizon and performance conditions attached to any such remuneration and would seek to offer no more than the potential value of the remuneration opportunity being relinquished. For an internal executive director appointment, any variable pay element awarded in respect of the prior role will be allowed to pay out according to its terms. In addition, any other contractual remuneration obligations existing prior to appointment may continue. For external and internal appointments, the Remuneration Committee may agree that the Company will provide reasonable relocation support. In all cases, the Remuneration Committee will ensure that decisions made are in the best interests of the Company. The remuneration for any non-executive appointments will be set in accordance with the prevailing Remuneration Policy. Typically, the first grant of equity-based incentive awards made after appointment of a new non-executive to the Board of Directors will be increased by 50%. No additional cash payments will usually be made.

U.S. Domestic Issuer Status

Effective October 1, 2018, we began filing periodic reports with the SEC as a U.S. domestic issuer, after we determined that, as of March 31, 2018, we no longer qualified as a foreign private issuer under SEC rules. As a U.S. domestic issuer, we must now make our SEC filings under the rules applicable to U.S. domestic issuers, and must include certain disclosures that were not previously required, including this Compensation Discussion and Analysis.

EXECUTIVE COMPENSATION

2018 Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the Transition Period and fiscal years ended September 30, 2018, 2017 and 2016. The Company does not have any non-equity incentive plan. The U.S. Dollar amounts in the table below were converted from local currency using the relevant 2018 annual average exchange rates of U.S.$1.287255 per British Pound Sterling.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Justin Gover Executive Director and Chief Executive Officer	2018T	140,031	—	—	—	5,853		145,885
	2018	579,853	330,186	4,727,235	—	35,272		5,672,546
	2017	519,374	462,636	3,665,483	—	68,803	(3)	4,716,296
	2016	438,218	206,128	2,359,058	—	120,605	(3)	3,124,008
Scott Giacobello Chief Financial Officer(4)	2018T	92,308	—	—	—	7,813		100,121
	2018	389,423	154,110	2,192,307	—	34,783		2,770,623
	2017	207,279	—	1,495,926	—	18,947	(5)	1,722,151
	2016	—	—	—	—	—		—
Dr. Geoffrey Guy Chairman of the Board of Directors and Executive Chairman	2018T	127,789	—	—	—	1,174		128,963
	2018	568,522	364,703	3,437,558	—	4,967		4,375,750
	2017	537,584	454,048	2,996,838	—	38,440		4,026,910
	2016	497,138	235,099	2,117,712	—	116,453		2,966,402
Julian Gangolli President, North America	2018T	99,888	—	—	—	5,853		105,741
	2018	427,513	252,347	2,372,444	—	32,252		3,084,556
	2017	420,921	414,756	2,257,275	—	19,104	(6)	3,112,056
	2016	386,344	102,077	2,132,379	—	3,966	(6)	2,624,765
Volker Knappertz Chief Medical Officer(7)	2018T	99,831	—	—	—	91,117	(8)	190,948
	2018	427,269	132,329	1,778,294	—	108,801		2,446,693
	2017	150,585	49,073	2,084,127	—	7,759	(9)	2,291,544
	2016	—	—	—	—	—		—

(1)

This column represents short-term incentive bonus awards granted to each member of the named executive officers. During the Transition Period, no bonus awards were granted. During fiscal year 2018, those executive officers who had been present throughout all of 2017 relating to achievements in the 2017 calendar year, equivalent to 60% of their 2017 basic salary. Those members of the named executive officers who joined during 2017, being the Chief Medical Officer and Chief Financial Officer, were awarded a short-term incentive bonus award based upon 50% of their pro-rata basic salary. During fiscal year 2017, bonus awards were made to executive officers relating to achievements in the 2016 calendar year, equivalent to 100% of their 2016 basic salary. During fiscal year 2016, bonus awards were made to executive officers relating to achievements in the 2015 calendar year, equivalent to 48% of their 2015 basic salary.

(2)

This column reflects the aggregate grant date fair value of time- and milestone-based stock option awards granted in each year and calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures, assuming achievement of all vesting conditions. Assumptions used in the calculations for these amounts are set forth in Note 7 to our consolidated financial statements included elsewhere in this proxy statement.

(3)	These amounts represent the value of the personal benefits granted to Mr. Gover, which include medical and life insurance, and the Company’s contribution into money purchase and 401(k) plan.
(4)	Mr. Giacobello was appointed our Chief Financial Officer in March 2017.

(5)	These amounts represent the value of the personal benefits granted to Mr. Giacobello, which include medical and life insurance, and the Company’s contribution into money purchase and 401(k) plan.
(6)

These amounts represent the value of the personal benefits granted to Mr. Gangolli, which include car allowance and medical and life insurance, and the Company’s contribution into money purchase and 401(k) plan.

(7)	Mr. Knappertz was appointed our Chief Medical Officer in May 2017.
(8)

These amounts represent the value of the personal benefits granted to Mr. Knappertz, which include medical and life insurance and reimbursement for employee taxes incurred for time spent in the United Kingdom.

(9)	These amounts represent the value of the personal benefits granted to Mr. Knappertz, which include medical and life insurance.

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based option awards to the named executive officers during the twelve (12) months ended December 31, 2018. The Company does not have any non-equity incentive plans. All grants set forth below have been issued under the Company’s 2017 LTIP.

Name	Approval Date	Grant Date	Award Type	Target	Maximum	Exercise or Base Price of Option Awards ($ per ADS)	Grant Date Fair Value of Share and Option Awards ($)
Justin Gover President and Chief Executive Officer	01/02/2018	02/26/2018	Long-Term Incentive grant (“LTI”)	536,580	536,580	$0.012 per ADS for 75% of the grant (388,956) and $115.31 per ADS for 25% of the grant (147,624)	4,727,235

Scott Giacobello Chief Financial Officer	01/02/2018	02/26/2018	LTI	248,844	248,844	$0.012 per ADS for 75% of the grant (180,384) and $115.31 per ADS for 25% of the grant (68,460)	2,192,307

Dr. Geoffrey Guy Chairman of the Board of Directors and Executive Chairman	01/02/2018	02/26/2018	LTI	390,192	390,192	$0.012 per ADS for 75% of the grant (282,840) and $115.31 per ADS for 25% of the grant (107,352)	3,749,420

Julian Gangolli President, North America	01/02/2018	02/26/2018	LTI	269,292	269,292	$0.012 per ADS for 75% of the grant (195,204) and $115.31 per ADS for 25% of the grant (74,088)	2,372,444

Volker Knappertz Chief Medical Officer	01/02/2018	02/26/2018	LTI	201,852	201,852	$0.012 per ADS for 75% of the grant (146,316) and $115.31 per ADS for 25% of the grant (55,536)	1,778,294

Narrative to the 2018 Summary Compensation Table and Grants of Plan-Based Awards

The amounts reported in the 2018 Summary Compensation Table, including base salary, stock awards, option awards, and payments made under the Company’s 2017 LTIP, are described more fully under “Compensation Discussion and Analysis.”

2018 Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding outstanding stock option awards at December 31, 2018 for our named executive officers:

			Option Awards
Name	Award Type(1)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Option Exercise Price ($)		Option Expiration Date
Justin Gover	Stock Options	06/24/2015	75,874	—	—	8.5176	(2)	06/24/2025
	Stock Options	06/24/2015	—	10,679	10,679	0.0013	(2)	12/24/2019
	Stock Options	02/15/2016	—	213,245	213,245	3.2623	(2)	02/15/2026
	Stock Options	02/15/2016	30,334	—	—	0.0013	(2)	03/15/2019
	Stock Options	02/15/2016		30,334	30,334	0.0013	(2)	03/15/2020
	Stock Options	02/15/2016	—	404,455	404,455	0.0013	(2)	03/15/2020
	Stock Options	02/15/2016		30,334	30,334	0.0013	(2)	03/15/2021
	Stock Options	01/06/2017	—	142,344	142,344	9.8117		01/06/2027
	Stock Options	01/06/2017	17,517	—	—	0.0013	(2)	03/15/2019
	Stock Options	01/06/2017	—	17,517	17,517	0.0013	(2)	03/15/2020
	Stock Options	01/06/2017	—	17,517	17,517	0.0013	(2)	03/15/2021
	Stock Options	01/06/2017	—	17,517	17,517	0.0013	(2)	03/15/2022
	Stock Options	01/06/2017	—	233,568	233,568	0.0013	(2)	03/15/2021
	Stock Options	02/28/2018	—	147,624	147,624	9.6092		02/26/2028
	Restricted Stock Units	02/28/2018	—	22,440	22,440	0.0013	(2)	02/26/2019
	Restricted Stock Units	02/28/2018	—	22,440	22,440	0.0013	(2)	02/26/2020
	Restricted Stock Units	02/28/2018	—	22,440	22,440	0.0013	(2)	02/26/2021
	Restricted Stock Units	02/28/2018	—	22,440	22,440	0.0013	(2)	02/26/2022
	Stock Options	02/28/2018	—	299,196	299,196	0.0013	(2)	03/15/2022
Scott Giacobello	Restricted Stock Units	05/18/2017	—	8,136	8,136	0.0013	(2)	05/18/2019
	Restricted Stock Units	05/18/2017	—	8,136	8,136	0.0013	(2)	05/18/2020
	Restricted Stock Units	05/18/2017	—	8,136	8,136	0.0013	(2)	05/18/2021
	Restricted Stock Units	05/18/2017	—	108,468	108,468	0.0013	(2)	05/18/2020
	Stock Options	05/18/2017	—	67,164	67,164	8.6433		05/18/2027
	Restricted Stock Units	02/26/2018	—	10,407	10,407	0.0013	(2)	02/26/2019
	Restricted Stock Units	02/26/2018	—	10,407	10,407	0.0013	(2)	02/26/2020
	Restricted Stock Units	02/26/2018	—	10,407	10,407	0.0013	(2)	02/26/2021
	Restricted Stock Units	02/26/2018	—	10,407	10,407	0.0013	(2)	02/26/2022
	Stock Options	02/26/2018	—	138,756	138,756	0.0013	(2)	03/15/2022
	Stock Options	02/26/2018	—	68,460	68,460	9.6092		02/26/2028

			Option Awards
Name	Award Type(1)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Option Exercise Price ($)		Option Expiration Date
Dr. Geoffrey Guy	Stock Options	06/24/2015	—	9,740	9,740	0.0013	(2)	06/24/2025
	Stock Options	02/15/2016	—	182,171	182,171	3.2623		06/24/2025
	Stock Options	02/15/2016	7	—	—	0.0013	(2)	02/15/2026
	Stock Options	02/15/2016	—	25,914	25,914	0.0013	(2)	02/15/2026
	Stock Options	02/15/2016	—	345,517	345,517	0.0013	(2)	02/15/2026
	Stock Options	02/15/2016	—	25,913	25,913	0.0013	(2)	02/15/2026
	Stock Options	08/10/2017	—	138,672	138,672	9.8117		08/10/2025
	Stock Options	08/10/2017	15,336	—	—	0.0013	(2)	08/10/2025
	Stock Options	08/10/2017	—	15,336	15,336	0.0013	(2)	08/10/2026
	Stock Options	08/10/2017	—	15,336	15,336	0.0013	(2)	08/10/2027
	Stock Options	08/10/2017	—	15,336	15,336	0.0013	(2)	08/10/2027
	Stock Options	08/10/2017	—	204,552	204,552	0.0013	(2)	08/10/2027
	Stock Options	02/26/2018	—	107,352	107,352	12.1978		02/26/2028
	Restricted Stock Units	02/26/2018	—	16,317	16,317	0.0013	(2)	02/26/2028
	Restricted Stock Units	02/26/2018	—	16,317	16,317	0.0013	(2)	02/26/2028
	Restricted Stock Units	02/26/2018	—	16,317	16,317	0.0013	(2)	02/26/2028
	Restricted Stock Units	02/26/2018	—	16,317	16,317	0.0013	(2)	02/26/2028
	Stock Options	02/26/2018	—	217,572	217,572	0.0013	(2)	02/26/2028
Julian Gangolli	Stock Options	06/24/2015	—	10,609	10,609	0.0013	(2)	12/24/2019
	Stock Options	06/24/2015	75,369	—	—	8.5176	(2)	06/24/2025
	Stock Options	02/15/2026	—	27,419	27,419	0.0013	(2)	03/15/2020
	Stock Options	02/15/2026	—	27,420	27,420	0.0013	(2)	03/15/2021
	Stock Options	02/15/2026	—	365,591	365,591	0.0013	(2)	03/15/2020
	Stock Options	02/15/2026	—	192,755	192,755	3.2623	(2)	02/15/2026
	Stock Options	01/06/2017	—	10,788	10,788	0.0013	(2)	03/15/2020
	Stock Options	01/06/2017	—	10,788	10,788	0.0013	(2)	03/15/2021
	Stock Options	01/06/2017	—	10,788	10,788	0.0013	(2)	03/15/2022
	Stock Options	01/06/2017	—	143,832	143,832	0.0013	(2)	03/15/2021
	Stock Options	01/06/2017	—	87,660	87,660	9.8117		01/06/2027
	Restricted Stock Units	02/26/2018	—	11,262	11,262	0.0013	(2)	02/26/2019
	Restricted Stock Units	02/26/2018	—	11,262	11,262	0.0013	(2)	02/26/2020
	Restricted Stock Units	02/26/2018	—	11,262	11,262	0.0013	(2)	02/26/2021
	Restricted Stock Units	02/26/2018	—	11,262	11,262	0.0013	(2)	02/26/2022
	Stock Options	02/26/2018	—	150,156	150,156	0.0013	(2)	03/15/2022
	Stock Options	02/26/2018	—	74,088	74,088	9.6092		02/26/2028

			Option Awards
Name	Award Type(1)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Option Exercise Price ($)		Option Expiration Date
Volker Knappertz	Restricted Stock Units	05/18/2017	—	12,144	12,144	0.0013	(2)	05/18/2019
	Restricted Stock Units	05/18/2017	—	12,144	12,144	0.0013	(2)	05/18/2020
	Restricted Stock Units	05/18/2017	—	12,156	12,156	0.0013	(2)	05/18/2021
	Restricted Stock Units	05/18/2017	—	121,476	121,476	0.0013	(2)	05/18/2020
	Stock Options	05/18/2017	—	150,444	150,444	8.6433		05/18/2027
	Restricted Stock Units	02/26/2018	—	8,442	8,442	0.0013	(2)	02/26/2019
	Restricted Stock Units	02/26/2018	—	8,442	8,442	0.0013	(2)	02/26/2020
	Restricted Stock Units	02/26/2018	—	8,442	8,442	0.0013	(2)	02/26/2021
	Restricted Stock Units	02/26/2018	—	8,442	8,442	0.0013	(2)	02/26/2022
	Stock Options	02/26/2018	—	112,548	112,548	0.0013	(2)	03/15/2022
	Stock Options	02/26/2018	—	55,536	55,536	9.6092		02/26/2028

(1)	All option grants set forth above have been issued under the Company’s 2017 LTIP.
(2)	Converted from British Pound Sterling to U.S. Dollars using currency ratio of 1.00 British Pound Sterling = $1.269392 U.S. Dollars as of December 31, 2018.

2018 Option Exercises and Stock Vested

The following table sets forth the number of shares acquired by the named executive officers upon the exercise of stock options during the twelve (12) months ended December 31, 2018 as well as the value realized at that time. The value realized represents the aggregate difference between the fair market value of shares on the dates of exercise or vesting and the exercise prices, if any, multiplied by the number of shares acquired upon exercise or vesting, prior to payment of any applicable withholding taxes.

	Option Awards
Name	Number of Shares, Acquired on Exercise	Value Realized on Exercise ($)
Justin Gover	153,060	$1,606,169
Scott Giacobello	8,136	104,069
Geoffrey Guy	234,720	2,138,661
Julian Gangolli	190,247	2,113,369
Volker Knappertz	12,144	155,457

Pension, Retirement and Similar Benefits

For the twelve (12) months ended December 31, 2018, we and our subsidiaries contributed a total of $0.1 million into money purchase plans to provide pension, retirement or similar benefits to our directors and members of the executive management board. The Company does not operate any pension plans directly.

Nonqualified Deferred Compensation

There was no non-qualified deferred compensation for the twelve (12) months ended December 31, 2018.

2018 Potential Payments Upon Termination or Change in Control

The table below shows the benefits potentially payable to each of our named executive officers assuming the named executive officer’s employment was terminated without cause or for good reason within twenty-four (24) months of a change of control and such termination occurred on December 31, 2018.

Name	Base Salary ($)	Bonus Payment ($)	Accelerated Vesting of Options(1) ($)	Continuation of Health Benefits ($)	Total ($)
Justin Gover(2)	600,000	—	10,373,851	25,363	10,999,214
Scott Giacobello	507,757	—	8,515,786	4,635	9,028,178
Geoffrey Guy	600,000	300,000	2,541,968	38,045	3,480,013
Julian Gangolli	649,271	649,271	7,446,978	38,045	8,783,564
Volker Knappertz	648,900	324,450	2,468,742	30,612	3,472,704

(1)

The value of the accelerated vesting of options equals the difference (if positive) between the option exercise price and the closing price per share of our ADSs on December 31, 2018 ($97.39), multiplied by the number of shares that would have been accelerated upon a termination occurring on December 31, 2018.

(2)	Treatment of acceleration of options is subject to Remuneration Committee discretion. The disclosure assumes full vesting of all options.

2018 Pay Ratio

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s total annual compensation to the total annual compensation of the principal executive officer (“PEO”). The PEO of our Company is Justin Gover, our Chief Executive Officer.

We believe that our compensation philosophy must be consistent and internally equitable to motivate our employees to create shareholder value. The purpose of the new required disclosure is to provide a measure of pay equity within the organization. We are committed to internal pay equity, and our Remuneration Committee monitors the relationship between the pay our PEO receives and the pay our non-executive employees receive.

As illustrated in the table below, our PEO to median employee pay ratio for the twelve (12) months ended December 31, 2018 was approximately 62:1.

PEO Compensation	$5,681,411
Median Employee Compensation	$91,399
Ratio of PEO to Median Employee Compensation	62:1

We identified the median employee using annualized base salary and salary allowances at December 31, 2018 and bonus potential to be earned during the twelve (12) months ended December 31, 2018. Equity awards were excluded from the calculation of determining the median employee due to the high volume of staff who had joined our Company during the twelve (12) months ended December 31, 2018. Equity awards were then added to the median employee pay to ensure comparability with the PEO.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

The policy table below describes the Remuneration Policy for non-executive directors and seeks to explain how each element of the non-executive directors’ remuneration packages operates:

Elements of remuneration	Purpose and link to strategy	Operation	Maximum	Performance targets
Non-Executive Fees	Reflects time commitments and responsibilities of each role. Reflects fees paid by similarly sized companies.

The remuneration of the non-executive Directors will be determined by the Board of Directors as a whole by reference to market practice and market data, on which the committee receives independent advice, and reflects the individual’s experience, scope of the role, time commitment and changes to the job responsibilities.

Fees typically consist of a basic fee for non-executive Director responsibilities plus incremental fees for additional roles/responsibilities, such as chairmanship of the Board of Directors sub-committees, senior non-executive Director and U.S. representative Director roles.

Fees can be paid in the form of cash or shares to be held until the individual retires from the Board of Directors. Any element of fees paid in the form of shares will not be subject to performance conditions

The non-executive Directors do not receive any pension from the Company, nor do they participate in any performance-related incentive plans.

Future equity-based awards will be subject to the equity retention policy set out above.

			The value of individuals’ aggregate fees will not exceed the 75th percentile of peer group comparator data.	Not Applicable

2018 Director Compensation

The following table shows the compensation paid during the twelve (12) months ended December 31, 2018 to the Company’s non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All other Compensation ($)	Total ($)
James Noble	92,000	240,718	—	322,718
Cabot Brown	90,000	240,718	—	330,718
Thomas Lynch	—	240,718	—	240,718
Catherine Mackey	71,784	361,072	—	432,855
Alicia Secor	69,220	361,072	—	430,292
William Waldegrave	65,000	361,072	—	426,072

REMUNERATION COMMITTEE REPORT

The material in this report is not (1) “soliciting material,” (2) deemed “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. The report shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference to such filing.

The Remuneration Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on the review and discussions, the Remuneration Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Remuneration Committee of the Board of Directors

Thomas Lynch, Chairman Cabot Brown Alicia Secor

AUDIT COMMITTEE REPORT

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee charter that has been adopted by the Board of Directors. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by Nasdaq and the SEC, and the Board of Directors has determined that James Noble is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K.

The Audit Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-KT for the three months ended December 31, 2018. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of the testing of the design and effectiveness of its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also reviewed with Deloitte & Touche LLP (“Deloitte U.S.”), our independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Audit Committee by Public Company Accounting Oversight Board (“PCAOB”) AU380, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communication with Audit Committees.

The Audit Committee has received the written disclosures and the letter from Deloitte U.S. required by the applicable requirements of the PCAOB regarding communications with the audit committee concerning independence. The Audit Committee has discussed with Deloitte U.S. its independence from management and the Company.

In addition to the matters specified above, the Audit Committee discussed with Deloitte U.S. the overall scope, plans and estimated costs of their audit. The Audit Committee met with Deloitte U.S. periodically, with and without management present, to discuss the results of Deloitte U.S.’s examinations, the overall quality of the Company’s financial reporting and Deloitte U.S.’s reviews of the quarterly financial statements, and drafts of the quarterly and annual reports.

In reliance on the reviews and discussions referred to above, and subject to the limitations of the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-KT for the three months ended December 31, 2018.

The Audit Committee of the Board of Directors

James Noble, Chairman Thomas Lynch Dr. Catherine Mackey

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

DELIVERY OF PROXY MATERIALS

Our Annual Report on Form 10-K for the year ended September 30, 2018, and our Annual Report on Form 10-KT for the three months ended December 31, 2018, including audited financial statements, accompanies this Proxy Statement. Copies of our Annual Report on Form 10-KT for the three months ended December 31, 2018 and the exhibits thereto are available from the Company without charge upon written request of a shareholder. Copies of these materials are also available online through the SEC at www.sec.gov. The Company may satisfy SEC rules regarding delivery of proxy materials, including this Proxy Statement, the Annual Report on Form 10-K and the Annual Report on Form 10-KT, by delivering a single set of proxy materials to an address shared by two or more Company shareholders or ADS holders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders or ADS holders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder or ADS holders and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder or ADS holders at a shared address to which a single copy of the proxy materials was delivered. If you are an ordinary shareholder of record and prefer to receive separate copies of proxy materials either now or in the future, please contact Adam George, Company Secretary, GW Pharmaceuticals plc, Sovereign House, Vision Park, Chivers Way, Histon, Cambridge, CB24 9BZ, United Kingdom or by telephone at +44 (20)7 297 0552. If you hold ADSs and you prefer to receive separate copies of proxy materials either now or in the future, please contact the Depositary, your brokerage firm or bank, as applicable.

EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN

AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY OR TO SUBMIT

YOUR PROXY ONLINE.

EACH ADS HOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN

THE ADS PROXY CARD TO CITIBANK, N.A., THE DEPOSITARY FOR THE ADSs.

ADDITIONAL INFORMATION

U.K. Statutory Annual Accounts and Reports of the Board of Directors and Auditors of GW Pharmaceuticals plc for the year ended December 31, 2018

Consistent with its obligations under the U.K. Companies Act 2006, our Board of Directors will present at the Meeting our 2018 U.K. Annual Report. Accordingly, our Board of Directors will lay before the Company at the Meeting the Company’s 2018 U.K. Annual Report, which have been approved by and, where appropriate, signed on behalf of our Board of Directors and will be delivered to the Registrar of Companies in the United Kingdom following the Meeting. A copy of our U.K. statutory directors’ remuneration report, including the annual report on remuneration, is included as Annex A to this proxy statement. A complete copy of our 2018 U.K. Annual Report, including the statutory Board of Directors report, strategic report, and auditor’s report on our U.K. accounts will be sent separately to those shareholders who have opted in to receive a printed copy of the document no less than 21 days prior to the Meeting. You will be provided an opportunity to raise questions in relation to such accounts and reports at the Meeting. Full accounts and reports will be available for inspection prior to and during the Meeting.

Shareholders’ Rights to Call a General Meeting

Our shareholders have the right to call a meeting of our shareholders. The U.K. Companies Act 2006 generally requires the directors to call a general meeting once we have received requests to do so from shareholders representing at least 5% of our paid-up shares entitled to vote at a general meeting. The U.K. Companies Act 2006 generally prohibits shareholders of a U.K. public limited company from passing written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the U.K. Companies Act 2006 and cannot be waived by our shareholders.

Shareholder Proposals

Pursuant to Rule 14a-8 under the Exchange Act of 1934, as amended, shareholder proposals intended to be included in the 2020 Annual General Meeting proxy materials must be received by the Secretary of the Company at the Office of the Company Secretary, Sovereign House, Vision Park, Chivers Way, Histon, Cambridge, CB24 9BZ, United Kingdom, no later than December 21, 2019, or otherwise as permitted by applicable law; provided, however, that if the 2020 Annual General Meeting date is advanced or delayed by more than 30 days from the anniversary date of the 2019 Annual General Meeting, then shareholders must submit proposals within a reasonable time before the Company begins to print and send its proxy materials. Proposals received after this timeframe will not be included in the Company’s proxy materials for the 2020 Annual General Meeting. The form and substance of these proposals must satisfy the requirements established by the Company’s Articles, the Nominating and Governance Committee charter and the SEC, and the timing for the submission of any such proposals may be subject to change as a result of changes in SEC rules and regulations.

Under section 338 of the U.K. Companies Act 2006, shareholders representing at least 5% of holders entitled to vote on a resolution at an annual general meeting may require the Company to include such resolution in its notice of an Annual General Meeting. Provided the applicable thresholds are met, notice of the resolution must be received by the Company at the Office of the Company Secretary, Sovereign House, Vision Park, Chivers Way, Histon, Cambridge, CB24 9BZ, United Kingdom at least six weeks prior to the date of the annual general meeting, or, if later, at the time notice of the annual general meeting is delivered to shareholders.

Additionally, shareholders who intend to nominate a director to be elected at the 2020 Annual General Meeting must provide the Secretary of the Company with written notice of such nomination between 7 and 42 days prior to the date of such meeting, together with written notice signed by the director nominee regarding his or her willingness to be elected. Any shareholder seeking to recommend a director candidate or any director candidate who wishes to be considered by the Nominations and Governance Committee, the committee that recommends a slate of nominees to the Board for election at each annual general meeting, must also provide the Secretary of the Company with: the name and address of the shareholder seeking to recommend a director candidate; a representation that the shareholder is a record holder of the Company’s securities (or, if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act); the name, age, business and residential address, educational background, current principal occupation or employment for the preceding five full fiscal years of the proposed director candidate; a description of the qualifications and background of the proposed director candidate, which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time; a description of all arrangements or understandings between the shareholder and the proposed director candidate; the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual general meeting and to serve as a director if elected at such annual general meeting; and any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to SEC rules, if then required. The Nominations and Governance Committee will consider all director candidates who comply with these requirements and will evaluate these candidates using the criteria described above under the caption, “Nominating Procedures.” Director candidates who are then approved by the Board will be included in the Company’s proxy statement for that annual general meeting.

Questions?

If you have any questions or need more information about the annual general meeting, please write to us at:

Adam George

Company Secretary

GW Pharmaceuticals plc

Sovereign House

Vision Park

Chivers Way

Histon

Cambridge CB24 9BZ

United Kingdom

ANNEX A TO PROXY STATEMENT

Directors’ Remuneration Report

The information provided in this part of the Directors’ Remuneration Report is not subject to audit.

Remuneration Committee Chairman’s Annual Statement

Dear Shareholder

On behalf of the Board I am pleased to present the Remuneration Committee’s report for the fifteen-month period ended 31 December 2018.

I would like to take this opportunity to provide you with an overview of the Remuneration Committee’s major decisions taken during 2018, together with the context in which these decisions were taken.

We were pleased to receive a high level of shareholder voting support at the Annual General Meeting (“AGM”) in March 2018, with over 83% of proxy voting in support of the resolution to adopt the 2017 Remuneration Report, and over 81% of shareholders supported the approval of the revised Directors’ Remuneration Policy.

Context of the Committee’s Decisions in 2018

2018 has been a year of significant progress with execution of the Board’s strategy. The launch of Epidiolex® in the United States in November 2018, following approval from the Food and Drug Administration (“FDA”) in June 2018 was a pivotal event in the history of the Company. The Board continue to work on preparations for Epidiolex approval and launch in Europe, with an approval decision expected in mid-2019.

Looking forwards, we are clear that the primary objective for the year ahead is to execute a successful U.S. launch. We believe that we can continue to create shareholder value via successful execution of our commercial strategy whilst continuing to advance the development of our pipeline of other cannabinoid product candidates. It is in this context that the Committee have made our major decisions during 2018.

The Remuneration Committee

In accordance with best practice, the GW Remuneration Committee, consisting of independent non-executive Directors under my Chairmanship, manages the remuneration of the Executive Directors within the framework of the shareholder approved Policy and shareholder approved LTIP option scheme rules.

Our approach to remuneration:

The Group remuneration policy for Executive Directors aims to:

•	align the interests of Executive Directors with those of shareholders;

•

have regard to the individuals’ experience and the nature and complexity of their work in order to pay a competitive salary that attracts and retains management of the highest quality, while avoiding remunerating those Directors more than is necessary;

•	link individual remuneration packages to the Group’s short-term and long-term performance through the award of incentives via participation in the Group’s cash and equity-based incentive schemes;

•	provide post-retirement benefits through defined contribution pension schemes; and

•	provide employment-related benefits including the provision of life assurance and medical assurance.

I believe that these aims, which remain unchanged from previous years, have been working well, continue to be relevant and provide a firm framework within which future remuneration will be determined. The shareholder approved Policy provides a set of parameters within which we work whilst still allowing the remuneration committee sufficient flexibility to adapt remuneration packages in line with the development of the business.

This should allow the Company to attract, retain and motivate Directors and Executive Officers with the skills, talent and motivation to deliver upon our strategy and to continue to create value for our shareholders.

Key Remuneration Committee Activities in 2018:

During 2018 the Remuneration Committee’s key activities have been as follows:

•

At the start of the 2018 financial year, we engaged Willis Towers Watson as independent advisers to benchmark the remuneration of the Directors against the selected peer group and to provide recommendations for basic salaries, Long Term Incentive Plan (“LTIP”) awards and the structure of bonus incentive awards for the year. As the Company continues to grow in size and complexity, the Remuneration Committee requested that Willis Towers Watson reviewed the peer group of comparable U.S.-listed biotech/pharmaceutical development companies. The current peer group consists of ACADIA Pharmaceuticals Inc., Agios Pharmaceuticals Inc., Alder Biopharmaceuticals Inc., Alnylam Pharmaceuticals Inc., bluebird bio Inc., Clovis Oncology, Inc., Intercept Pharmaceuticals Inc., Juno Therapeutics Inc., Neurocrine Biosciences Inc., Pacira Pharmaceuticals Inc., Portola Pharmaceuticals Inc., Puma Biotechnology Inc., Radius Health Inc., Sage Therapeutics Inc., Sarepta Therapeutics Inc., Spark Therapeutics, Inc., Tesaro Inc. and Ultragenyx Pharmaceuticals Inc. Willis Towers Watson received $31,805 in compensation for their work relating to Directors’ remuneration advice.

•

In February 2018, the Remuneration Committee met to consider the basic salary increases to be awarded to Executive Officers. Inflationary increases had been given to the majority of our staff and the Executive Directors were given an inflationary basic salary increase of 3% effective from 1 January 2018. External benchmarking analysis for the Chief Executive Officer and Chief Financial Officer were below the median of peer group data. The Remuneration Committee approved an increase in the Chief Executive Officer’s basic salary to $600,000 and the Chief Financial Officer’s basic salary to $400,000 effective from 1 March 2018.

•

At the same time, the Remuneration Committee met to consider the extent of achievement of 2017 calendar year objectives by the Executive Team, and to determine the level of short-term bonus incentive award to be paid in respect of the 2017 calendar year. The consensus was that 2017 had been a year of substantial progress with all material objectives having been achieved, well positioning the Company for FDA approval. The consensus reached by the Remuneration Committee was that each member of the Executive Team who had been present throughout all of 2017 should receive a short-term incentive bonus award, in respect of achievements in the 2017 calendar year equivalent to 60% of their 2017 basic salary. Those members of the Executive Team who joined during early 2017, being the Chief Medical Officer, Chief Financial Officer and Chief Legal Officer, were awarded a short-term incentive bonus award based upon 50% of their pro-rata basic salary.

•

At the same time, the Remuneration Committee approved the bonus objectives to be achieved by the Executive Directors during 2018. The approved objectives are primarily linked to FDA approval and execution of the Epidiolex U.S. market launch. These were considered by the Remuneration Committee to be the key value drivers for the business and therefore represent the optimum objectives for Executive Team incentive schemes to be based upon in 2018.

•	The Remuneration Committee also agreed the terms of the 2018 grant of LTIP awards to the Directors and Executive Officers. These were segmented so that:

•

50% of the value of the award is linked to specific performance conditions, which must be achieved in the three-year vesting period, with vesting dependent upon U.S approval of Epidiolex by the FDA and commercial launch in the U.S.;

•	25% of the value of the award is in the form of market-priced share options with a three-year vesting period; and

•	25% of the value of the award took the form of restricted stock options which vest at the rate of 25% per annum over a four-year vesting period.

The selected performance conditions are required to be achieved in order to trigger vesting of 50% of this award are again considered to be directly linked to key business value drivers creating alignment with shareholders’ interests. The restricted stock option element of the award is considered to encourage long-term retention, considered to be a key factor critical to future success, and the market priced options are intended to align the interests of the Executive Directors with shareholders’ interests.

At the grant date in February 2018 these awards had expected values at grant equivalent to 575% of basic salary for the Chief Executive Officer, 450% of basic salary for the Executive Chairman, 400% of basic salary for President, North America and Chief Financial Officer, 350% of basic salary for Chief Legal Officer and Chief Operating Officer and 300% for the Chief Medical Officer, and Managing Director, U.K.

•

In November 2018, the Remuneration Committee met to consider the state of achievement of 2018 bonus objectives, to consider and approve the re-appointment of Willis Towers Watson as independent remuneration advisers to the committee for 2019 and to initiate a benchmarking/peer group refresh exercise. Finally, the Committee considered the potential impact of the equity incentive award limit contained within the shareholder approved remuneration policy and the potential impact upon the committee’s ability to provide market-competitive remuneration packages to the CEO and potential new senior executive officer hires in 2019.

Proposed change to the Remuneration Policy – for approval by shareholders at the Annual General Meeting in June 2019

As a UK registered public company, we are required by the Companies Act to maintain a shareholder approved remuneration policy containing a set of limits within which the Remuneration Committee has discretion to manage Directors’ remuneration. The policy was last approved by shareholders at the 2018 Annual General Meeting and has been in use throughout 2018. However, the end of 2018 Peer group refresh and benchmarking exercise conducted on behalf of the committee by our independent adviser, Willis Towers Watson, together with the recruitment activity that we have in progress seeking to appoint a new lead US Commercial Officer, to fill the role that will be vacated by Julian Gangolli upon his retirement in early 2019, have highlighted the fact that the current fixed equity incentive award annual limit, limiting the value of equity incentive awards to a fixed 600% of annual salary, has the potential to frustrate the Committee’s ability to maintain a market competitive remuneration package for the Chief Executive Officer and, potentially, the Committee’s ability to be able to offer market-competitive remuneration packages that will enable recruitment and retention of the best candidates for senior officer roles. With this in mind, the Committee has consulted with independent advisers and has concluded that it is necessary to seek shareholder approval for a single amendment to the remuneration policy at the 2019 AGM whereby we propose to replace the existing fixed equity incentive limit with a limit that is based on peer group benchmarking data, whereby the value of GW’s annual equity incentive awards to Directors and senior officers will not exceed the 75th percentile of peer group data. This is in-line with the approach that is currently taken with the policy limit for basic salary and should give the committee the flexibility needed to maintain market-competitive remuneration incentives structured similarly to those in use by peer group companies.

With the exception of this single change to the equity incentive limit outlined above we are confident that the Remuneration Policy remains appropriate for the business and we intend to seek approval for the amended policy at the forthcoming AGM in June 2019. On the pages that follow we set out the Remuneration Policy that, if approved, will be effective until 2022 unless any changes are required before then. We believe that the Policy set out on the following pages continue to give the Remuneration Committee transparent powers to implement appropriate incentive rewards, in line with U.S. market practice, enabling us to continue to maintain appropriate remuneration for the existing Executive and non-executive Directors as they work to continue the success of the Company.

Thomas Lynch

Remuneration Committee Chairman

28 March 2019

Annual Report on Remuneration

The information provided in this part of the Directors’ Remuneration Report is subject to audit.

Single Total Figure of Remuneration for Each Director

The Directors received the following remuneration for the fifteen months ended 31 December 2018:

Name of Director	Salary and fees £	Taxable benefits £	Short-term incentives £	Long-term incentive plans[2] £	Pension contributions £	2018 total £
Executive
Dr Geoffrey W Guy	521,535	4,602	271,010	1,852,124	—	2,649,271
Justin Gover	486,511	19,029	236,018	2,041,377	7,784	2,790,719

Non-executive
James Noble	86,460	—	—	257,471	—	343,931
Cabot Brown	84,587	—	—	257,471	—	342,058
Thomas Lynch[1]	—	—	—	257,471	—	257,471
Catherine Mackey	53,956	—	—	—	—	53,956
Alicia Secor	52,029	—	—	—	—	52,029
William Waldegrave[3]	48,840	—	—	—	—	48,840

Aggregate emoluments	1,333,918	23,631	507,028	4,665,914	7,784	6,538,275

1	Since his appointment as a non-executive Director in July 2010, Thomas Lynch has waived his right to receive fees, taxable benefits, short-term incentives and pension contributions for this role.
2

LTIP gains represent the unrealised gains on LTIPs that vested during the fifteen months ended 31 December 2018, calculated according to the share price at the date of vesting. These gains have not been realised by 31 December 2018 as the Directors have not exercised or sold these LTIPs.

3	Not included within William Waldegrave’s salary and fees received is £13,800 relating to amounts paid for services provided prior to appointment as a Director of the Company.

The Directors received the following remuneration for the year ended 30 September 2017:

Name of Director	Salary and fees £	Taxable benefits £	Short-term incentives £	Long-term incentive plans[2] £	Pension contributions £	2017 total £
Executive
Dr Geoffrey W Guy	421,027	11,878	355,603	837,415	18,228	1,644,151
Justin Gover	406,765	38,393	362,329	787,350	15,492	1,610,329
Adam George[3]	79,957	5,951	198,248	411,546	10,162	705,864
Dr Stephen Wright[3]	94,954	6,874	243,564	506,492	12,485	864,369
Chris Tovey[3]	83,985	6,008	215,234	446,804	11,033	763,064
Julian Gangolli[3]	135,565	1,350	324,830	316,955	11,395	790,095

Non-executive
James Noble	69,600	—	—	—	—	69,600
Cabot Brown	68,181	—	—	—	—	68,181
Thomas Lynch[1]	—	—	—	—	—	—

Aggregate emoluments	1,360,034	70,454	1,699,808	3,306,562	78,795	6,515,653

1	Since his appointment as a non-executive Director in July 2010, Thomas Lynch has waived his right to receive fees, taxable benefits, short-term incentives and pension contributions for this role.

2

LTIP gains represent the unrealised gains on LTIPs that vested during the year ended 30 September 2017, calculated according to the share price at the date of vesting. These gains have not been realised by 30 September 2017 as the Directors have not exercised or sold these LTIPs.

3

The indicated Directors resigned their Statutory Directorships on 13 February 2017. All remained in employment with the Company until 30 September 2017, but no longer constitute voting Board members. In respect of their post-Directorship periods, not included in the table above, Adam George received a total of £172,425, Dr Stephen Wright received £131,066, Chris Tovey received £172,523 and Julian Gangolli received £196,311.

Long-Term Incentive Awards Vesting During the Financial Year

On 6 January 2018, the vesting period for first tranche of Restricted Stock Options awarded to Justin Gover during 2017 ended. The vesting of this award was linked to continuing employment with the Company throughout the vesting period. The intrinsic value of these vested options has been included in the 2018 remuneration table above based on the share price at the vesting date of £8.09 per ordinary share.

On 15 February 2018, the vesting period for second tranche of Restricted Stock Options awarded to the Executive Directors during 2016 ended. The vesting of this second award was linked to continuing employment with the Company throughout the two-year vesting period. The intrinsic value of these vested options has been included in the 2018 remuneration table above based on the share price at the vesting date of £7.77 per ordinary share.

On 24 June 2018, vesting periods for three tranches of options, awarded to the Executive Directors, completed:

i)	Market-priced Options: The vesting of this award was linked to continuing employment with the Company throughout the three-year vesting period.

ii)

Restricted Stock Options: The vesting period for the third and final tranche awarded during 2015 ended. The vesting of this third award was linked to continuing employment with the Company throughout the three-year vesting period.

iii)	Performance Stock Options The vesting of this award was linked to two performance conditions:

•	Vesting of half of the performance stock options will occur upon receipt from FDA of their confirmation of acceptance of an Epidiolex® NDA filing.

•	Vesting of half of the performance stock options will occur upon FDA grant of Epidiolex® regulatory approval.

Both conditions were met, and therefore all options vested.

In all instances, the intrinsic value of these vested options has been included in the 2018 remuneration table above based on the share price at the vesting date of £9.11 per ordinary share.

On 10 August 2018, the vesting period for first tranche of Restricted Stock Options awarded to Geoffrey Guy during 2017 ended. The vesting of this award was linked to continuing employment with the Company throughout the vesting period. The intrinsic value of these vested options has been included in the 2018 remuneration table above based on the share price at the vesting date of £8.79 per ordinary share.

On 29 December 2018, vesting periods for two tranches of options, awarded to the Non-Executive Directors, completed:

i)

Restricted Stock Options: The vesting period for the tranche awarded during 2015 ended. The vesting of this award was linked to continuing service to the Company throughout the three-year vesting period.

ii)	Market-Priced Options The vesting of this award was linked to continuing service with the Company throughout the three-year vesting period.

In both instances above, the intrinsic value of these vested options has been included in the 2018 remuneration table above based on the share price at the vesting date of £6.39 per ordinary share.

Long-Term Incentive Awards Granted to the Directors and Executive Officers in 2018

Directors and Executive Officers are awarded LTIPs at the discretion of the Remuneration Committee. Awards are typically calculated with reference to the closing mid-market ordinary share price of the Company’s ordinary shares on the day prior to grant. During periods of volatility, the price used to determine award size is determined by reference to the average closing mid-market ordinary share price of the previous five trading days.

Following the completion of the review of the Group’s remuneration strategy, the Directors and Executive Officers were awarded options to subscribe for the Company’s ordinary shares split into three different types of options:

•	market-priced options, whereby the options have an exercise price equivalent to the market price at market close on the day prior to grant;

•	performance stock options, whereby the options will vest upon the third anniversary of the date of grant subject to certain corporate performance conditions having been achieved; and

•

restricted stock options, whereby the options are subject to a four-year service condition and vesting period. 25% of the options will vest on each anniversary of the date of grant over the four-year period.

In general, the awards may be exercised at any time between the vesting date and the 10th anniversary of the date of grant. Our US-based Directors and Executive Officers will be required to exercise their performance stock and restricted stock options before 15 March of the year following the year of vesting. The exercise price of the performance stock options and restricted stock options is 0.1p per ordinary share, being the par value of the shares. Awards which do not vest at the end of the vesting period will lapse permanently. The Company’s share options are traded on NASDAQ as American Depositary Shares (“ADS”), for which twelve ordinary shares equate to one ADS.

The table below sets out the LTIPs awarded in the fifteen-month period to 31 December 2018 to Executive Directors:

Name of Director	Granted	Value at date of grant (£)	Valuation method	Exercise price	Performance period end	Date of expiry	% of award vesting for minimum performance
Justin Gover
Market-priced options	147,624	636,232	Fair value	685.1p	26/02/2021	26/02/2028	100%
				($115.31 per ADS)
Performance stock options	299,196	2,103,326	Fair value	0.1p	26/02/2021	26/02/2021	0%
Restricted stock units year 1 – 25%	22,440	157,752	Fair value	0.1p	26/02/2019	26/02/2019	100%
Restricted stock units year 2 – 25%	22,440	157,752	Fair value	0.1p	26/02/2020	26/02/2020	100%
Restricted stock units year 3 – 25%	22,440	157,752	Fair value	0.1p	26/02/2021	26/02/2021	100%
Restricted stock units year 4 – 25%	22,440	157,752	Fair value	0.1p	26/02/2022	26/02/2022	100%

Name of Director	Granted	Value at date of grant (£)	Valuation method	Exercise price	Performance period end	Date of expiry	% of award vesting for minimum performance
Dr Geoffrey W Guy
Market-priced options	107,352	462,667	Fair value	685.1p	26/02/2021	26/02/2028	100%
				($115.31 per ADS)
Performance restricted stock units	217,572	1,529,515	Fair value	0.1p	26/02/2021	26/02/2028	0%
Restricted stock options year 1 – 25%	16,317	114,707	Fair value	0.1p	26/02/2019	26/02/2028	100%
Restricted stock options year 2 – 25%	16,317	114,707	Fair value	0.1p	26/02/2020	26/02/2028	100%
Restricted stock options year 3 – 25%	16,317	114,707	Fair value	0.1p	26/02/2021	26/02/2028	100%
Restricted stock options year 4 – 25%	16,317	114,707	Fair value	0.1p	26/02/2022	26/02/2028	100%

The vesting of the above awards is subject to the following performance conditions.

Grant Relating to Executive Directors

25% of the awards are in the form of market-priced options, whereby the options have an exercise price equivalent to the market price at market close on the day prior to grant ($115.31 per ADS, equivalent to 685.1p per ordinary share). These options become exercisable on the third anniversary of the date of grant. Future gains upon exercise of these options will be linked to the extent of share price growth over the vesting period. The committee consider that this element of the awards will help to ensure continuing alignment between Executive and shareholders’ interests. The Black Scholes option pricing model was used to derive the fair values.

50% of the awards are in the form of performance stock options, whereby the options will vest upon the third anniversary of the date of grant subject to certain corporate performance conditions having been achieved.

(i)	half of the share options vested upon U.S approval of Epidiolex by the FDA; and

(ii)	half vest upon commercial launch in the U.S.

The Remuneration Committee considers these particular milestones to be important elements of our agreed strategy and the key value drivers for the business at this time.

25% of the awards are in the form of restricted stock options for UK-based Directors, or restricted stock units for US-based Directors, whereby these options are subject to a four-year service condition and vesting period. 25% of the options will vest on each anniversary of the date of grant over the next four years. US-based Directors’ restricted stock units are automatically exercised immediately on successful vesting. The committee consider that this element of the awards should help to ensure retention of our team of Executive Directors, a key factor for GW’s future success.

Long-Term Incentive Awards Granted to the Non-Executive Directors in the fifteen-month period to 31 December 2018

During January 2018, the executive members of the Board met to discuss and approve the latest such award. The table below sets out the LTIPs awarded in the fifteen-month period to 31 December 2018 to non-executive Directors:

Name of Director	Granted	Value at date of grant	Valuation method	Exercise price	Performance period end	Date of expiry	% of award vesting for minimum performance
James Noble
Market-priced options	17,676	88,571	Fair value	821.4p	03/01/2021	03/01/2028	100%
				($134.09 per ADS)
Restricted stock options – year 1 (1/3rd)	3,580	29,487	Fair value	0.1p	03/01/2019	03/01/2028	100%
Restricted stock options – year 2 (1/3rd)	3,580	29,487	Fair value	0.1p	03/01/2020	03/01/2028	100%
Restricted stock options – year 3 (1/3rd)	3,580	29,487	Fair value	0.1p	03/01/2010	03/01/2028	100%

Cabot Brown
Market-priced options	17,676	88,571	Fair value	821.4p	03/01/2021	03/01/2028	100%
				($134.09 per ADS)
Restricted stock units – year 1 (1/3rd)	3,580	29,487	Fair value	0.1p	03/01/2019	03/01/2019	100%
Restricted stock units – year 2 (1/3rd)	3,580	29,487	Fair value	0.1p	03/01/2020	03/01/2020	100%
Restricted stock units – year 3 (1/3rd)	3,580	29,487	Fair value	0.1p	03/01/2010	03/01/2010	100%

Thomas Lynch
Market-priced options	17,676	88,571	Fair value	821.4p	03/01/2021	03/01/2028	100%
				($134.09 per ADS)
Restricted stock options – year 1 (1/3rd)	3,580	29,487	Fair value	0.1p	03/01/2019	03/01/2028	100%
Restricted stock options – year 2 (1/3rd)	3,580	29,487	Fair value	0.1p	03/01/2020	03/01/2028	100%
Restricted stock options – year 3 (1/3rd)	3,580	29,487	Fair value	0.1p	03/01/2010	03/01/2028	100%

Catherine Mackey
Market-priced options	35,340	177,083	Fair value	821.4p	03/01/2021	03/01/2028	100%
				($134.09 per ADS)
Restricted stock units – year 1 (1/3rd)	3,580	29,487	Fair value	0.1p	03/01/2019	03/01/2019	100%
Restricted stock units – year 2 (1/3rd)	3,580	29,487	Fair value	0.1p	03/01/2020	03/01/2020	100%
Restricted stock units – year 3 (1/3rd)	3,580	29,487	Fair value	0.1p	03/01/2010	03/01/2010	100%

Alicia Secor
Market-priced options	35,340	177,083	Fair value	821.4p	03/01/2021	03/01/2028	100%
				($134.09 per ADS)
Restricted stock units – year 1 (1/3rd)	3,580	29,487	Fair value	0.1p	03/01/2019	03/01/2019	100%
Restricted stock units – year 2 (1/3rd)	3,580	29,487	Fair value	0.1p	03/01/2020	03/01/2020	100%
Restricted stock units – year 3 (1/3rd)	3,580	29,487	Fair value	0.1p	03/01/2010	03/01/2010	100%

William Waldegrave
Market-priced options	35,340	177,083	Fair value	821.4p	03/01/2021	03/01/2028	100%
				($134.09 per ADS)
Restricted stock options – year 1 (1/3rd)	3,580	29,487	Fair value	0.1p	03/01/2019	03/01/2028	100%
Restricted stock options – year 2 (1/3rd)	3,580	29,487	Fair value	0.1p	03/01/2020	03/01/2028	100%
Restricted stock options – year 3 (1/3rd)	3,580	29,487	Fair value	0.1p	03/01/2010	03/01/2028	100%

50% of the awards are in the form of market-priced options, whereby the options have an exercise price equivalent to the market price at market close on the day prior to grant ($134.09 per ADS, equivalent to 821.8p per ordinary share). These options become exercisable on the third anniversary of the date of grant. Future gains upon exercise of these options will be linked to the extent of share price growth over the vesting period. The committee consider that this element of the awards will help to ensure continuing alignment between Executive and shareholders’ interests. The Black-Scholes option pricing model was used to derive the fair values.

50% of the awards are in the form of restricted stock options for UK-based Non-Executive Directors, or restricted stock units for US-based Non-Executive Directors, whereby these options are subject to a three-year service condition and vesting period. 33% of the options will vest on each anniversary of the date of grant over the next three years. US-based Directors’ restricted stock units are automatically exercised immediately on successful vesting. The committee consider that this element of the awards should help to ensure retention of our team of non-executive Directors, a key factor for GW’s future success.

Awards for Catherine Mackey, Alicia Secor and William Waldegrave included an additional joining tranche of market-priced options to reflect the commencement of their appointment to the Board.

In structuring these grants, the Directors were mindful of best practice advice received from Willis Towers Watson whereby the award of options with vesting linked to performance is considered to have the potential to impair the independence of the non-executive members of the Board. It is for this reason that the vesting of awards is not linked to specific future performance conditions.

Statement of Directors’ Shareholding and Share Interests

The table below shows, for each Director, the total number of ordinary shares owned, the total number of share options with and without performance conditions, those vested but unexercised and those exercised during the period.

Name of Director	Shares owned[1]	Unvested with performance measures	Unvested without performance measures[2]	Vested not yet exercised	Exercised during the Period
Executive
Dr Geoffrey W Guy	9,470,446	767,641	601,039	15,343	362,771
Justin Gover	2,558,999	937,219	716,871	123,725	262,009

Non-executive
James Noble	27,500	—	56,220	82,601	—
Cabot Brown	7,200	—	56,220	82,601	—
Thomas Lynch	—	—	56,220	82,601	—
Catherine Mackey	—	—	46,080	—	—
Alicia Secor	—	—	46,080	—	—
William Waldegrave	—	—	46,080	—	—

1	This comprises the Directors’ holding of ordinary shares as at 31 December 2018. Further details are given in the table below.
2	Unvested awards in this column are solely subject to a service performance requirement.

Note: Each NASDAQ listed ADS represents 12 0.1 pence ordinary shares.

The table below shows the total number of Directors’ interests in the ordinary shares of GW Pharmaceuticals plc:

Name of Director	Ordinary shares of 0.1p 31 December 2018	Ordinary shares of 0.1p 30 September 2017
Executive
Dr Geoffrey W Guy[1]	9,470,446	10,647,856
Justin Gover[2]	2,558,999	2,513,759

Non-executive
James Noble	27,500	27,500
Cabot Brown	7,200	7,200
Thomas Lynch	—	—
Catherine Mackey	—	—
Alicia Secor	—	—
William Waldegrave	—	—

1	Dr Geoffrey Guy’s holding includes 403,925 ordinary shares held by his personal pension plan and 25,000 held by his wife.
2	Justin Gover’s holding includes 2,143,308 ordinary shares held by The Gover Family Investment LLP, of which Justin owns 99% and the remaining 1% is held by his wife.

Note: Each NASDAQ listed ADS represents 12 ordinary 0.1 pence shares.

The interests of the Directors in share options over the ordinary shares of the Company as at 31 December 2018 were:

Name of Director	At 1 Oct 2017	Granted	Exercised	Lapsed	At 31 Dec 2018	Nominal value	Exercise price	Date of vesting	Date of expiry
Geoffrey Guy	11	—	(11)	—	—	0.1p	0.1p	06/06/2015	06/06/2022
	9	—	(9)	—	—	0.1p	0.1p	24/09/2016	24/09/2023
	82,639	—	(82,639)	—	—	0.1p	0.1p	12/08/2017	12/08/2024
	69,202	—	(69,202)	—	—	0.1p	671.0p	24/06/2018	24/06/2025
	9,740	—	(9,740)	—	—	0.1p	0.1p	24/06/2016	24/06/2025
	9,740	—	(9,740)	—	—	0.1p	0.1p	24/06/2017	24/06/2025
	9,740	—	(9,740)	—	—	0.1p	0.1p	24/06/2018	24/06/2025
	129,869	—	(129,869)	—	—	0.1p	0.1p	24/06/2018	24/06/2025
	9,740	—	—	—	9,740	0.1p	0.1p	24/06/2019	24/06/2025
	182,171	—	—	—	182,171	0.1p	257.0p	15/02/2019	15/02/2026
	25,914	—	(25,914)	—	—	0.1p	0.1p	15/02/2017	15/02/2026
	25,914	—	(25,907)	—	7	0.1p	0.1p	15/02/2018	15/02/2026
	25,914	—	—	—	25,914	0.1p	0.1p	15/02/2019	15/02/2026
	345,517	—	—	—	345,517	0.1p	0.1p	15/02/2019	15/02/2026
	25,914	—	—	—	25,914	0.1p	0.1p	15/02/2020	15/02/2026
	138,672	—	—	—	138,672	0.1p	645.6p	10/08/2020	10/08/2027
	15,336	—	—	—	15,336	0.1p	0.1p	10/08/2018	10/08/2027
	15,336	—	—	—	15,336	0.1p	0.1p	10/08/2019	10/08/2027
	15,336	—	—	—	15,336	0.1p	0.1p	10/08/2020	10/08/2027
	15,336	—	—	—	15,336	0.1p	0.1p	10/08/2021	10/08/2027
	204,552	—	—	—	204,552	0.1p	0.1p	10/08/2020	10/08/2027
	—	107,352	—	—	107,372	0.1p	685.1p	26/02/2021	26/02/2028
	—	16,317	—	—	16,317	0.1p	0.1p	26/02/2019	26/02/2028
	—	16,317	—	—	16,317	0.1p	0.1p	26/02/2020	26/02/2028
	—	16,317	—	—	16,317	0.1p	0.1p	26/02/2021	26/02/2028
	—	16,317	—	—	16,317	0.1p	0.1p	26/02/2022	26/02/2028
	—	217,572	—	—	217,572	0.1p	0.1p	26/02/2021	26/02/2028

Total	1,356,602	390,192	(362,771)	—	1,384,023

Name of Director	At 1 Oct 2017	Granted	Exercised	Lapsed	At 31 Dec 2018	Nominal value	Exercise price	Date of vesting	Date of expiry
Justin Gover	67,955	—	(67,955)	—	—	0.1p	0.1p	12/08/2017	12/08/2024
	75,874	—	—	—	75,874	0.1p	671.0p	24/06/2018	24/06/2025
	10,679	—	(10,668)	(11)	—	0.1p	0.1p	24/06/2017	24/12/2017
	10,679	—	(10,679)	—	—	0.1p	0.1p	24/06/2018	24/12/2018
	142,391	—	(142,382)	(9)	—	0.1p	0.1p	24/06/2018	24/12/2018
	10,679	—	—	—	10,679	0.1p	0.1p	24/06/2019	24/12/2019
	213,245	—	—	—	213,245	0.1p	257.0p	15/02/2019	15/02/2026
	30,334	—	(30,325)	(9)	—	0.1p	0.1p	15/02/2017	15/08/2017
	30,334	—	—	—	30,334	0.1p	0.1p	15/02/2018	15/08/2018
	30,334	—	—	—	30,334	0.1p	0.1p	15/02/2019	15/08/2019
	404,455	—	—	—	404,455	0.1p	0.1p	15/02/2019	15/08/2019
	30,334	—	—	—	30,334	0.1p	0.1p	15/02/2020	15/08/2020
	142,344	—	—	—	142,344	0.1p	792.4p	06/01/2020	06/01/2027
	17,517	—	—	—	17,517	0.1p	0.1p	06/01/2018	15/03/2019
	17,517	—	—	—	17,517	0.1p	0.1p	06/01/2019	15/03/2020
	17,517	—	—	—	17,517	0.1p	0.1p	06/01/2020	15/03/2021
	17,517	—	—	—	17,517	0.1p	0.1p	06/01/2021	15/03/2022
	233,568	—	—	—	233,568	0.1p	0.1p	06/01/2020	15/03/2021
	—	147,624	—	—	147,624	0.1p	685.1p	26/02/2021	26/02/2028
	—	22,440	—	—	22,440	0.1p	0.1p	26/02/2019	26/02/2019
	—	22,440	—	—	22,440	0.1p	0.1p	26/02/2020	26/02/2020
	—	22,440	—	—	22,440	0.1p	0.1p	26/02/2021	26/02/2021
	—	22,440	—	—	22,440	0.1p	0.1p	26/02/2022	26/02/2022
	—	299,196	—	—	299,196	0.1p	0.1p	26/02/2021	26/02/2021

Total	1,503,273	536,580	(262,009)	(29)	1,777,815

James Noble	68,122	—	—	—	68,122	0.1p	383.0p	29/12/2018	29/12/2025
	14,479	—	—	—	14,479	0.1p	0.1p	29/12/2018	29/12/2025
	18,636	—	—	—	18,636	0.1p	792.4p	06/01/2020	06/01/2027
	9,168	—	—	—	9,168	0.1p	0.1p	06/01/2020	06/01/2027
	—	17,676	—	—	17,676	0.1p	821.8p	03/01/2021	03/01/2028
	—	3,580	—	—	3,580	0.1p	0.1p	03/01/2019	03/01/2028
	—	3,580	—	—	3,580	0.1p	0.1p	03/01/2020	03/01/2028
	—	3,580	—	—	3,580	0.1p	0.1p	03/01/2021	03/01/2028

Total	110,405	28,416	—	—	138,821

Cabot Brown	68,122	—	—	—	68,122	0.1p	383.0p	29/12/2018	29/06/2019
	14,479	—	—	—	14,479	0.1p	0.1p	29/12/2018	29/06/2019
	18,636	—	—	—	18,636	0.1p	792.4p	06/01/2020	06/01/2027
	9,168	—	—	—	9,168	0.1p	0.1p	06/01/2020	15/03/2021
	—	17,676	—	—	17,676	0.1p	821.8p	03/01/2021	03/01/2028
	—	3,580	—	—	3,580	0.1p	0.1p	03/01/2019	03/01/2019
	—	3,580	—	—	3,580	0.1p	0.1p	03/01/2020	03/01/2020
	—	3,580	—	—	3,580	0.1p	0.1p	03/01/2021	03/01/2021

Total	110,405	28,416	—	—	138,821

Thomas Lynch	68,122	—	—	—	68,122	0.1p	383.0p	29/12/2018	29/12/2025
	14,479	—	—	—	14,479	0.1p	0.1p	29/12/2018	29/12/2025
	18,636	—	—	—	18,636	0.1p	792.4p	06/01/2020	06/01/2027
	9,168	—	—	—	9,168	0.1p	0.1p	06/01/2020	06/01/2027
	—	17,676	—	—	17,676	0.1p	821.8p	03/01/2021	03/01/2028
	—	3,580	—	—	3,580	0.1p	0.1p	03/01/2019	03/01/2028
	—	3,580	—	—	3,580	0.1p	0.1p	03/01/2020	03/01/2028
	—	3,580	—	—	3,580	0.1p	0.1p	03/01/2021	03/01/2028

Total	110,405	28,416	—	—	138,821

Name of Director	At 1 Oct 2017	Granted	Exercised	Lapsed	At 31 Dec 2018	Nominal value	Exercise price	Date of vesting	Date of expiry
Catherine Mackey	—	35,340	—	—	35,340	0.1p	821.8p	03/01/2021	03/01/2028
	—	3,580	—	—	3,580	0.1p	0.1p	03/01/2019	03/01/2019
	—	3,580	—	—	3,580	0.1p	0.1p	03/01/2020	03/01/2020
	—	3,580	—	—	3,580	0.1p	0.1p	03/01/2021	03/01/2021

Total	—	46,080	—	—	46,080

Alicia Secor	—	35,340	—	—	35,340	0.1p	821.8p	03/01/2021	03/01/2028
	—	3,580	—	—	3,580	0.1p	0.1p	03/01/2019	03/01/2019
	—	3,580	—	—	3,580	0.1p	0.1p	03/01/2020	03/01/2020
	—	3,580	—	—	3,580	0.1p	0.1p	03/01/2021	03/01/2021

Total	—	46,080	—	—	46,080

William Waldegrave	—	35,340	—	—	35,340	0.1p	821.8p	03/01/2021	03/01/2028
	—	3,580	—	—	3,580	0.1p	0.1p	03/01/2019	03/01/2028
	—	3,580	—	—	3,580	0.1p	0.1p	03/01/2020	03/01/2028
	—	3,580	—	—	3,580	0.1p	0.1p	03/01/2021	03/01/2028

Total	—	46,080	—	—	46,080

During the fifteen-month period, 624,780 options (Year to 30 September 2017: 1,697,437) over ordinary shares were exercised. The average exercise price for the fifteen-month period ended 31 December 2018 was £0.744 (Year to 30 September 2017: £0.001) and the average market price per US-listed ADR, each equivalent to 12 Ordinary shares and denominated in US Dollars, at date of exercise was $126.97 (Year to 30 September 2017: $114.11).

The market price of the Company’s US-listed ADRs as at 31 December 2018 was $97.39 (30 September 2017: $101.49) and the range during the fifteen-month period to 31 December was $94.36 to $174.50 (Year to 30 September 2017: $94.14 to $134.02).

Illustration of Total Shareholder Return

The information provided in this part of the Directors’ Remuneration Report is not subject to audit.

The graph below shows the Company’s performance, measured by total shareholder return, for the ADSs listed on NASDAQ as compared to the NASDAQ Biotech Index (“NASDAQ BTI”). GW’s ADSs are a constituent of the NASDAQ BTI, so this is considered to be the most suitable comparator index.

Total ADR Shareholder Return (£000s)

Total shareholder return - ADR

This graph shows the daily movements to 31 December 2018 of $100 invested in GW Pharmaceuticals plc ADRs on 1 May 2013 compared with the value of $100 invested in the Nasdaq Biotech Index.

Chief Executive Officer Total Remuneration History

The table below sets out total remuneration details for the Chief Executive Officer in British Pounds Sterling.

Year	CEO Single Figure of Total Remuneration[1]	Short-Term Incentive Pay-out Against Maximum	Long-Term Incentive Vesting Rates Against Maximum Opportunity
2018	2,790,719	100%	100%
2017	1,610,329	100%	100%
2016	3,129,535	48%	100%
2015	1,295,928	50%	50%
2014	1,390,235	100%	100%
2013	482,084	35%	50%
2012	586,171	50%	100%
2011	541,294	30%	100%
2010	535,325	70%	100%
2009	354,871	23%	100%

1	This total includes unrealised gains on share options vesting in each of the financial years shown above.

The table below shows the percentage change in remuneration of the Chief Executive Officer and the Company’s employees as a whole between 2017 and 2018.

	Percentage increase in remuneration in 2018 compared with remuneration in 2017
	CEO %	All employees %
Basic salary	9	3
Taxable benefits	(48)	33
Short-term incentives	(29)	7

The employee comparator Group comprises employees in the UK and the US. We consider this to be an appropriate comparator Group because it is representative of the Group and the employee populations are well balanced in terms of seniority and demographics. To provide a meaningful comparison of salary increases, a consistent employee comparator Group is used by which the same individuals appear in the 2017 and 2018 Group.

Relative Importance of Spend on Pay

The committee has determined that total expenditure is the most relevant comparator for staff costs of the Group. Dividend distribution and share buy-back comparators have not been included as the Group has no history of such transactions.

The graph below shows the Group actual staff costs as compared to total expenditure for the last two financial years and illustrates the year-on-year growth in both. Staff costs continue to grow faster than total spend as, in addition to headcount growth we have been expanding our manufacturing and commercialisation team headcount in preparation for future commercialisation of Epidiolex®.

Relative Importance of Spend on Pay (000s)

Proposed Application of the Remuneration Policy for the Year Ended 31 December 2019

Executive Directors’ remuneration packages are considered annually and comprise a number of elements, as follows:

i) Fixed Elements of Remuneration

Fixed elements of remuneration including basic salary, pension contributions and other benefits will be set and paid in accordance with our Remuneration Policy. Any changes to salary will be considered in the context of a number of factors including the annual peer Group based benchmarking exercise carried out for the remuneration committee by Willis Towers Watson, home-market location, any changes to executive responsibilities since the last review and broader employee increases.

ii) Short-Term Incentive

The Remuneration Committee met in February 2019 to assess Director and Executive Officer performance for the calendar year ended 31 December 2018. Based upon this assessment and in accordance with the Remuneration Policy Report below, the Remuneration Committee awarded a cash bonus payment to each Executive Director. Further details will be provided in the 2019 Annual Report.

iii) Long-Term Incentive Plan

The February 2016 LTIP award was scheduled to vest on 15 February 2019. This award was divided at grant into a number of tranches:

•

25% of the awards are in the form of market-priced options, whereby the options have an exercise price equivalent to the market price at market close on the day prior to grant ($44.64 per ADS). These options become exercisable on the third anniversary of the date of grant.

•

50% of the awards are in the form of performance stock options, whereby the options will vest upon the third anniversary of the date of grant subject to certain corporate performance conditions having been achieved.

•	Vesting of half of the performance stock options will occur upon receipt from FDA of their confirmation of acceptance of an Epidiolex® NDA filing.

•	Vesting of half of the performance stock options will occur upon FDA grant of Epidiolex® regulatory approval.

•

25% of the awards are in the form of restricted stock options whereby these options are subject to a four-year service condition and vesting period. 25% of the options will vest on each anniversary of the date of grant over the next four years.

100% of the LTIP award vested on 15 February 2019.

iv) Non-Executive Director Fees and Equity-Based Incentives

We do not expect the level of cash-based fees to change during 2019 but we do expect there to be a further grant of equity-based incentives. This grant will be subject to approval by the executive members of the Board and is likely to be linked to a combination of share price performance and service-based conditions.

Remuneration Committee Approach to Remuneration Matters

The Remuneration Committee comprises Cabot Brown and Catherine Mackey under the chairmanship of Thomas Lynch.

During the year the Committee received advice from Adam George in his capacity as Company Secretary. The committee also retains Willis Towers Watson to provide ongoing peer group remuneration benchmarking, option valuations and remuneration policy related advice. The committee is satisfied that Willis Towers Watson, signatories of the Remuneration Consultants’ Code of Conduct, provides independent and objective advice.

The terms of reference of the Remuneration Committee can be found on the GW website at www.gwpharm.com.

Statement of Voting at Annual General Meeting

The Group is committed to ongoing shareholder dialogue and the remuneration committee takes an active interest in voting outcomes.

Voting at our shareholder meetings is generally conducted by a show of hands by shareholders who are in attendance at the meeting. Such votes have resulted in unanimous approval of the Directors’ Remuneration Report at each of the last three AGMs. No votes were withheld.

On 14 March 2018 the Group put the Remuneration Policy to shareholders for approval and at the AGM held on that date, 83.36% of shareholders’ proxy votes approved the September 2017 Directors’ Remuneration Report.

In the event that we experience significant levels of shareholder votes against any remuneration-related resolutions we will seek to investigate the reasons for such votes and in the event that the remuneration committee consider that changes to the Remuneration Policy are appropriate, we will disclose details of proposed changes in a timely manner.

Remuneration Policy Report

The information provided in this part of the Directors’ Remuneration Report is not subject to audit.

The Remuneration Policy has been designed to ensure that Executive Directors are appropriately incentivised and rewarded for their performance, responsibility and experience. The Remuneration Committee aims to ensure that the policy aligns the interests of Directors with those of shareholders.

The Remuneration Policy that follows will be presented to shareholders at the AGM in June 2019 for a binding vote. Following shareholder approval this policy then became effective from the date of the AGM and will remain in use for three years, or until a revised policy is approved by shareholders. There will continue to be an advisory vote on the Directors’ Remuneration Report presented to shareholders at the AGM on an annual basis.

For the avoidance of doubt, in approving this Directors’ Remuneration Policy, authority is given to the Company to honour any commitments entered into with current or former Directors (such as the payment of a pension or the vesting/exercise of past share awards). Details of any payments to former Directors will be set out in the Annual Report on Remuneration as they arise.

Future Policy Table

The policy table below describes GW’s shareholder-approved Remuneration Policy for Directors and seeks to explain how each element of the Directors’ remuneration packages operates:

Summary Remuneration Policy—Directors

Element of remuneration	Purpose and link to strategy	Operation	Changes to be proposed	Maximum	Performance targets
Salary	Rewards skills and experience and provides the basis for a competitive remuneration package

Salaries will be reviewed annually by reference to market practice and market data, on which the committee receives independent advice, rates of inflation, broader employee increases, the individual’s experience and scope of the role

Salaries will be benchmarked against comparable roles in a selected peer group of other US-listed pharmaceutical development companies with similar market capitalisations and/or scale of operational complexity. We typically expect to align salaries with the 50th percentile of peer group comparator data but may vary from this general rule where we consider that special circumstances apply or where recruitment or retention of a particular role is required

The Committee may also decide to approve future increases following changes to job responsibilities or to reflect experience within the role

			None	Salaries will not exceed the 75th percentile of peer group comparator data for the relevant role. The committee will reference alternative comparator data for roles not widely represented in the core peer group	Not applicable

Element of remuneration	Purpose and link to strategy	Operation	Changes to be proposed	Maximum	Performance targets
Retirement savings plan	Enables Executive Directors to build long-term retirement savings	Company contribution to a personal pension/401(k) scheme or salary supplement. Levels will be reviewed annually, and the committee may decide to increase future contribution levels should the review indicate such a change is appropriate. Statutory limits to employer contributions will be applied	None	Up to 5% of basic salary	Not applicable

Benefits	Protects against risks and provides other benefits in line with market practice

Benefits currently include death-in-service life insurance, family private medical cover, ill-health income protection and a taxed cash car allowance. The committee will review benefits offered from time to time and retains the discretion to add or substitute benefits to ensure they remain market competitive

In the event that the Group requires a Director or Executive Officer to relocate, we would offer appropriate relocation assistance and would be likely to update the package of benefits to align with local market practice, e.g. increased health insurance benefits if relocating to US

None

The disclosed taxable value of benefits and allowances is not expected to exceed 15% of salary per annum

The Committee may exceed this in the event of relocation, both on a one-off and ongoing basis to align with local market norms

Not applicable

Element of remuneration	Purpose and link to strategy	Operation	Changes to be proposed	Maximum	Performance targets
Short-term incentive awards	Incentivises and rewards achievement of the near-term business objectives, reflecting individual and team performance of the Directors and Executive Officers

Objectives are set at the start of each calendar year

The choice of annual performance objectives will reflect the committee’s assessment of the key milestones/metrics required to be achieved within the calendar year in order to make progress towards achieving GW’s strategic plan

Payable in cash

Clawback provisions will apply (see details below)

			None	Up to 150% of salary

The Committee retains the ability to set performance objectives annually

These objectives can be Group-based and/or individual, financial and/or non-financial, and are likely to include various milestones linked to:

•  successful execution of key elements of the Epidiolex® development programme and worldwide commercialisation;

•  identification and execution of other new orphan drug developments;

•  key regulatory steps (IND grants, NDA filings, regulatory approvals);

•  successful commercialisation of approved products, either by our own commercial organisation or by our partners;

•  the Group’s financial position and results; and

•  equity liquidity and valuation

Element of remuneration	Purpose and link to strategy	Operation	Changes to be proposed	Maximum	Performance targets
Long-term incentive awards	Rewards execution of GW’s strategic plan and growth in shareholder value over a multi-year period. Encourages achievement of strategy over the medium to long term and aligns Executive Directors’ interests with those of shareholders

Conditional awards of nominal- cost options, share options, performance shares and/or restricted shares

Awards normally vest over periods of three or more years. The committee is able to grant awards which permit phased vesting over the period

Clawback provisions will apply (see details below)

Individual awards in any one year will not exceed the 75th percentile of peer group data

Individual awards in any one year will not exceed the 75th percentile of peer group data

Expected values are calculated in accordance with generally accepted methodologies based on Black- Scholes or binomial stochastic models

Performance conditions are set at the discretion of the remuneration committee and will generally consist of a mixture of:

•  service requirements;

•  milestone-based events, linked to the successful execution of GW’s strategic plan, likely to include items such as positive trial results, or regulatory approvals; and

•  market-based measures such as absolute or relative share price performance

Major shareholders may be consulted as part of the process of setting performance conditions

Notes to the Policy Table

Clawback of incentives: The clawback policy provides that certain incentive compensation is recoverable from a Director if the Company is required to restate financial statements due to the misconduct of that particular Director, and that misconduct has significantly contributed to the need for the restatement. Generally, eligible incentive grants shall include cash short-term incentive awards and equity-based long-term incentive awards that have been awarded and/or vested based upon achievement of specific financial or operational goals which were deemed to have been achieved but which, following restatement, are considered to no longer have been achieved. To be effective, intention to claw back awards which have already vested and been exercised must be notified to the Director within 24 months of the award having vested. The Committee may effect a clawback either through a cash or equity repayment by the individual, or via an adjustment to an outstanding award that is yet to vest or that has vested but is not yet exercised.

Equity retention policy: To encourage executives to retain a meaningful amount of equity in the Company, a retention policy is in effect for Directors and Executive Officers. The purpose of this policy is to encourage ownership of the Company’s shares, promote alignment of the long-term interests of the Directors and Executive Officers with those of our shareholders, and promote our commitment to sound corporate governance. The policy is applicable to our Directors and Executive Officers, and certain other members of our leadership team, as nominated by our Chief Executive Officer. Under the policy, covered Directors and officers must retain an agreed proportion of each new equity grant issued to them after 1 January 2015, subject to the payment of any applicable taxes, for a period of five years from vesting until an overall level of share ownership is achieved. The target level of ownership equates to four times basic salary for the Chief Executive Officer and two times basic salary for the other Directors and Officers. The target deadline for achieving the ownership requirement is intended to be five years from implementation of the policy. Existing shareholdings or direct purchases of equity by executives shall contribute towards attainment of the targeted shareholding cap. The committee retains the power to consider an individual ineligible for future equity incentive grants if the required target has not been achieved in a timely manner, subject to the consideration of individual circumstances.

General discretions relating to the operation of incentive plans: The committee will operate all incentive plans in accordance with Plan Rules and will retain full discretion over a number of areas relating to the operation and administration of these plans. This includes, but is not limited to, determining eligibility, setting performance conditions, determining the extent to which performance conditions are achieved, leaver terms and the vehicle of delivery.

Summary Remuneration Policy—Non-Executive Directors

Element of remuneration	Purpose and link to strategy	Operation	Maximum	Performance targets
Non-executive fees	Reflects time commitments and responsibilities of each role Reflects fees paid by similarly sized companies

The remuneration of the non-executive Directors will be determined by the Board as a whole by reference to market practice and market data, on which the committee receives independent advice, and reflects the individual’s experience, scope of the role, time commitment and changes to the job responsibilities

Fees typically consist of a basic fee for non-executive Director responsibilities plus incremental fees for additional roles/responsibilities such as chairmanship of Board sub-committees, senior non-executive Director and US representative Director roles

Fees can be paid in the form of cash or shares to be held until the individual retires from the Board. Any element of fees paid in the form of shares will not be subject to performance conditions

The non-executive Directors do not receive any pension from the Company, nor do they participate in any performance-related incentive plans

			The value of individuals’ aggregate fees will not exceed the 75th percentile of peer group comparator data	Not applicable

All-Employee Comparison

The following differences exist between the Company’s policy for the remuneration of Directors and Executive Officers as set out above and its approach to the payment of employees generally:

•	Benefits offered to other employees are consistent with those offered to the Directors and Executive Officers.

•

All US-based employees are entitled to a contribution from the Company towards a 401(k) scheme. This is generally at the same level as contributions paid to the personal pension/401(k) schemes of the US-based Executive Director. UK-based employees are entitled to a personal pension scheme contribution equating to 6.67% of basic salary. UK-based directors do not currently receive an employer’s pension contribution.

•

All employees are able to participate in the LTIP schemes although the size of LTIP awards tends to increase with seniority as there is a greater emphasis on performance-related pay for senior members of staff.

•	A lower level of maximum annual bonus/short-term incentive opportunity typically applies to other employees.

Approach to Recruitment Remuneration

The remuneration package for a new Director or Executive Officer, to include basic salary, benefits, pension, annual bonus/short-term incentive and long-term incentive awards, will be set in accordance with the terms of the Company’s prevailing approved Remuneration Policy at the time of appointment. The Committee will consider the role, responsibility and experience of the candidate and will seek independent advice and market data to help derive an appropriate level of remuneration in order to secure the right candidate with the required skills and experience for the role.

To facilitate recruitment, the Committee may offer additional cash and/or share-based remuneration to take account of, and compensate for, remuneration that the Director or Executive Officer is required to relinquish when leaving a former employer, or to ensure that a fully market-competitive package is offered to the candidate. Any such offer would take into account the nature, time horizon and performance conditions attached to any waived remuneration.

For an internal Director and Executive Officer appointment, any variable pay element awarded in respect of the prior role will be allowed to pay out according to its terms. In addition, any other contractual remuneration obligations existing prior to appointment may continue.

For external and internal appointments, the committee may agree that the Group will provide reasonable relocation support. In all cases, the committee will ensure that decisions made are in the best interests of the Group.

The remuneration for any non-executive appointments will be set in accordance with the prevailing Remuneration Policy. Typically, the first grant of equity-based incentive awards made after appointment of a new non-executive to the Board will be increased by 50%. No additional cash payments will usually be made.

Service Contracts

It is Group policy that Executive Directors should have contracts with an indefinite term providing for a maximum of 12 months’ notice. New appointees to the Board are typically given a six-month notice period which can then be increased to 12 months’ notice, at the discretion of the remuneration committee, once the new appointee is considered to be established within their role.

Executive Directors’ service contracts, which include details of remuneration, have been filed with the US Securities and Exchange Commission and so are publicly available.

Details of Directors’ service contracts are as follows:

Director	Date of contract	Notice period
Executive
Dr Geoffrey W Guy	March 2013	12 months
Justin Gover	February 2013	12 months

Non-executive
James Noble	February 2016	3 months
Thomas Lynch	February 2013	3 months
Cabot Brown	January 2016	3 months
Catherine Mackey	December 2017	3 months
Alicia Secor	December 2017	3 months
William Waldegrave	December 2017	3 months

The non-executive Directors have service agreements which are subject to a three- month notice period. Their remuneration is reviewed by the Board annually. In accordance with the Company’s Articles of Association, non-executive Directors are included in the requirement that one-third of Directors are subject to retirement by rotation at each AGM. James Noble and Thomas Lynch will be retiring by rotation at the next AGM and, being eligible, they will seek re-election.

Illustrations of the Application of the Remuneration Policy – Performance and Remuneration Scenarios

The following table and graphical illustrations provide an illustration of the potential remuneration for the year ended 31 December 2019 for each of the Directors, computed in accordance with the Remuneration Policy outlined above for each of three performance scenarios, as follows:

The following table and graphs provide an illustration of the potential remuneration. In interpreting these scenarios it is very important to note that it is likely that a significant proportion of future long-term equity incentive grants to the Executive Directors are likely to consist partly of share options which will only have value to the Executive Directors if they are successful in generating share price growth during the vesting period. The Remuneration Committee believes that this approach will align the interests of Executive Directors with those of our shareholders. The face value of equity incentive awards shown in the graphical illustrations below is not therefore indicative of the amount that the Directors will earn from these awards in future, as it is principally the future growth in value of these awards that will generate a financial return for each Director:

Minimum — fixed elements of remuneration

This scenario assumes that the current basic salary for each Director is as per the Remuneration Committee determination in February 2019.

The value of benefits receivable for the year ended 31 December 2019 assumed to be equal to the value of benefits received in the year ended 31 December 2018 as set out in the single total figure of remuneration table on page A-4.

The pension or 401k contribution receivable by each Director for the year ended 31 December 2018 is assumed to be in line with the current level of contributions.

No short-term incentive payment is assumed for any Director. No vesting of long-term equity-based incentives is assumed.

Performance in line with expectations

This scenario is illustrative only and is not expected to be predictive of 2019 remuneration for either of the Executive Directors.

Fixed elements of remuneration, as set out above, plus:

On-target level of short-term incentive payment, for the Chief Executive Officer, is taken to be 60% of basic salary, being the on-target amount for 2019.

The Chairman is no longer entitled to an annual bonus.

This scenario assumes the grant of equity-based incentives with a Black-Scholes valuation at grant equivalent to 600% of basic salary to the CEO and 400% for the Chairman. It is then assumed that 50% of these awards will vest. We are required to illustrate the face value of these awards, i.e. where awards consist of market priced option awards, the face value is derived by multiplying the number of options granted by the exercise price. For the purposes of the illustrations below, we have assumed that the face value of options will equate to 160% of the Black-Scholes value. This has been derived by reference to the most recent equity incentive award to the Directors in 2018.

No account is taken of share price growth over the vesting period.

Maximum remuneration receivable

This scenario is illustrative only and is not expected to be predictive of 2019 remuneration for either of the Executive Directors.

Fixed elements of remuneration, as set out above, plus:

On-target level of short-term incentive payment, for the Chief Executive Officer, is taken to be 150% of basic salary, being the maximum percentage that can be awarded by the Remuneration Committee.

This scenario assumes the grant to the Chief Executive Officer, of the maximum possible number of equity-based incentives per the above policy, being awards with a Black-Scholes valuation at grant equivalent to 600% of basic salary under the current Remuneration Policy. For the Chairman this equivalent is set at 600% of basic salary.

We are required to illustrate the face value of these awards, i.e. where awards consist of market priced option awards, the face value is derived by multiplying the number of options granted by the exercise price. For the purposes of the illustrations below, we have assumed that the face value of options will equate to 160% of the Black-Scholes value. This has been derived by reference to the most recent equity incentive award to the Directors in 2018. For illustrative purposes, it is then assumed that 100% of these awards will vest.

No account is taken of share price growth over the vesting period.

Operation of the equity retention policy, outlined above, will also mean that Executive Directors may only be able to realise a proportion of the illustrated incentive gains in 2019 as they are likely to be required to retain equity shares acquired under such schemes for an extended period.

Chief Executive Officer 000s

Chairman 000s

Policy for Payments for Loss of Office

The Committee’s approach to payments in the event of termination is to take account of the individual circumstances including the reason for termination, individual performance, contractual obligations and the terms of the LTIPs in which the Director participates. On notice from the Company, the Company will normally continue to pay salary, pension and other benefits during the balance of the notice period while the individual remains an employee. Although the Director employment contracts do not provide for payment in lieu of notice, the remuneration committee may offer payment in lieu of notice if they consider that it is in the best interests of the Company, subject to such payment not exceeding the contractual notice entitlement. The committee may also approve other limited payments in connection with a departure, which may include legal fees connected to the departure, untaken holiday/accrued vacation, out-placement and repatriation.

There is no automatic contractual entitlement to bonus on termination although this may be considered.

Unvested LTIP awards normally lapse although the committee retains the power to determine, in accordance with the good leaver provisions of the LTIP scheme rules, what proportion of unvested awards will be retained and what proportion will lapse. In determining this, the committee will give consideration to the reason for leaving, the extent of achievement of performance conditions at the date of leaving and may decide to time pro-rate awards.

Statement of Consideration of Employment Conditions Elsewhere in the Company

During the annual review of remuneration, the committee considers the remuneration and terms and conditions for the broader employee population when determining the extent of basic salary increases for the Directors. Employees have not been consulted in respect of the design of the Company’s senior executive remuneration policy to date although the committee will keep this under review.

Statement of Shareholder Views

The remuneration committee considers shareholder feedback received in relation to the AGM each year at a meeting immediately following the AGM. This feedback, plus any additional feedback received from shareholders in respect of remuneration matters during the financial year, is then considered as part of the Company’s annual review of remuneration policy.

Approval

This report was approved by the Board of Directors and signed on its behalf by:

Adam George

Company Secretary

28 March 2019

Form of Proxy

GW PHARMACEUTICALS PLC

(the “Company”)

ANNUAL GENERAL MEETING

FORM OF PROXY

I/We (see Note (1) _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _  _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ )  Block

  _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _  _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _  _ _ _ _ _ _ _ _ _ _ _ _ _ _ )  capitals of _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _  _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _  _ _ _ _ _ _ _ _ _ _ _ _ _ )  please being (a) Member(s) of the Company, hereby appoint the Chairman of the Meeting/ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

(see Note (2)) as my/our proxy to attend, speak and vote for me/us on my/our behalf in relation to  _ _ _ _ _ _ _ _ _ _ _ _

Ordinary Shares or 0.1p in the capital of the Company held by me/us (for the appointment of more than one proxy see Note (13)) at the Annual General Meeting of the Company to be held at Chandos House, 2 Queen Anne Street, London W1G 9LQ on 13 June 2019 at 10.00 am and at any adjournment thereof.

In respect of the following Resolutions my/our proxy is instructed to vote as shown by “X” below (see note (4)).

RESOLUTIONS				VOTE
Ordinary Resolution		FOR	AGAINST	WITHHELD	DISCRETIONARY

1.	To re-elect James Noble as a Director	☐	☐	☐	☐

2.	To re-elect Thomas Lynch as a Director	☐	☐	☐	☐

3.	To approve the Directors’ Remuneration Report	☐	☐	☐	☐

4.	To approve the compensation of the Company’s named executive officers	☐	☐	☐	☐

5.	To approve the Directors’ Remuneration Policy	☐	☐	☐	☐

6.	To determine the frequency for approval of the compensation of the Company’s named executive officers (please see the voting instructions below)

7.	To ratify the appointment of Deloitte and Touche LLP as the Company’s US public accounting firm	☐	☐	☐	☐

8.	To re-appoint Deloitte LLP as the UK Auditor	☐	☐	☐	☐

9.	To authorise the Directors to determine the Auditors’ remuneration	☐	☐	☐	☐

10.	To receive, consider and adopt the Directors’ and Auditors’ Reports and Statement of Accounts for the 15-month period ended 31 December 2018 and note that the Directors do not recommend the payment of a dividend	☐	☐	☐	☐

11.	To authorise the Directors to allot shares pursuant to Section 551 of the Companies Act 2006 (the “2006 Act”) such authority to be valid up to 13 June 2020	☐	☐	☐	☐

Special Business

12.	Subject to the passing of Resolution 11. to authorise the Directors to allot equity securities, under Section 570 of the 2006 Act as it Section 561(1) of the 2006 Act did not apply to such allotment	☐	☐	☐	☐

Please tick this box if this is one of multiple proxy votes (see note (3))		☐

In relation to resolution 6. Please tick relevant box below

Annually ☐	Every two years	☐	Every three years	☐	vote withheld	☐	Discretionary	☐

DATED _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ 2019

Signature or common seal:  _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _  _ _ _ _ _ _ _ _ _ _ _ (See Notes (5) and (6))

Notes

(1)

Any member entitled to attend, speak and vote at the meeting may appoint one or more proxies to attend, speak and vote on his/her behalf. A proxy need not be a member of the Company but must attend the meeting.

(2)

To appoint as your proxy a person other than the Chairman of the meeting, insert their full name on the dotted line. If you sign and return this proxy form with no name inserted on the dotted line, the Chairman of the meeting will be deemed to be your proxy. Where you appoint as your proxy someone other than the Chairman, you are responsible for ensuring that they attend the meeting and are aware of your voting instructions.

(3)

You may appoint more than one proxy if each proxy is appointed to exercise the rights attached to different shares held by you. To appoint more than one proxy, additional forms may be obtained from the Company’s registrar, Link Asset Services, PXS1, 34 Beckenham Road, Beckenham, Kent BR3 4ZF or you may copy this form. If necessary please indicate the number of Ordinary Shares in relation to which your proxy is authorised to act. If you leave the number of Ordinary Shares blank, you will be deemed to have appointed your proxy in relation to all Ordinary Shares held by you. Please indicate by ticking the box provided, if the proxy appointment is one of multiple appointments being made by you. All forms must be signed and should be returned together.

(4)

Please indicate with an “X” in the space provided how you wish your votes to be cast in respect of the resolutions to be proposed. If you want your proxy to vote in a certain way on the resolutions specified, please place an “X” in the appropriate box. If you select “Discretionary” or fail to select any of the given options your proxy can vote as he/she chooses or can decide not to vote at all. The proxy can also do this on any other resolution that is put to the meeting. The “Vote Withheld” option is to enable you to abstain on any particular resolution. However, it should be noted that a “Vote Withheld” is not a vote in law and will not be counted in the calculation of the proportion of the votes “For” and “Against” a resolution or, in the case of Resolution 6, in the calculation of the proportion of the votes in favour of the “Annually”, “Every two years” or “Every three years” options.

(5)

In the case of a corporation, the form of proxy must be executed under its common seal or signed on its behalf by a duly authorised attorney or duly authorised officer of the corporation. A corporation which is a member can appoint one or more corporate representatives who may exercise on its behalf all of its powers as a member provided that they do not do so in relation to the same shares.

(6)

In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of any other joint holders. For these purposes, seniority shall be determined by the order in which the names stand in the Company’s relevant register of members for certificated or uncertificated shares of the Company (as the case may be) in respect of the joint holding.

(7)

Only those members registered in the register of members of the Company as at 6:30 p.m. London time (1:30 p.m. New York City time) on 11 June 2019 or, in the event that the meeting is adjourned, in such register not later than 48 hours before the time of the adjourned meeting, shall be entitled to attend, or vote (whether in person or by proxy) at the meeting in respect of the number of shares registered in their names at the relevant time.

(8)

The completion and return of a form of proxy will not preclude a member from attending in person at the meeting and voting should he/she wish to do so, but if a member appoints a proxy and attends the meeting in person, the proxy appointment will automatically be terminated.

(9)

To be valid, this form of proxy (including any power of attorney or other authority (if any) under which it is signed or a notarially certified copy of such power or authority) must be duly completed, signed and received by the Company’s registrar, Link Asset Services, PXS1, 34 Beckenham Road, Beckenham, Kent BR3 4ZF not less than 48 hours (not including non-business days) before the time appointed for holding the meeting or any adjourned meeting or, in the case of a poll taken subsequently to the date of the Annual General Meeting, not less than 24 hours before the time appointed for the taking of the poll.

(10)

The appointment under this form of proxy may be terminated by the member prior to the commencement of the meeting (or any adjournment of the meeting). To be valid, the notice of termination of the authority of the person appointed to act as proxy must be deposited at the offices of the Company’s registrar, Link Asset Services, PXS1, 34 Beckenham Road, Beckenham, Kent BR3 4ZF not less than 48 hours (not including non-business days) before the time fixed for the holding of the Annual General Meeting or any adjournment thereof (as the case may be).

(11)

Shares held in uncertificated form (i.e. in CREST) may be voted through the CREST Proxy Voting Service in accordance with the procedures set out in the CREST manual (CREST ID Code (RA10)), further details of which are included in the Notice of Annual General Meeting of the Company to be held on 13 June 2019.

Voting by proxy prior to the meeting does not affect your right to attend the meeting and vote in person, should you so wish. You are advised to submit your proxy vote electronically via www.signalshares.com as soon as possible, but in any event no later than 10:00 am on 11 June 2019.